Exhibit 4.26
                       SRI RECEIVABLES PURCHASE CO., INC.

                                   Transferor

                            SPECIALTY RETAILERS, INC.

                                    Servicer

                                       and

                            BANKERS TRUST (DELAWARE)

                                     Trustee

                         on behalf of Certificateholders

                       of the SRI Receivables Master Trust

           ----------------------------------------------------------

              AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

                           Dated as of August 11, 1995

                                TABLE OF CONTENTS

                                                                          PAGE

ARTICLE I     DEFINITIONS.................................................   1

       Section 1.1   Definitions..........................................   1

       Section 1.2   Other Definitional Provisions........................  22

ARTICLE II    CONVEYANCE OF RECEIVABLES;
       ISSUANCE OF CERTIFICATES...........................................  24

       Section 2.1   Conveyance of Receivables............................  24

       Section 2.2   Acceptance by Trustee................................  27

       Section 2.3   Representations and Warranties of the Transferor.....  27

       Section 2.4   Representations and Warranties of the Transferor
              Relating to this Agreement and the Receivables..............  30

       Section 2.5   Covenants of the Transferor..........................  35

       Section 2.6   Addition of Accounts.................................  38

       Section 2.7   Removal of Accounts..................................  42

       Section 2.8   Discount Option......................................  44

ARTICLE III   ADMINISTRATION AND SERVICING
       OF RECEIVABLES.....................................................  45

       Section 3.1   Acceptance of Appointment and Other Matters
              Relating to the Servicer....................................  45

       Section 3.2   Servicing Compensation...............................  46

       Section 3.3   Representations and Warranties of the Servicer.......  47

       Section 3.4   Reports and Records for the Trustee..................  49

       Section 3.5   Quarterly Servicer's Certificate.....................  51

       Section 3.6   Annual Independent Accountants' Servicing Report.....  51

       Section 3.7   Tax Treatment........................................  52

       Section 3.8   Adjustments..........................................  52

       Section 3.9   Notices to SRI.......................................  53

ARTICLE IV    RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION
       AND APPLICATION OF COLLECTIONS.....................................  54

       Section 4.1   Rights of Certificateholders.........................  54

       Section 4.2   Establishment of Accounts............................  54

       Section 4.3   Collections and Allocations..........................  56

ARTICLE V     [ARTICLE V IS RESERVED AND SHALL BE SPECIFIED IN ANY
       SUPPLEMENT WITH RESPECT TO ANY SERIES].............................  61

ARTICLE VI    THE CERTIFICATES............................................  62

       Section 6.1   The Certificates.....................................  62

       Section 6.2   Authentication of Certificates.......................  62

       Section 6.3   Registration of Transfer and Exchange of
              Certificates................................................  63

       Section 6.4   Mutilated, Destroyed, Lost or Stolen Certificates....  65

       Section 6.5   Persons Deemed Owners................................  66

       Section 6.6   Appointment of Paying Agent..........................  66

       Section 6.7   Access to List of Certificateholders' Names
              and Addresses...............................................  67

       Section 6.8   Authenticating Agent.................................  67

       Section 6.9   Tender of Exchangeable Transferor Certificate........  69

       Section 6.10  Book-Entry Certificates..............................  71

       Section 6.11  Notices to Clearing Agency...........................  72

       Section 6.12  Definitive Certificates..............................  72

       Section 6.13  Global Certificate; Euro-Certificate Exchange
              Date........................................................  73

ARTICLE VII    OTHER MATTERS RELATING TO
       THE TRANSFEROR.....................................................  74

       Section 7.1   Liability of the Transferor..........................  74

       Section 7.2   Merger or Consolidation of, or Assumption of
               the Obligations of, the Transferor.........................  74

       Section 7.3   Limitation on Liability..............................  75

       Section 7.4   Liabilities..........................................  75

       Section 7.5   Transferor's Records.................................  76

ARTICLE VIII  OTHER MATTERS RELATING TO
       THE SERVICER.......................................................  77

       Section 8.1   Liability of the Servicer............................  77

       Section 8.2   Merger or Consolidation of, or Assumption of
              the Obligations of, the Servicer............................  77

       Section 8.3   Limitation on Liability of the Servicer and
              Others......................................................  78

       Section 8.4   Servicer Indemnification of the Transferor, the
              Trust and the Trustee.......................................  78

       Section 8.5   The Servicer Not to Resign...........................  79

       Section 8.6   Access to Certain Documentation and Information
              Regarding the Receivables...................................  79

       Section 8.7   Delegation of Duties.................................  80

       Section 8.8   Maintenance of Property; Insurance...................  80

ARTICLE IX    PAY OUT EVENTS..............................................  82

       Section 9.1   Pay Out Events.......................................  82

       Section 9.2   Additional Rights Upon the Occurrence of
              Certain Events..............................................  82

ARTICLE X     SERVICER DEFAULTS...........................................  85

       Section 10.1  Servicer Defaults....................................  85

       Section 10.2  Trustee to Act; Appointment of Successor.............  87

       Section 10.3  Notification to Certificateholders...................  89

       Section 10.4  Waiver of Past Defaults..............................  89

ARTICLE XI    THE TRUSTEE.................................................  90

       Section 11.1  Duties of Trustee....................................  90

       Section 11.2  Certain Matters Affecting the Trustee................  92

       Section 11.3  Trustee Not Liable for Recitals in Certificates......  93

       Section 11.4  Trustee May Own Certificates.........................  93

       Section 11.5  The Servicer to Pay Trustee's Fees and Expenses......  94

       Section 11.6  Eligibility Requirements for Trustee.................  94

       Section 11.7  Resignation or Removal of Trustee....................  94

       Section 11.8  Successor Trustee....................................  95

       Section 11.10 Appointment of Co-Trustee or Separate Trustee........  96

       Section 11.11 Tax Returns..........................................  97

       Section 11.12 Trustee May Enforce Claims Without Possession
              of Certificates.............................................  98

       Section 11.13 Suits for Enforcement................................  98

       Section 11.14 Rights of Certificateholders to Direct Trustee.......  98

       Section 11.15 Representations and Warranties of Trustee............  98

       Section 11.16 Maintenance of Office or Agency......................  99

ARTICLE XII   TERMINATION................................................. 100

       Section 12.1  Termination of Trust................................. 100

       Section 12.2  Optional Termination................................. 101

       Section 12.3  Final Payment with Respect to any Series............. 102

       Section 12.4  Termination Rights of Holder of Exchangeable
              Transferor Certificate...................................... 103

ARTICLE XIII  MISCELLANEOUS PROVISIONS.................................... 104

       Section 13.1  Amendment............................................ 104

       Section 13.2  Protection of Right, Title and Interest to Trust..... 106

       Section 13.3  Limitation on Rights of Certificateholders........... 106

       Section 13.4  Governing Law........................................ 107

       Section 13.5  Notices.............................................. 107

       Section 13.6  Severability of Provisions........................... 108

       Section 13.7  Assignment........................................... 108

       Section 13.8  Certificates Non-Assessable and Fully Paid........... 108

       Section 13.9  Further Assurances................................... 108

       Section 13.10 No Waiver; Cumulative Remedies....................... 109

       Section 13.11 Counterparts......................................... 109

       Section 13.12 Third-Party Beneficiaries............................ 109

       Section 13.13 Actions by Certificateholders........................ 109

       Section 13.14 Rule 144A Information................................ 110

       Section 13.15 Merger and Integration............................... 110

       Section 13.16 Headings............................................. 110

EXHIBIT A     FORM OF EXCHANGEABLE TRANSFEROR CERTIFICATE................. A-1

EXHIBIT B     FORM OF ASSIGNMENT OF RECEIVABLES IN SUPPLEMENTAL
       ACCOUNTS........................................................... B-1

EXHIBIT C     FORM OF DAILY REPORT........................................ C-1

EXHIBIT D     FORM OF SETTLEMENT STATEMENT................................ D-1

EXHIBIT E     FORM OF QUARTERLY SERVICER'S CERTIFICATE.................... E-1

EXHIBIT F     FORM OF OPINION OF COUNSEL REGARDING SUPPLEMENTAL
       ACCOUNTS........................................................... F-1

EXHIBIT G     FORM OF ANNUAL OPINION OF COUNSEL........................... G-1

EXHIBIT H     FORM OF REASSIGNMENT OF RECEIVABLES......................... H-1

EXHIBIT I     FORM OF RECONVEYANCE OF RECEIVABLES......................... I-1

EXHIBIT J     FORM OF AGREED-UPON PROCEDURES.............................. J-1

               This AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of August 11, 1995 ("THIS AGREEMENT") is by and among SRI RECEIVABLES PURCHASE CO., INC., a corporation organized and existing under the laws of the State of Delaware, as Transferor (the "TRANSFEROR"), SPECIALTY RETAILERS, INC., a corporation organized and existing under the laws of the State of Delaware, as Servicer (the "SERVICER"), and BANKERS TRUST (DELAWARE), a banking corporation organized and existing under the laws of the State of Delaware, as Trustee (the "TRUSTEE").

               WHEREAS, this Agreement was originally executed and delivered as of July 30, 1993;

               WHEREAS, this Agreement was amended by the First Amendment to Pooling and Servicing Agreement dated October 7, 1994, and the Second Amendment to Pooling and Servicing Agreement dated January 31, 1995, and is being amended and restated pursuant to Section 13.1(a) hereof on the date hereof.

               In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and the Certificateholders:

                                    ARTICLE I

                                   DEFINITIONS

               Section 1.1 DEFINITIONS. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

               "ACCOUNT INFORMATION" shall have the meaning specified in subsection 2.2(b).

               "ACCOUNT" shall mean (a) each credit card account established pursuant to a Charge Account Agreement between an Originator and any Person, the Receivables from which are designated for sale by an Originator to the Transferor, which is identified by (i) an account number, (ii) the amount of Receivables outstanding in such Account as of its Cut-Off Date and (iii) the amount of Principal Receivables in such Account as of its Cut-Off Date, in each case in the computer file or microfiche list delivered to the Trustee or the bailee of the Trustee by the Transferor pursuant to this Agreement, (b) each Automatic Additional Account, and (c) each Supplemental Account identified in each file or list delivered to the Trustee or the bailee of the Trustee by the Transferor pursuant to subsection 2.6(e) of this Agreement. The Definition of Account shall include each Transferred Account but shall not include any Purged Accounts. The term "Account" shall be deemed to refer to a Supplemental Account only from and after the Addition Date with respect thereto, and the term "Account" shall be deemed to refer to any Removed Account only prior to the Removal Date with respect thereto.

               "ACCOUNT PROPERTY" shall have the meaning specified in subsection 2.1(iv).

               "ACTIVE ACCOUNTS" shall mean, as of any Business Day, any Account in which there has been either purchase or merchandise return activity within the preceding 12 Monthly Periods.

               "ADDITION CUT-OFF DATE" shall mean each date as of which Supplemental Accounts shall be selected and specified to be included as Accounts pursuant to subsection 2.6(c) or (d).

               "ADDITION DATE" shall mean each date as of which Receivables under Supplemental Accounts are included in the Trust as Accounts pursuant to subsection 2.6(c) or (d).

               "ADDITIONAL ORIGINATOR AGREEMENT" has the meaning it is given in the Receivables Purchase Agreement.

               "ADJUSTMENT PAYMENT" shall have the meaning specified in subsection 3.8(a).

               "AFFILIATE" means, with respect to a particular Person,(a) any Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person, or (b) any Person who is a director or officer or general partner (i) of such Person, (ii) of any subsidiary of such Person, or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect,
(i) to vote 5% or more of the securities having ordinary voting power to elect the directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

               "AGGREGATE INVESTED AMOUNT" shall mean, as of any date of determination, the sum of the Invested Amounts of all Series of Certificates issued and outstanding on such date of determination.

               "AGGREGATE INVESTOR PERCENTAGE" with respect to Principal Collections, Finance Charge Collections and Receivables in Defaulted Accounts, as the case may be, shall mean, as of any date of determination, the sum of such Investor Percentages of all Series of Certificates issued and outstanding on such date of determination; PROVIDED, HOWEVER, that the Aggregate Investor Percentage shall not exceed 100%.

               "AGGREGATE PRINCIPAL RECEIVABLES" shall mean, for any day, the aggregate amount of Principal Receivables at the end of such day.

               "AGREEMENT" shall mean this Pooling and Servicing Agreement and all amendments hereof and supplements hereto, including any Supplement.

               "AMORTIZATION PERIOD" shall mean, with respect to any Series, the period following the related Revolving Period for such Series, which shall be the Amortization Period, the Early Amortization Period, or other amortization or accumulation period, in each case as defined with respect to such Series in the related Supplement.

               "AMORTIZATION PERIOD COMMENCEMENT DATE" shall mean with respect to any Series, the date on which the Amortization Period with respect thereto commences.

               "APPLICANTS" shall have the meaning specified in Section 6.7.

               "APPOINTMENT DAY" shall have the meaning specified in subsection 9.2(a).

               "ASSIGNED PROPERTY" shall have the meaning specified in subsection 2.1(iii).

               "ASSIGNMENT" shall have the meaning specified in subsection 2.6(e)(ii).

               "AUTHORIZED NEWSPAPER" shall mean a newspaper of general circulation in the Borough of Manhattan, The City of New York printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

               "AUTOMATIC ADDITIONAL ACCOUNT" shall mean

               (a) a consumer revolving credit card account (or any successor credit card account designation used by the Transferor) coming into existence after the applicable Cut-Off Date:

                      (i) which is originated by an Originator during the normal operation of such Originator's credit card business and is not acquired by the Transferor or such Originator from another credit card issuer;

                      (ii) which was in existence and owned by such Originator and the Receivables of which had been transferred to the Transferor pursuant to the Receivables Purchase Agreement on the date on which Receivables generated in such account are to be added to the Trust and is in existence at the close of business on the date of its designation for inclusion in the Trust;

                      (iii) which is payable in Dollars;

                      (iv) the Receivables in which have not been charged off prior to the date of their designation for inclusion in the Trust; and

                      (v) the Originator of which is an Originator on the date hereof or has been designated as an "Originator" by the Transferor after compliance with the requirements of clause (b); and

               (b) any other consumer revolving credit card account, Receivables from which each Rating Agency permits to be added automatically to the Trust; PROVIDED that the Transferor (x) shall have received written confirmation from each Rating Agency that the inclusion of such accounts as Automatic Additional Accounts pursuant to this paragraph (b) will not result in the reduction or withdrawal of its then existing rating of any Class of Investor Certificates then issued and outstanding and (y) shall have delivered such notice to the Trustee.

               "BEARER CERTIFICATES" shall have the meaning specified in Section 6.1.

               "BEARER RULES" shall mean the provisions of the Internal Revenue Code, in effect from time to time, governing the treatment of bearer obligations, including sections 163(f), 871, 881, 1441, 1442 and 4701, and any regulations thereunder including, to the extent applicable to any Series, proposed or temporary regulations of the Internal Revenue Service.

               "BILLED FINANCE CHARGES" shall mean with respect to any Monthly Period the amount of finance charges, late fees and other fees and charges billed to Obligors on the Receivables.

               "BOOK-ENTRY CERTIFICATES" shall mean certificates evidencing a beneficial interest in the Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in
Section 6.10; PROVIDED, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer authorized and Definitive Certificates are to be issued to the Certificate Owners, such certificates shall no longer be "Book-Entry Certificates."

               "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York (or, with respect to any Series, any additional city specified in the related Supplement) are authorized or obligated by law or executive order to be closed, and such other days in each year designated by the Servicer in writing to the Trustee by the first day of December in the preceding year; PROVIDED, HOWEVER, that the Servicer shall not designate more than eight days in each year (excluding Saturdays and Sundays) as non-Business Days of which no more than four (inclusive of Saturdays and Sundays) shall be consecutive.

               "CASH EQUIVALENTS" shall mean, unless otherwise provided in the Supplement with respect to any Series, (a) negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations of or fully guaranteed by the United States of America; (ii) time deposits, promissory notes, or certificates of deposit of any depositary institution or trust company; PROVIDED, HOWEVER, that at the time of the Trust's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of such depositary institution or trust company shall have a credit rating from Standard & Poor's of A-1+; (iii) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1+; (iv) bankers acceptances issued by any depositary institution or trust company described in clause (a)(ii) above; and (v) investments in money market funds rated AAA-m or AAA-mg by Standard & Poor's or otherwise approved in writing by the Rating Agency (PROVIDED that each such fund has offering materials which explicitly state that such fund will not invest in derivative instruments); (b) time deposits and demand deposits in the name of the Trust or the Trustee in any depositary institution or trust company referred to in clause(a)(ii) above; (c) securities not represented by an instrument that are registered in the name of the Trustee or its nominee (which may not be SRI or an Affiliate) upon books maintained for that purpose by or on behalf of the issuer thereof and identified on books maintained for that purpose by the Trustee as held for the benefit of the Trust or the Certificateholders, and consisting of (x) shares of an open end diversified investment company which is registered under the Investment Company Act which (i) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Permitted Investments, (ii) seeks to maintain a constant net asset value per share, (iii) has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares, (iv) has offering materials which explicitly state that such investment company will not invest in derivative instruments and (v) which the Rating Agency designates in writing will not result in a withdrawal or downgrading of its then current rating of any Series rated by it or (y) Eurodollar time deposits of a depository institution or trust company that are rated A-1+ by Standard & Poor's; PROVIDED HOWEVER, that at the time of the Trust's investment or contractual commitment to invest therein, the Eurodollar deposits of such depositary institution or trust company shall have a credit rating from Standard & Poor's of A-1+; and (d) any other investment if the Rating Agency confirms in writing that such investment will not adversely affect its then current rating of the Investor Certificates.

               "CEDEL" shall mean Cedel S.A.

               "CERTIFICATE" shall mean any one of the Investor Certificates of any Series or the Exchangeable Transferor Certificate.

               "CERTIFICATEHOLDER" or "HOLDER" shall mean the Person in whose name a Certificate is registered in the Certificate Register and, if applicable, the holder of any Bearer Certificate or Coupon, as the case may be.

               "CERTIFICATE INTEREST" shall mean interest payable in respect of the Investor Certificates of any Series pursuant to Article IV of the Supplement for such Series.

               "CERTIFICATE OWNER" shall mean, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

               "CERTIFICATE PRINCIPAL" shall mean principal payable in respect of the Investor Certificates of any Series pursuant to Article IV of this Agreement.

               "CERTIFICATE RATE" shall mean, with respect to any Series of Certificates (or, for any Series with more than one Class, for each Class of such Series), the percentage (or formula on the basis of which such rate shall be determined) stated in the related Supplement; PROVIDED, that unless otherwise provided in a Supplement, such rate shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

               "CERTIFICATE REGISTER" shall mean the register maintained pursuant to Section 6.3, providing for the registration of the Certificates and transfers and exchanges thereof.

               "CHARGE ACCOUNT AGREEMENT" means the agreement pursuant to which a Person is obligated to pay for purchased merchandise or services under a credit plan that permits such Person to purchase merchandise and services on credit, together with any finance charges and other charges related thereto, as such agreement may be amended, modified or supplemented from time to time; PROVIDED that only agreements between such Person and (i) an Originator or (ii) the creditor of an account approved by each Rating Agency as an Automatic Additional Account or Supplemental Account shall be considered a Charge Account Agreement hereunder.

               "CLASS" shall mean, with respect to any Series, any one of the classes of Certificates of that Series as specified in the related Supplement.

               "CLEARING AGENCY" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

               "CLEARING AGENCY PARTICIPANT" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency or Foreign Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency or Foreign Clearing Agency.

               "CLOSING DATE" shall mean, with respect to any Series, the date of issuance of such Series of Certificates, as specified in the related Supplement.

               "COLLECTION ACCOUNT" shall have the meaning specified in subsection 4.2(a).

               "COLLECTIONS" shall mean all payments received by the Servicer in respect of the Receivables, in the form of cash, checks or any other form of payment in accordance with the Charge Account Agreement in effect from time to time on any Receivables.

               "COLLECTIONS IN PROCESS" shall have the meaning specified in subsection 4.3(c)(iii).

               "CORPORATE TRUST OFFICE" shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at 1001 Jefferson Street, Wilmington, Delaware 19801, Attention:
Corporate Trust and Agency Group.

               "COUPON" shall have the meaning specified in Section 6.1.

               "CREDIT AND COLLECTION POLICY" means the credit, collection, customer relations and service policies of the Originators that apply to Eligible Accounts, as such policies currently exist and as such policies may be amended, modified or supplemented from time to time subject to Section 5.2(c) of the Receivables Purchase Agreement.

               "CUT-OFF DATE" shall mean, for Receivables in Accounts owned by each Initial Originator, July 30, 1993, and for Receivables in Accounts owned by each Additional Originator, the date specified as such in the Additional Originator Agreement.

               "DAILY REPORT" shall mean a report in the form specified in subsection 1.2(e) as may be supplemented pursuant to any Supplement.

               "DATE OF PROCESSING" shall mean, with respect to any transaction, the date on which such transaction is first recorded on the Servicer's computer master file of consumer revolving credit card accounts (without regard to the effective date of such recordation).

               "DEFAULT AMOUNT" shall mean, on any Business Day, the aggregate amount of Principal Receivables in Accounts which became Defaulted Accounts on such Business Day; it being understood that such amount shall not exclude any Defaulted Receivables by reason of their repurchase pursuant to Section 2.4(f).

               "DEFAULTED ACCOUNT" shall mean each Account with respect to which, in accordance with the Credit and Collection Policy or the Servicer's customary and usual servicing procedures, the Servicer has charged off the Receivables in such Account as uncollectible; an Account shall become a Defaulted Account on the day on which such Receivables are recorded as charged off as uncollectible on the Servicer's computer master file of consumer credit card revolving accounts. Notwithstanding any other provision hereof, any Receivables in a Defaulted Account that are Ineligible Receivables shall be treated as Ineligible Receivables rather than Receivables in Defaulted Accounts.

               "DEFAULTED RECEIVABLE" means any Receivable in a Defaulted
Account.

               "DEFAULTED RECEIVABLE RECEIPTS" shall have the meaning specified in the definition for "Recoveries."

               "DEFAULTED RECEIVABLE REPURCHASE AMOUNT" shall have the meaning specified in subsection 2.4(f)(ii).

               "DEFEASANCE ACCOUNT" shall have the meaning specified in the applicable Supplement.

               "DEFINITIVE CERTIFICATE" shall have the meaning specified in
Section 6.10.

               "DEPOSITARY" shall have the meaning specified in Section 6.10.

               "DEPOSITARY AGREEMENT" shall mean, with respect to each Series, the agreement among the Transferor, the Trustee and the Clearing Agency, or as otherwise provided in the related Supplement.

               "DETERMINATION DATE" shall mean the second Business Day prior to each Distribution Date.

               "DISCOUNT OPTION RECEIVABLES" shall mean, on and after the date on which the Transferor's exercise of its discount option pursuant to Section
2.8 takes effect, the sum of (a) the aggregate Discount Option Receivables at the end of the prior day (which amount, prior to the date on which the Transferor's exercise of its discount option takes effect and with respect to Receivables generated prior to such date, shall be zero) PLUS (b) any New Discount Option Receivables created on such day MINUS (c) any Discount Option Receivables Collections received on such Date of Processing.

               "DISCOUNT OPTION RECEIVABLES COLLECTIONS" shall mean on any Date of Processing, on and after the date on which the Transferor's exercise of its discount option pursuant to Section 2.8 takes effect, the product of (a) a fraction the numerator of which is the amount of Discount Option Receivables and the denominator of which is the sum of the Principal Receivables and the Discount Option Receivables in each case (for both numerator and denominator) at the end of the prior Monthly Period and (b) Collections of Principal Receivables (without giving effect to the proviso in the definition of Principal Receivables) created on each Date of Processing falling on or after the date on which the Transferor exercises its discount option, received on such Date of Processing.

               "DISCOUNT PERCENTAGE" shall mean the fixed percentage, if any, designated by the Transferor pursuant to Section 2.8.

               "DISTRIBUTION ACCOUNT" shall have the meaning specified in subsection 4.2(c).

               "DISTRIBUTION DATE" shall mean, unless otherwise specified in any Supplement for the related Series, the fifteenth day of each month or, if such fifteenth day is not a Business Day, the next succeeding Business Day.

               "DIVIDEND CONDITION" shall mean that the Transferor, as of any Distribution Date, shall have declared a dividend in respect of its common stock to Palais Royal, Inc., the holder of its common stock, in an amount equal to the Defaulted Receivable Repurchase Amount for such Distribution Date.

               "DOLLARS", "$" or "U.S. $" shall mean United States dollars.

               "ELIGIBLE ACCOUNT" shall mean, as of the Initial Closing Date (or, with respect to Supplemental Accounts as of each Addition Date and with respect to Automatic Additional

Accounts, as of the date the Receivables arising in such Accounts are designated for inclusion in the Trust), each Account owned by an Originator:

               (a)    which is payable in Dollars;

               (b) which has not been identified by such Originator in its computer files as an account as to which such Originator or the Servicer has any confirmed record of any fraud-related activity by the Obligor;

               (c) which has not been sold or pledged to any other party and which does not have Receivables which have been sold or pledged to any other party;

               (d) which was created in accordance with the Credit and Collection Policy of such Originator at the time of creation of such account or the Receivables of which each Rating Agency permits to be added automatically to the Trust;

               (e) the Receivables in which such Originator has not charged off in its customary and usual manner for charging off Receivables in such Accounts as of the Initial Closing Date (or, with respect to Supplemental Accounts as of the Addition Date and with respect to Automatic Additional Accounts, as of the date the Receivables of such Accounts are first designated for inclusion in the Trust) unless such Account is subsequently reinstated; and

               (f) which is not an Automatic Additional Account which, during the period specified in subsection 2.6(b)(i) or (ii), is in excess of the percentage test specified in subsection 2.6(b)(i) or (ii), respectively.

               "ELIGIBLE RECEIVABLE" shall mean each Receivable that satisfies each of the following criteria:

               (a) it arises under an Eligible Account;

               (b) it constitutes an "account" or a "general intangible" as defined in Article 9 of the UCC as then in effect in each Relevant UCC State;

               (c) it is at the time of its transfer to the Trust the legal, valid and binding obligation of a Person who (i) is living, (ii) is not a minor under the laws of his/her state of residence and (iii) is competent to enter into a contract and incur debt (or, with respect to obligations from Persons who do not qualify under clauses (ii) or (iii), is so guaranteed by a Person who qualifies under clauses (i), (ii) and (iii)); PROVIDED, HOWEVER, that (1) no more than 10% of all Eligible Receivables shall be from Obligors which are (x) non-U.S. Persons or (y) the United States, a state or any instrumentality thereof and (2) no such Receivables shall be obligations of Affiliates (other than directors, officers and employees) of the Transferor; and PROVIDED, FURTHER, that no more than

6% of all Eligible Receivables shall be from Obligors which are non-U.S. Persons, unless the Rating Agency provides its written consent to an increase in such percentage;

               (d) it and the underlying Charge Account Agreement do not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) that could reasonably be expected to have an adverse impact on the amount of Collections thereunder, and the Originator under the underlying Charge Account Agreement is not in violation of any such laws, rules or regulations in any respect material to such Charge Account Agreement;

               (e) all material consents, licenses, or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the creation of such Receivable or the execution, delivery, creation and performance of the underlying Charge Account Agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivables;

               (f) at the time of its transfer to the Trust, the Transferor or the Trust will have good and marketable title free and clear of all Liens and security interests arising under or through the Transferor (other than Permitted Liens);

               (g) it is not, at the time of its transfer to the Trust, a Receivable in a Defaulted Account or a Receivable owing from a bankrupt Obligor; and

               (h) it arises under a Charge Account Agreement that has been duly authorized by the applicable Originator and which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms and is not subject at the time of transfer to the Trust to any dispute, offset, counterclaim or defense whatsoever.

               "ENHANCEMENT" shall mean, with respect to any Series, the cash collateral account, letter of credit, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate caps, interest rate swap, subordination of the rights of one class to another or any other contract, agreement or arrangement for the benefit of the Certificateholders of such Series (or Certificateholders of a Class within such Series) as designated in the applicable Supplement.

               "ENHANCEMENT PROVIDER" shall mean, with respect to any Series, the Person, if any, designated as such in the related Supplement.

               "EQUALIZATION ACCOUNT" shall have the meaning specified in subsection 4.2(d).

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "EUROCLEAR OPERATOR" shall mean Morgan Guaranty Trust Company of New York, Brussels, Belgium office, as operator of the Euroclear System.

               "EXCHANGE" shall mean either of the procedures described in
Section 6.9(b).

               "EXCHANGEABLE TRANSFEROR CERTIFICATE" shall mean the certificate executed by the Transferor and authenticated by the Trustee, substantially in the form of Exhibit A and exchangeable as provided in Section 6.9; PROVIDED, that at any time there shall be only one Exchangeable Transferor Certificate.

               "EXCHANGE DATE" shall have the meaning, with respect to any Series issued pursuant to an Exchange, specified in subsection 6.9(b).

               "EXCHANGE NOTICE" shall have the meaning, with respect to any Series issued pursuant to an Exchange, specified in subsection 6.9(b).

               "EXTENDED TRUST TERMINATION DATE" shall have the meaning specified in subsection 12.1(a).

               "FDIC" shall mean the Federal Deposit Insurance Corporation, or any successor thereto.

               "FINANCE CHARGE COLLECTIONS" shall mean, with respect to any Business Day, Collections received by the Servicer with respect to Finance Charge Receivables on such Business Day.

               "FINANCE CHARGE RECEIVABLES" shall mean all amounts billed from time to time to the Obligors on any Account in respect of (i) Periodic Finance Charges, (ii) over limit fees, (iii) late charges, (iv) returned check fees, (v) annual membership fees and annual service charges, if any, (vi) transaction charges and (vii) all other fees and charges, plus (x) Recoveries, (y) Discount Option Receivables, if any, and (z) investment earnings on amounts on deposit in the Equalization Account, if any.

               "FIXED ALLOCATION PERCENTAGE" shall mean for a Series for any Business Day or Distribution Date, as applicable, the percentage equivalent of a fraction, the numerator of which is the Invested Amount of such Series at the end of the Revolving Period of such Series and the denominator of which is the greater of (a) the total amount of Principal Receivables in the Trust and amounts on deposit in the Equalization Account as of the end of the last day of the Revolving Period and (b) the sum of the numerators used to calculate the allocation percentages with respect to Principal Collections for all Series.

               "FLOATING ALLOCATION PERCENTAGE" shall mean for a Series on any Business Day the sum of the percentage equivalents of fractions, the numerator of each of which is the Invested

Amount (or Adjusted Invested Amount as specified in the applicable Supplement) for each Class of such Series as of the end of the preceding Business Day and the denominator of which is the greater of (a) the sum of the amount of Principal Receivables in the Trust and the amount on deposit in the Equalization Account as of the end of the preceding Business Day and (b) with respect to Principal Collections only, the sum of the numerators for all classes of all Series then outstanding used to calculate the applicable allocation percentage.

               "FOREIGN CLEARING AGENCY" shall mean CEDEL and the Euroclear Operator.

               "GLOBAL CERTIFICATE" shall have the meaning specified in Section 6.13.

               "GOVERNMENTAL AUTHORITY" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "HOLDER" or "CERTIFICATEHOLDER" shall mean the Person in whose name a Certificate is registered in the Certificate Register, and if applicable, the holder of any Bearer Certificate or Coupon, as the case may be.

               "INELIGIBLE RECEIVABLE" shall have the meaning specified in subsection 2.4(d).

               "INITIAL CLOSING DATE" shall mean July 30, 1993.

               "INITIAL INVESTED AMOUNT" shall mean, with respect to any Series of Certificates, the amount stated in the related Supplement.

               "INSOLVENCY EVENT" shall have the meaning specified in subsection 9.2(a).

               "IN-STORE PAYMENTS" shall mean any payment made by an Obligor with respect to a Receivable by delivery of cash, check, money order or any other form of payment to a cashier or other employee of any SRI Store.

               "INTEREST FUNDING ACCOUNT" shall have the meaning specified in subsection 4.2(b).

               "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

               "INVESTED AMOUNT" shall have, with respect to any Series of Certificates, the meaning stated in the related Supplement.

               "INVESTMENT COMPANY ACT" shall mean the Investment Company Act of 1940, as amended from time to time.

               "INVESTOR ACCOUNT" shall mean each of the Interest Funding Account, any Principal Account, the Equalization Account, any Distribution Account and any Series Account.

               "INVESTOR CERTIFICATE" shall mean any one of the certificates (including, without limitation, the Bearer Certificates or the Registered Certificates) executed by the Transferor and authenticated by the Trustee substantially in the form (or forms in the case of a Series with multiple classes) of the investor certificate or variable funding certificate attached to the related Supplement.

               "INVESTOR CERTIFICATEHOLDER" shall mean the Holder of an Investor Certificate.

               "INVESTOR CHARGE OFF" shall have, with respect to each Series, the meaning specified in the applicable Supplement.

               "INVESTOR DEFAULT AMOUNT" shall have, with respect to any Series of Certificates, the meaning stated in the related Supplement.

               "INVESTOR EXCHANGE" shall have the meaning specified in subsection 6.9(b).

               "INVESTOR PERCENTAGE" shall mean, with respect to Principal Collections, Finance Charge Collections and Receivables in Defaulted Accounts, and any Series of Certificates, the Floating Allocation Percentage or the Fixed Allocation Percentage, as applicable.

               "LATE FEES" shall have, with respect to any Account, the meaning specified in the Charge Account Agreement applicable to such Account for late fees or similar charges.

               "LATEST RATING AGENCY APPROVAL DATE" shall mean the most recent date of written confirmation from the Rating Agency that the addition of accounts to such date would not result in a downgrading of the Investor Certificates of such Series.

               "LICENSED NAMES" shall have the meaning specified in Section 2.1.

               "LIEN" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, participation or equity interest, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; PROVIDED, HOWEVER, that any assignment pursuant to Section 7.2 shall not be deemed to constitute a Lien.

               "MINIMUM AGGREGATE PRINCIPAL RECEIVABLES" shall mean, as of any date of determination, an amount equal to the sum of (a) the Initial Invested Amounts for all outstanding

Series on such date except a Series created pursuant to a Variable Funding Supplement at any time or a Paired Series during its Amortization Period, (b) with respect to a Series created pursuant to a Variable Funding Supplement, during the Revolving Period for such Series, the Invested Amount of such Series on such date of determination or, during the Amortization Period for such Series, the Invested Amount of such Series on the last day of the Revolving Period for such Series and (c) with respect to any Paired Series during its Amortization Period, the Invested Amount of such Series as of the preceding Distribution Date (after taking into account any payments or adjustments made on such Distribution Date).

               "MINIMUM RETAINED INTEREST" shall mean the product of (i) the sum of (a) the Aggregate Principal Receivables and (b) the amounts on deposit in the Equalization Account and (ii) the Minimum Retained Percentage.

               "MINIMUM RETAINED PERCENTAGE" shall mean the highest Minimum Retained Percentage specified in any Supplement.

               "MINIMUM TRANSFEROR INTEREST" shall mean, as of any date of determination, the product of (i) the sum of (a) the Aggregate Principal Receivables and (b) the amounts on deposit in the Equalization Account and (ii) the Minimum Transferor Percentage on such date of deter mination; PROVIDED, HOWEVER, that beginning on the fifth Business Day prior to the beginning of each Monthly Period, solely as used in subsections 2.4(d), 3.8(a), 4.3(e) and 4.3(f), the applicable Minimum Transferor Percentage shall be the higher of the Minimum Transferor Percentage for the Current Monthly Period and the Minimum Transferor Percentage for the next succeeding Monthly Period.

               "MINIMUM TRANSFEROR PERCENTAGE" shall mean the highest Minimum Transferor Percentage specified in any Supplement.

               "MONTHLY INVESTOR SERVICING FEE" shall mean the Servicing Fee payable to the Servicer with respect to a Monthly Period.

               "MONTHLY PERIOD" shall mean, unless otherwise defined with respect to a Series in the related Supplement, the period from and including the first day of each fiscal month of the Transferor to and including the last day of such fiscal month.

               "NEW ACCOUNT" shall mean, as of any Business Day, any Account which was originated and became an Active Account within the immediately preceding twelve Monthly Periods.

               "NEW DISCOUNT OPTION RECEIVABLES" shall mean, on any Date of Processing on and after the date on which the Transferor's exercise of its discount option pursuant to Section 2.8 takes effect, the product of the amount of any Principal Receivables created on such Date of Processing

(without giving effect to the proviso in the definition of Principal Receivables) and the Discount Percentage.

               "NOTICE DATE" shall have the meaning specified in subsection 2.6
(e)(i).

               "OBLIGOR" shall mean a Person obligated to make payments with respect to a Receivable arising under an Account pursuant to a Charge Account Agreement.

               "OFFICER'S CERTIFICATE" shall mean a certificate signed by any Vice President or more senior officer of the Transferor or Servicer and delivered to the Trustee.

               "OPINION OF COUNSEL" shall mean a written opinion of counsel, who may be counsel for or an employee of the Person providing the opinion, and who shall be reasonably acceptable to the Trustee.

               "ORIGINATORS" shall mean certain subsidiaries of SRI which are party from time to time to the Receivables Purchase Agreement .

               "OUTSTANDING BALANCE" shall mean, with respect to a Receivable on any day, the aggregate amount owed by the Obligor thereunder as of the close of business on the prior Business Day (net of returns and adjustments).

               "PAIRED SERIES" shall mean each Series which has been paired with a prefunded Series, and such prefunded Series.

               "PAYING AGENT" shall mean any paying agent appointed pursuant to
Section 6.6 and shall initially be Bankers Trust (Delaware).

               "PAY OUT COMMENCEMENT DATE" shall mean, with respect to each Series, the date on which (a) a Trust Pay Out Event is deemed to occur pursuant to Section 9.1 or (b) a Series Pay Out Event is deemed to occur pursuant to the Supplement for such Series.

               "PAY OUT EVENT" shall mean, with respect to each Series, a Trust Pay Out Event or a Series Pay Out Event.

               "PERIODIC FINANCE CHARGES" shall have, with respect to any Account, the meaning specified in the Charge Account Agreement applicable to such Account for finance charges (due to periodic rate) or any similar term.

               "PERMITTED LIEN" shall mean with respect to the Receivables: (i) Liens in favor of the Transferor created pursuant to the Receivables Purchase Agreement assigned to the Trustee pursuant to this Agreement; (ii) Liens in favor of the Trustee pursuant to this Agreement; (iii) the rights to repurchase Defaulted Receivables granted to the Transferor in Section 2.4(f) and to each Originator in Section 2.04(c) of the Receivables Purchase Agreement; and (iv) Liens which secure the payment of taxes, assessments and governmental charges or levies, if such taxes are either (a) not delinquent or (b) being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves in accordance with generally accepted accounting principles shall have been established, but only so long as such proceedings could not subject the Originators, the Transferor, the Servicer or the Certificateholders to any civil or criminal penalty or liability or involve any risk of loss, sale or forfeiture of any property, rights or interests covered by this Agreement.

               "PERSON" shall mean any legal person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

               "POOL FACTOR" shall mean, as of any Record Date, a number carried out to seven decimals representing the ratio of the applicable Invested Amount as of such Record Date (determined after taking into account any reduction in the Invested Amount which will occur on the following Distribution Date) to the applicable Initial Invested Amount unless otherwise specified with respect to a Series in the related Supplement.

               "PRINCIPAL ACCOUNT" shall have the meaning specified in subsection 4.2(b).

               "PRINCIPAL COLLECTIONS" shall mean with respect to any Business Day the Collections received with respect to each Principal Receivable on such Business Day.

               "PRINCIPAL RECEIVABLES" shall mean amounts shown on the Servicer's records as amounts payable by Obligors with respect to Eligible Receivables on any Account other than such amounts that are Finance Charge Receivables or Receivables in Defaulted Accounts and shall include, without limitation, amounts payable for purchases of goods or services; PROVIDED, HOWEVER that if the Transferor shall have exercised its option pursuant to
Section 2.8, Principal Receivables on any date of determination thereafter shall mean Principal Receivables as otherwise determined pursuant to this definition minus the amount of any Discount Option Receivables. A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day.

               "PRINCIPAL SHORTFALLS" shall mean, with respect to any Business Day, the aggregate amount for all outstanding Series which the related Supplements specify as "Principal Shortfalls" for such Business Day.

               "PRINCIPAL TERMS" shall have the meaning, with respect to any Series issued pursuant to an Exchange, specified in subsection 6.9(c).

               "PRIOR YEAR'S DEFAULT RATIO" shall have the meaning specified in subsection 2.4(f)(i).

               "PRO FORMA CONDITION" shall mean the determination by the Servicer that, as of any Distribution Date, the principal amount of Defaulted Receivables to be repurchased pursuant to Section 2.4(f) on the applicable Distribution Date is not greater than the amount by which (i) the aggregate amount of all Collections that would be allocated and distributed to the Transferor hereunder on such Distribution Date after giving pro forma effect to the repurchase of such Defaulted Receivables exceeds (ii) the aggregate amount of all Collections that would be allocated and distributed to the Transferor hereunder on such Distribution Date without giving effect to such repurchase of Defaulted Receivables.

               "PROSPECTIVE PAY OUT EVENT" shall have the meaning specified in subsection 2.3(l).

               "PUBLICATION DATE" shall have the meaning specified in subsection 9.2(a).

               "PURGED ACCOUNT" shall mean an Account that has an Outstanding Balance of zero and has been terminated pursuant to the applicable Credit and Collection Policy due to an extended period of inactivity.

               "QUALIFIED INSTITUTION" shall have the meaning specified in subsection 4.2(a)(ii).

               "RATING AGENCY" shall mean, with respect to each Series, the rating agency or agencies, if any, specified in the related Supplement.

               "REASSIGNMENT" shall have the meaning specified in subsection 2.7(b)(i).

               "REASSIGNMENT DATE" shall have the meaning specified in subsection 2.4(e).

               "RECEIVABLE" shall mean, with respect to any Obligor, any account or general intangible representing the indebtedness of such Obligor under a Charge Account Agreement arising in an Account from a sale of merchandise or services, and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto. Each Receivable includes, without limitation, all rights of the Originator and obligations of the Obligor under the applicable Charge Account Agreement. Each increase in the Outstanding Balance of any Receivable (other than any such increase resulting from the accrual of interest or finance charges or other fees with respect to such Receivable) shall, for purposes of Article II, constitute a separate Receivable.

               "RECEIVABLES PURCHASE AGREEMENT" shall mean the Amended and Restated Receivables Purchase Agreement dated as of August 11, 1995 between Palais Royal, Inc., the other Originators named therein and each Additional Originator which may from time to time become a party thereto, as sellers, and the Transferor, as purchaser, as amended or otherwise modified from time to time.

               "RECEIVABLES SOFTWARE" shall have the meaning specified in
Section 8.8.

               "RECORD DATE" shall mean, with respect to any Distribution Date, the last Business Day of the preceding Monthly Period.

               "RECOVERIES," with respect to any period, shall mean the PRODUCT of (i) any amounts received during such period with respect to Receivables in Accounts which previously became Defaulted Accounts ("DEFAULTED RECEIVABLE RECEIPTS") and (ii) the fraction resulting from (A) one MINUS (B) a fraction, the numerator of which is the aggregate Defaulted Receivable Repurchase Amount paid by the Originators during the preceding six full Monthly Periods pursuant to Section 2.4(f), and the denominator of which is the total principal amount of Receivables which become Defaulted Receivables during such six Monthly Periods.

               "REGISTERED CERTIFICATES" shall have the meaning specified in
Section 6.1.

               "RELATED PERSON" shall mean a Person who is, or is an Affiliate of, SRI, Bankers Trust Company, any Investor Certificateholder, any Enhancement Provider, or any other Person whose affiliation with the Transferor or the Trust would violate the condition contained in Section (4)(i) of Rule 3a-7 under the Investment Company Act of 1940, as amended.

               "RELATED CONTRACTS" shall have the meaning specified in Section 2.1.

               "RELEVANT UCC STATE" shall mean each jurisdiction in which the filing of a UCC financing statement is necessary to perfect the ownership interest of the Transferor pursuant to the Receivables Purchase Agreement or the ownership or security interest of the Trustee established under this Agreement.

               "REMOVAL DATE" shall have the meaning specified in subsection 2.7(b).

               "REMOVAL NOTICE DATE" shall mean the day, no later than the fifth Business Day prior to a Removal Date, on which the Transferor gives notice to the Trustee pursuant to Section 2.7(a) of its intention to remove Accounts from the Trust.

               "REMOVED ACCOUNTS" shall have the meaning specified in subsection 2.7(a).

               "REQUIREMENTS OF LAW" for any Person shall mean the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including, without limitation, usury laws, the federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

               "RESPONSIBLE OFFICER" shall mean any officer within the Corporate Trust Office (or any successor group of the Trustee), including the President, any Vice President or any other officer of the Trustee customarily performing functions similar to those performed by any person who at the time shall be an above designated officer and who shall have direct responsibility for the administration of this Agreement.

               "RETAINED INTEREST" shall mean, on any date of determination, the sum of the Transferor Interest and the Invested Amount represented by any Transferor Retained Certificate.

               "RETAINED PERCENTAGE" shall mean, on any date of determination, the percentage equivalent of a fraction the numerator of which is the Retained Interest and the denominator of which is the aggregate amount of Principal Receivables at the end of the day immediately prior to such date of determination plus all amounts on deposit in the Equalization Account (but not including investment earnings on such amounts).

               "REVOLVING PERIOD" shall have, with respect to each Series, the meaning specified in the related Supplement.

               "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

               "SERIES" shall mean any series of Investor Certificates, which may include within any such Series a Class or Classes of Investor Certificates subordinate to another such Class or Classes of Investor Certificates.

               "SERIES ACCOUNT" shall mean any account or accounts established pursuant to a Supplement for the benefit of the related Series.

               "SERIES PAY OUT EVENT" shall have, with respect to any Series, the meaning specified in the related Supplement.

               "SERIES SERVICING FEE PERCENTAGE" shall mean, with respect to any Series, the amount specified as such in the related Supplement.

               "SERIES TERMINATION DATE" shall mean, with respect to any Series of Certificates, the date stated as such in the related Supplement.

               "SERVICE TRANSACTION FEES" shall have, with respect to any Account, the meaning specified in the Charge Account Agreement applicable to such Account for any service transaction fees or similar terms.

               "SERVICER" shall mean initially SRI and thereafter any Person appointed as successor as herein provided to service the Receivables.

               "SERVICER DEFAULT" shall have the meaning specified in Section 10.1.

               "SERVICING FEE" shall have the meaning specified in the related Supplements.

               "SETTLEMENT STATEMENT" shall mean a report in the form specified in subsection 1.2(e) as may be supplemented pursuant to any Supplement.

               "SHARED PRINCIPAL COLLECTIONS" shall mean, with respect to any Business Day, the aggregate amount for all outstanding Series of Principal Collections which the related Supplements specify are to be treated as "Shared Principal Collections" for such Business Day.

               "SRI" shall mean Specialty Retailers, Inc., a corporation organized and existing under the laws of the State of Delaware.

               "SRI STORE" shall mean any merchant which sells merchandise or services on credit pursuant to a Charge Account Agreement.

               "STANDARD & POOR'S" shall mean Standard & Poor's Ratings Group or its successor.

               "SUCCESSOR SERVICER" shall have the meaning specified in subsection 10.2(a).

               "SUPPLEMENT" shall mean, with respect to any Series, a supplement to this Agreement complying with the terms of Section 6.9 of this Agreement, executed in conjunction with any issuance of Certificates of such Series (or, in the case of the Issuance of Certificates on the Initial Closing Date, the supplements executed in connection with the issuance of such Certificates).

               "SUPPLEMENTAL ACCOUNTS" shall have the meaning specified in subsection 2.6(c).

               "TERMINATION NOTICE" shall have, with respect to any Series, the meaning specified in Section 10.1.

               "TRANSFER" shall mean transfer, sell, exchange, pledge, hypothecate, participate, or otherwise assign, in whole or in part.

               "TRANSFER AGENT AND REGISTRAR" shall have the meaning specified in Section 6.3 and shall initially be Bankers Trust Company, a New York banking corporation.

               "TRANSFER DATE" shall mean, with respect to any Series, the Business Day immediately prior to each Distribution Date.

               "TRANSFEROR" shall mean SRI Receivables Purchase Co., Inc., a corporation organized and existing under the laws of the State of Delaware, and any successor thereto.

               "TRANSFEROR EXCHANGE" shall have the meaning specified in subsection 6.9(b).

               "TRANSFEROR FISCAL YEAR" shall mean the approximately twelve month period ending on the Saturday nearest to January 31st.

               "TRANSFEROR INTEREST" shall mean, on any date of determination, the aggregate amount of Principal Receivables at the end of the day immediately prior to such date of determination PLUS all amounts on deposit in the Equalization Account (but not including investment earnings on such amounts) at the end of such immediately preceding day, minus the Aggregate Invested Amount at the end of such immediately preceding day.

               "TRANSFEROR PERCENTAGE" shall mean, on any date of determination, when used with respect to Principal Collections, Finance Charge Collections and Receivables in Defaulted Accounts, a percentage equal to 100% MINUS the Aggregate Investor Percentage with respect to such categories of Receivables.

               "TRANSFEROR RETAINED CERTIFICATES" shall mean Investor Certificates of any Series which the Transferor is required to retain pursuant to the terms of any Supplement.

               "TRANSFERRED ACCOUNT" shall mean an Account with respect to which a new credit account number has been issued by the Servicer or the Transferor under circumstances resulting from a lost or stolen credit card and not requiring standard application and credit evaluation procedures under the Credit and Collection Policy, and which can be traced or identified by reference to or by way of the computer files or microfiche lists delivered to the Trustee or the bailee of the Trustee pursuant to Section 2.1 or 2.6 as an account into which an Account has been transferred.

               "TRUST" shall mean the trust created by this Agreement, the corpus of which shall consist of the Trust Property.

               "TRUST EXTENSION" shall have the meaning specified in subsection 12.1(a).

               "TRUST PAY OUT EVENT" shall have, with respect to each Series, the meaning specified in Section 9.1.

               "TRUST PROPERTY" shall have the meaning assigned in Section 2.1.

               "TRUST TERMINATION DATE" shall mean the earlier to occur of (i) unless a Trust Extension shall have occurred, the day after the Distribution Date with respect to any Series following the date on which funds shall have been deposited in the Distribution Account or the applicable Series Account for the payment of Investor Certificateholders of each Series then issued and outstanding sufficient to pay in full the Aggregate Invested Amount plus interest accrued at the applicable Certificate Rate through the end of the day prior to the Distribution Date with respect to each such Series and certain other amounts as may be specified in any Series Supplement, (ii) if a Trust Extension shall have occurred, the Extended Trust Termination Date, and (iii) the date specified in Section 12.1.

               "TRUSTEE" shall mean Bankers Trust (Delaware) and its successors and any Person resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee appointed as herein provided.

               "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in the applicable jurisdiction.

               "UNDIVIDED INTEREST" shall mean the undivided interest in the Trust evidenced by an Investor Certificate.

               "VARIABLE FUNDING CERTIFICATES" shall mean a series of Investor Certificates, in one or more Classes, issued pursuant to Section 6.9 and a Variable Funding Supplement hereto.

               "VARIABLE FUNDING SUPPLEMENT" shall mean a supplement executed in connection with the issuance of Variable Funding Certificates.

               "YEAR-TO-DATE PERIOD" shall have the meaning specified in subsection 2.4(f)(i).

               Section 1.2  OTHER DEFINITIONAL PROVISIONS.

               (a) All terms defined in any Supplement or this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

               (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1, and accounting terms partially defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.

               (c) The agreements, representations and warranties of SRI in this Agreement and in any Supplement in its capacity as Servicer and of SRI Receivables Purchase Co., Inc. in its capacity as Transferor shall be deemed to be the agreements, representations and warranties of SRI and SRI Receivables Purchase Co., Inc. solely in each such capacity for so long as either of them acts in each such capacity under this Agreement.

               (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to any Supplement or this Agreement as a whole and not to any particular provision of this Agreement or any Supplement; and Section, subsection, Schedule and Exhibit references contained in this Agreement or any Supplement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement or any Supplement unless otherwise specified.

               (e) The Daily Report and Settlement Statement shall be in substantially the forms of Exhibits C and D, with such changes as the Servicer may determine to be necessary or desirable; PROVIDED, HOWEVER, that no such change shall serve to exclude information required by this Agreement or any Supplement and each such change shall be reasonably acceptable to the Trustee. The Servicer shall, upon making such determination and receiving the consent of the Trustee to such change, deliver to the Trustee and each Rating Agency an Officer's Certificate to which shall be annexed the form of the related Exhibit, as so changed. Upon the delivery of such Officer's Certificate to the Trustee, the related Exhibit, as so changed, shall for all purposes of this Agreement constitute such Exhibit. The Trustee may conclusively rely upon such Officer's Certificate in determining whether the related Exhibit, as changed, conforms to the requirements of this Agreement.

                                   ARTICLE II

                           CONVEYANCE OF RECEIVABLES;
                            ISSUANCE OF CERTIFICATES

               Section 2.1 CONVEYANCE OF RECEIVABLES. The Transferor does hereby transfer, assign, set-over, and otherwise convey to the Trust for the benefit of the Certificateholders, without recourse, all of its right, title and interest in, to and under the following (collectively, the "TRUST PROPERTY"):

               (i) all right, title and interest of the Transferor in and to the Receivables now existing and hereafter created and arising in connection with the Accounts and any accounts that meet the definition of Automatic Additional Accounts, including, without limitation, all accounts, contract rights, chattel paper, instruments, general intangibles and other obligations of any Obligor with respect to any such Receivables, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, including without limitation the right to payment of any interest, Finance Charge Receivables, returned check fees or late charges and other obligations of an Obligor with respect to any such Receivables, and all rights in and to all security agreements, and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, general intangibles or obligations (any and all such security agreements and other contracts being the "RELATED CONTRACTS");

               (ii) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of any Receivables;

               (iii) the Receivables Purchase Agreement including, without limitation, (A) all rights of the Transferor to receive moneys due and to become due under or pursuant to the Receivables Purchase Agreement, whether payable as fees, expenses, costs or otherwise, (B) all rights of the Transferor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Receivables Purchase Agreement, (C) claims of the Transferor for damages arising out of or for breach of or default under the Receivables Purchase Agreement, (D) the right of the Transferor to amend, waive or terminate the Receivables Purchase Agreement, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder and (E) all other rights, remedies, powers, privileges and claims of the Transferor under or in connection with the Receivables Purchase Agreement (the Trust Property described in this paragraph (iii) of Section 2.01 being sometimes described herein as the "ASSIGNED PROPERTY");

               (iv)  the following (the "ACCOUNT PROPERTY"):

                      (A) any lock boxes maintained by the Servicer or an
               Originator, the Collection Account, any Interest Funding Account, any Principal Account, any

               Distribution Account and the Equalization Account, all funds, and all certificates and instruments, if any, from time to time representing or evidencing or held in any such lock boxes, the Collection Account, any Interest Funding Account, any Principal Ac count, any Distribution Account and the Equalization Account;

                      (B) all eligible investments from time to time and all
               certificates and instruments, if any, from time to time representing or evidencing the eligible investments;

                      (C) all notes, certificates of deposit and other
               instruments from time to time hereafter delivered to or otherwise possessed by the Trustee for and on behalf of the Transferor in substitution for or in addition to any of the then existing Account Property;

                      (D) all interest, dividends, cash, instruments and other
               property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the existing Account Property; and

                      (E) all additional property that may from time to time
               hereafter be assigned or pledged to the Trustee for the benefit of the Certificateholders hereunder by the Transferor or by any Person on the Transferor's behalf;

               (v) proceeds of any and all of the Trust Property described in subparagraphs (i) through (iv) above (including, without limitation, Recoveries and proceeds that constitute property of the types described in clauses (i) through (iv) above) and, to the extent not otherwise included, all payments under insurance (whether or not the Trustee is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of such foregoing Trust Property.

The foregoing transfer, assignment, set-over and conveyance does not constitute and is not intended to result in a creation or an assumption by the Trust, the Trustee or any Investor Certificateholder of any obligation of the Transferor, the Servicer or any other Person in connection with the Accounts or Receivables or any agreement or instrument relating thereto, including, without limitation, any obligation to any Obligors or insurers, or in connection with the Receivables Purchase Agreement.

               In connection with such transfer, assignment, set-over and conveyance, the Transferor agrees to record and file, at its own expense, one or more financing statements (including any continuation statements with respect to such financing statements when applicable) with respect to the Receivables now existing and hereafter created for the transfer of accounts or general intangibles (as defined in Section 9-106 of the UCC as in effect in the Relevant UCC State) meeting the require ments of applicable state law in such manner and in such jurisdictions as are necessary to perfect the assignment of the Receivables to the Trust, and to deliver file stamped copies of such financing statements or continuation statements or other evidence of such filing (which may, for purposes of this Section 2.1, consist of telephone confirmation of such filing) to the Trustee on or prior to the date of issuance of the Certificates, and in the case of any continuation statements filed pursuant to this Section 2.1, as soon as practicable after receipt thereof by the Transferor. The foregoing transfer, assignment, set-over and conveyance to the Trust shall be made to the Trustee, on behalf of the Trust, and each reference in this Agreement to such transfer, assignment, set-over and conveyance shall be construed accordingly.

               In connection with such transfer, the Transferor agrees, at its own expense, on or prior to each Cut-Off Date on which Accounts of an Originator are designated to the Trust (i) to annotate and indicate in its computer files that Receivables created in connection with such Accounts have been transferred to the Trust pursuant to this Agreement for the benefit of the Certificateholders and (ii) to deliver to the Trustee or the bailee of the Trustee a computer file or microfiche list containing a true and complete list of all such Accounts, identified by account number and setting forth the Outstanding Balance of each Receivable as of the applicable Cut-Off Date. Such file or list shall be marked as Schedule 1 to this Agreement (or as a supplement thereto), delivered to the Trustee or the bailee of the Trustee as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement. The Transferor further agrees not to alter the file designation referenced in clause (i) of this paragraph with respect to any Account during the term of this Agreement unless and until such Account becomes a Removed Account.

               The Transferor and SRI hereby grant to the Trustee a non-exclusive and, except to the extent provided below, non-transferable license to use the various tradenames listed in Schedule VI to the Receivables Purchase Agreement and any additional tradenames that may from time to time be used by any Originator (collectively, the "LICENSED NAMES") and to use the Receivables Software. This license and the rights of use hereunder are contingent on the occurrence and continuance of a Servicer Default. Following such event, these licenses and the right of use of the Licensed Names and the Receivables Software hereunder may be transferred by the Trustee to the extent necessary to collect the Receivables in a commercially reasonable manner. The rights of use granted under these licenses are limited to such uses of the Licensed Names and Receivables Software as are reasonably necessary to the collection by the Trustee in a commercially reasonable manner of the Receivables and are further subject to (i) in the case of the Receivables Software, the terms of any third-party licenses thereof and consents in relation thereto and (ii) in the case of the Licensed Names, maintaining standards of quality of the business of the Servicer as conducted prior to the Servicer Default. The licenses are limited to actions taken in accordance with the terms of this Agreement and shall expire on the expiration of a reasonable time for the collection of all Receivables. Notwithstanding any other provisions to the contrary in this Agreement or in any other agreement between the parties, no other uses or display of the Licensed Names or Receivables Software shall be made by Trustee except as granted in this paragraph.

               The Transferor hereby grants and transfers to the Trustee a first priority perfected security interest in all of the Transferor's right, title and interest in, to and under the Trust Property to secure a loan in an amount equal to the unpaid principal amount of the Investor Certificates issued hereunder or to be issued pursuant to this Agreement and the interest accrued thereon at the related

Certificate Rate and to secure all of the Transferor's and Servicer's obligations hereunder, including, without limitation, the Transferor's obligation to transfer Receivables hereafter created to the Trust (the "SECURED OBLIGATIONS"), and agrees that this Agreement shall constitute a security agreement under applicable law. On the Initial Closing Date, the Transferor will also deposit $11,000,000 into the Equalization Account.

               Section 2.2  ACCEPTANCE BY TRUSTEE.

               (a) The Trustee hereby acknowledges its acceptance, on behalf of the Trust, of all right, title and interest previously held by the Transferor in, to and under the Trust Property and declares that it shall maintain such right, title and interest, upon the Trust herein set forth, for the benefit of all Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Transferor delivered to the Trustee or the bailee of the Trustee the computer file or microfiche list that was represented as being the computer file or microfiche list described in the third paragraph of Section 2.1.

               (b) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

               Section 2.3 REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR. The Transferor hereby represents and warrants to the Trustee, on behalf of the Trust, as of the Initial Closing Date and, with respect to any Series of Certificates, as of the date of the related Supplement and the related Closing Date for such Series:

               (a) ORGANIZATION AND GOOD STANDING. The Transferor is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement, any Supplement and the Receivables Purchase Agreement and to execute and deliver to the Trustee the Certificates pursuant hereto.

               (b) DUE QUALIFICATION. The Transferor is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct business, and has obtained all necessary licenses and approvals with respect to the Transferor required under federal and Delaware law; PROVIDED, HOWEVER, that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Trustee would have to obtain to do business in any state in which the Trustee seeks to enforce any Receivable.

               (c) DUE AUTHORIZATION. The execution and delivery of this Agreement, any Supplement and the Receivables Purchase Agreement and the execution and delivery to the Trustee of the Certificates by the Transferor and the consummation of the transactions provided for in this Agreement, any Supplement and the Receivables Purchase Agreement have been duly authorized by the Transferor by all necessary corporate action on its part and this Agreement will remain, from the time of its execution, an official record of the Transferor.

               (d) NO CONFLICTS. The execution, delivery and performance of this Agreement, the Receivables Purchase Agreement, and any Supplement and the Certificates, the performance of the transactions contemplated by this Agreement, the Receivables Purchase Agreement, and any Supplement and the fulfillment of the terms hereof by the Transferor, do not (i) contravene its charter or By-Laws, (ii) violate any provision of, or require any filing (except for the filings under the UCC required by this Agreement, each of which has been duly made and is in full force and effect), registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Transferor, except for such filings, registrations, consents or approvals as have already been obtained and are in full force and effect, (iii) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Transferor is a party or by which it or its properties may be bound or affected except those as to which a consent or waiver has been obtained and is in full force and effect and an executed copy of which has been delivered to the Trustee, or (iv) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Transferor other than as specifically contemplated by this Agreement.

               (e) TAXES. The Transferor has filed on a timely basis all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges due from the Transferor or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings. The Transferor knows of no basis for any material additional tax assessment for any fiscal year for which adequate reserves have not been established.

               (f) NO VIOLATION. The execution and delivery of this Agreement, any Supplement and the Receivables Purchase Agreement and the execution and delivery to the Trustee of the Certificates, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with or violate any Requirements of Law applicable to the Transferor.

               (g) NO PROCEEDINGS. There are no outstanding injunctions, writs or restraining orders, and no proceedings or investigations pending or, to the knowledge of the Transferor, threatened against the Transferor before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, any Supplement, the Receivables Purchase Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, any Supplement, the Receivables Purchase Agreement or the Certificates, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement, any Supplement or the Receivables Purchase Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, any Supple ment, the Receivables Purchase Agreement or the Certificates or (v) seeking to affect adversely the income tax attributes of the Trust.

               (h) ALL CONSENTS OBTAINED. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement, any Supplement, the Receivables Purchase Agreement and the Certificates, the performance of the transactions contemplated by this Agreement, any Supplement and the Receivables Purchase Agreement and the fulfillment of the terms hereof, have been obtained.

               (i) BONA FIDE RECEIVABLES. Each Receivable is or will be an account receivable arising out of an Originator's performance (or, in the case of an Account that is an Automatic Additional Account pursuant to clause (b) of the definition of Automatic Additional Account, the performance of the originator of such Account at the time such Receivable was originated) in accordance with the terms of the Charge Account Agreement giving rise to such Receivable. The Transferor has no knowledge at the time of the initial creation of an interest of the Trust in any Eligible Receivable hereunder of any fact which should have led it to expect that such Eligible Receivable would not be enforceable against the Obligor when due.

               (j) PLACE OF BUSINESS. The principal place of business and chief executive office of the Transferor is in Houston, Texas, and the offices where the Transferor keeps its records concerning the Receivables and related contracts are in Houston, Texas. Such locations have not changed within the last four months.

               (k) USE OF PROCEEDS. No proceeds of the issuance of any Certificate will be used by the Transferor to purchase or carry any margin security.

               (l) PAY OUT EVENT. As of the Initial Closing Date, no Pay Out Event and no condition that with the giving of notice and/or the passage of time would constitute a Pay Out Event (a "PROSPECTIVE PAY OUT EVENT"), has occurred and is continuing.

               (m) NOT AN INVESTMENT COMPANY. The Transferor is not an "investment company" or "controlled" by an "investment company" within the meaning of the Investment Company Act, or is exempt from all provisions of such Act.

               For the purposes of the representations and warranties contained in this Section 2.3 and made by the Transferor on the Initial Closing Date, "Certificates" shall mean the Certificates issued on the Initial Closing Date. The representations and warranties set forth in this Section 2.3 shall survive the transfer and assignment of the respective Receivables to the Trust, and termination of the rights and obligations of the Servicer pursuant to Section
10.1. The Transferor hereby repre sents and warrants to the Trust, with respect to any Series of Certificates, as of its Closing Date, unless otherwise stated in the related Supplement, that the representations and warranties of the

Transferor set forth in Section 2.3, are true and correct as of such date (for the purposes of such representations and warranties, "Certificates" shall mean the Certificates issued on the related Closing Date). Upon discovery by the Transferor, the Servicer or a Responsible Officer of the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

               Section 2.4 REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR RELATING TO THIS AGREEMENT AND THE RECEIVABLES. (a) BINDING OBLIGATION; VALID TRANSFER AND ASSIGNMENT. The Transferor hereby represents and warrants to the Trustee, on behalf of the Trust, that, as of the Initial Closing Date and with respect to any Series of Certificates, as of the date of its related Supplement and Closing Date, and, with respect to any Series and matters involving (X) Supplemental Accounts, as of the applicable Addition Date and (Y) Automatic Additional Accounts, as of the date the Receivables of such Accounts are first designated for inclusion in the Trust:

                      (i) The Receivables Purchase Agreement, this Agreement and any Supplement each constitutes the legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except (A) as such en forceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general, and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                      (ii) This Agreement constitutes either (A) a valid transfer, assignment, set-over and conveyance to the Trust of all right, title and interest of the Transferor in and to the Trust Property, and such Trust Property will be held by the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates except for (x) Permitted Liens, (y) the interest of the Transferor as Holder of the Exchangeable Transferor Certificate and any other Class of Certificates held by the Transferor from time to time and
        (z) the Transferor's right, if any, to interest accruing on, and investment earnings, if any, in respect of any Interest Funding Account, any Principal Account, the Equalization Account, or any Series Account, as provided in this Agreement or the related Supplement, or (B) a grant of a security interest (as defined in the UCC as in effect in the Relevant UCC State) in, to and under the Trust Property, which grant is enforceable with respect to the existing Receivables and any Receivables in Automatic Additional Accounts designated for inclusion in the Trust (other than Receivables in Supplemental Accounts) and the proceeds thereof upon execution and delivery of this Agreement, and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof, upon such creation. If this Agreement constitutes the grant of a security interest to the Trust in such property, upon the filing of the financing statement described in Section 2.1 and in the case of the Receivables hereafter created and proceeds thereof, upon such creation, the Trust shall have a first priority perfected security interest in such property, except for Permitted Liens. Except as contemplated in this Agreement or any Supplement, neither the Transferor nor any Person claiming through or under the Transferor shall have any claim to or interest in the Collection

        Account, any Principal Account, any Interest Funding Account, the Distribution Account, the Equalization Account, any principal funding account for any Series or any other Series Account, except for the Transferor's rights to receive interest accruing on, and investment earnings in respect of, any such account as provided in this Agreement (or, if applicable, any Series Account as provided in any Supplement) and, if this Agreement constitutes the grant of a security interest in such property, except for the interest of the Transferor in such property as a debtor for purposes of the UCC as in effect in the Relevant UCC State. The Receivables Purchase Agreement constitutes a valid transfer, assignment, set-over and conveyance to the Transferor of all right, title and interest of the Originators in and to the Receivables purported to be sold thereunder, whether then existing or thereafter created in the applicable Accounts and the proceeds thereof.

                      (iii) The Transferor is not insolvent and has adequate capital to conduct its business as it is presently being conducted.

                      (iv) The Transferor is (or, with respect to Receivables arising after the date hereof, will be) the legal and beneficial owner of all right, title and interest in and to each Receivable and each Receivable has been or will be transferred to the Trust free and clear of any Lien other than Permitted Liens.

                      (v) All consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the transfer of Trust Property to the Trust have been duly obtained, effected or given and are in full force and effect.

                      (vi) The Transferor has clearly and unambiguously marked all its computer records and all its microfiche storage files regarding the Receivables as the property of the Trust and shall maintain such records in a manner such that the Trust shall have a perfected interest in such Receivables.

                      (vii) As of the Initial Closing Date, SCHEDULE I to this Agreement is and will be an accurate and complete listing of all Accounts in all material respects as of such day and the information contained therein with respect to the identity of each Account and the aggregate unpaid balance of the Receivables existing thereunder is and will be true and correct in all material respects as of such day; as of the close of business on the Business Day preceding the Initial Closing Date the aggregate Outstanding Balance for all Eligible Receivables was $159,131,000 and the initial deposit to the Equalization Account was $11,000,000.

                      (viii) Each Account classified as an "Eligible Account" by the Transferor in any document or report delivered hereunder will satisfy the requirements contained in the definition of Eligible Account as of the time of such document or report and each Receivable classified as an "Eligible Receivable" by the Transferor in any document or report delivered hereunder will satisfy the requirements contained in the definition of Eligible Receivable as of the time of such document or report.

                      (ix) All information with respect to the Accounts and the Receivables provided to the Trustee by the Transferor was true and correct in all material respects as of the Closing Date, or with respect to Supplemental Accounts as of each Addition Date and with respect to Automatic Additional Accounts, as of the day Receivables arising under each such Account are first designated for inclusion in the Trust, as the case may be.

                      (x) Each Receivable then existing has been conveyed to the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates (other than Permitted Liens) and in compliance, in all material respects, with all Requirements of Law applicable to the Transferor.

                      (xi) With respect to each Receivable then existing, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the conveyance of such Receivable to the Trust have been duly obtained, effected or given and are in full force and effect.

               (b) DAILY REPRESENTATIONS AND WARRANTIES. On each day on which any new Receivable is purchased by the Transferor, the Transferor shall be deemed to represent and warrant to the Trust that (A) each Receivable purchased by the Transferor on such day has been conveyed to the Trust in compliance, in all material respects, with all Requirements of Law applicable to the Transferor and free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates (other than Permitted Liens) and (B) with respect to each such Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the conveyance of such Receivable to the Trust have been duly obtained, effected or given and are in full force and effect.

               (c) NOTICE OF BREACH. The representations and warranties set forth in this Section 2.4 shall survive the transfer and assignment of the respective Receivables to the Trust. Upon discovery by the Transferor, the Servicer or a Responsible Officer of the Trustee of a breach of any of the representations and warranties set forth in this Section 2.4, the party discovering such breach shall give prompt written notice to the other parties mentioned above. The Transferor agrees to cooperate with the Servicer and the Trustee in attempting to cure any such breach.

               (d) DESIGNATION OF INELIGIBLE RECEIVABLES. In the event of a breach with respect to a Receivable of any representations and warranties set forth in subsection 2.3(i) or subsections 2.4(a)(iii) through (xi) or subsection 2.4(b), or in the event that a Receivable is not an Eligible Receivable as a result of the failure to satisfy the conditions set forth in the definition of Eligible Receivable, such Receivable shall be designated an "Ineligible Receivable" and shall be assigned an Outstanding Balance of zero for the purpose of determining the aggregate amount of Principal Receivables on any day; PROVIDED HOWEVER, that if such representations and warranties with respect to such Receivable shall subsequently be true and correct in all material respects as if such Receivable had been created on such day or such Receivable shall subsequently satisfy the conditions set forth in the definition of Eligible Receivable, such Receivable shall be designated an Eligible Receivable, and the principal amount of such Receivable shall be included in determining the aggregate amount of Principal Receivables on such day. On and after the date of its designation as an Ineligible Receivable, each Ineligible Receivable shall not be given credit in determining the aggregate amount of Principal Receivables used in the calculation of any Investor Percentage, the Transferor Percentage or the Transferor Interest. In the event that on any Business Day the exclusion of an Ineligible Receivable from the calculation of the Transferor Interest would cause the Transferor Interest to be reduced below the Minimum Transferor Interest, the Transferor shall immediately make a deposit in the Equalization Account (for allocation as a Principal Receivable) in immediately available funds prior to the next succeeding Business Day in an amount equal to the amount by which the Transferor Interest would be reduced below the Minimum Transferor Interest as a result of the exclusion of such Ineligible Receivable. The portion of such deposit allocated to the Investor Certificates of each Series shall be distributed to the Investor Certificateholders of each Series in the manner specified in Article IV.

               (e) REASSIGNMENT OF TRUST PORTFOLIO. In the event of a breach of any of the representations and warranties set forth in subsections 2.3(a), (b) and (c) and 2.4(a)(i) and (ii) with respect to any Series, either the Trustee or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Invested Amount of such Series, by notice then given in writing to the Transferor (and to the Trustee and the Servicer, if given by the Investor Certificateholders), may direct the Transferor to accept reassignment of an amount of Principal Receivables equal to the face amount of the Invested Amount to be repurchased (as specified below) within 60 days of such notice (or within such longer period as may be specified in such notice), and the Transferor shall be obligated to accept reassignment of such Principal Receivables on a Distribu tion Date specified by the Transferor (such Distribution Date, the "REASSIGNMENT DATE") occurring within such applicable period on the terms and conditions set forth below; PROVIDED, HOWEVER, that no such reassignment shall be required to be made, and no notice of such reassignment may be given, if, at any time during such applicable period, the representations and warranties contained in subsections 2.3(a), (b) and (c) and subsections 2.4(a)(i) and (ii) shall then be true and correct in all material respects. The Transferor shall, on the Transfer Date (in next day funds) preceding the Reassignment Date, deposit an amount equal to the reassignment deposit amount for such Series in the related Distribution Account or Series Account, as provided in the related Supplement, for distribution to the Investor Certificateholders pursuant to Article XII. The reassignment deposit amount with respect to any Series, unless otherwise stated in the related Supplement, shall be equal to (i) the Invested Amount of such Series at the end of the day on the last day of the Monthly Period preceding the Reassignment Date PROVIDED, HOWEVER, that with respect to any Series issued pursuant to a Variable Funding Supplement such amount shall be the Invested Amount of such Series as of the Reassignment Date, less the amount, if any, previously allocated for payment of principal to such Certificateholders on the related Reassignment Date, in the Monthly Period in which the

Reassignment Date occurs), PLUS (ii) an amount equal to all interest accrued but unpaid on the Investor Certificates of such Series at the applicable Certificate Rate through such last day, less the amount, if any, previously allocated for payment of interest to the Certificateholders of such Series on the related Distribution Date in the Monthly Period in which the Reassignment Date occurs plus any other amounts accrued and owing as specified in the applicable Supplement. Payment of the reassignment deposit amount with respect to any Series, and all other amounts in the Distribution Account or the applicable Series Account in respect of the preceding Monthly Period, shall be considered a prepayment in full of the Receivables represented by the Investor Certificates of such Series. On the Distribution Date following the Transfer Date on which such amount has been deposited in full into the Distribution Account or the applicable Series Account, the Receivables and all monies due or to become due with respect thereto and all proceeds of the Receivables allocated to the Receivables pursuant to the related Supplement shall be released to the Transferor after payment of all amounts otherwise due hereunder on or prior to such dates and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by and as are reasonably requested by the Transferor to vest in the Transferor, or its designee or assignee, all right, title and interest of the Trust in and to such Receivables, all monies due or to become due with respect thereto and all proceeds of such Receivables allocated to such Receivables pursuant to the related Supplement. If the Trustee or the Investor Certificateholders of any Series give notice directing the Transferor to accept reassignment as provided above, the obligation of the Transferor to accept reassignment of the applicable Receivables and pay the reassignment deposit amount pursuant to this subsection 2.4(e) shall consti tute the sole remedy respecting a breach of the representations and warranties contained in subsections 2.3(a), (b) and (c) and 2.4(a)(i) and (ii) available to the Investor Certificateholders of such Series or the Trustee on behalf of the Investor Certificateholders of such Series. The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable by the Transferor pursuant to this Agreement or any Supplement or the eligibility of any Receivable for purposes of this Agreement or any Supplement.

               (f) LIMITED REPURCHASE OF DEFAULTED RECEIVABLES. (i) On each Distribution Date with respect to a Monthly Period during each fiscal year of the Transferor, the Transferor shall repurchase from the Trust all Receivables transferred to the Trust by the Transferor which have theretofore become Defaulted Receivables during the period commencing on the first day of such fiscal year and ending on the last day of such Monthly Period (the "YEAR-TO-DATE PERIOD"); provided, that (A) the Pro Forma Condition has been satisfied as of such date, (B) the Dividend Condition has been satisfied as of such date, (C) no Amortization Period is then in effect for any Series, and (D) the Transferor shall not repurchase, with respect to any Monthly Period, an amount of Defaulted Receivables which will cause the aggregate cumulative principal amount of Defaulted Receivables repurchased by the Transferor for the Year-to-Date Period to exceed 95% of the product of (1) the cumulative principal amount of Receivables transferred pursuant to this Agreement by the Transferor during such Year-to-Date Period MULTIPLIED by (2) the percentage equivalent of a fraction, the numerator of which is the aggregate principal amount of Defaulted Receivables recorded by the Transferor during the immediately preceding fiscal year, and the denominator of which is the cumulative principal amount of Receivables transferred pursuant to this Agreement by the

Transferor during the immediately preceding fiscal year (such percentage equivalent, the "PRIOR YEAR'S DEFAULT RATIO").

                              (ii) The Transferor shall deposit, on the Transfer
               Date (in next day funds) preceding each Distribution Date, an amount equal to the principal amount of Defaulted Receivables being repurchased (the "DEFAULTED RECEIVABLE REPURCHASE AMOUNT") into the Collection Account. On such Distribution Date, such repurchased Defaulted Receivables and all monies due or to become due with respect thereto and all proceeds of such repurchased Defaulted Receivables allocated to such repurchased Defaulted Receivables for which the Defaulted Receivable Repurchase Amount has been paid shall be released to the Transferor after payment of all amounts otherwise due hereunder on or prior to such dates and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by and as are reasonably requested by the Transferor to vest in the Transferor or its designee or assign, all right, title and interest of the Trust in and to such repurchased Defaulted Receivables, all monies due or to become due with respect thereto and all proceeds of such repurchased Defaulted Receivables. Thereafter, such repurchased Defaulted Receivables shall not be considered Receivables for any purpose hereunder other than (x) for purposes of calculating a Prior Year's Default Ratio and (y) to the extent provided in the definition of "Default Amount."

                              (iii) In consideration for the Transferor's
               obligation to repurchase Defaulted Receivables as set forth in this subsection 2.4(f), so long as the Transferor complies with such obligation, the Transferor shall retain any amounts other than Recoveries received by the Transferor with respect to Defaulted Receivables.

               SECTION 2.5 COVENANTS OF THE TRANSFEROR. The Transferor hereby covenants that:

               (a) RECEIVABLES TO BE ACCOUNTS OR GENERAL INTANGIBLES. The Transferor will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC as in effect in the Relevant UCC State). The Transferor will take no action to cause any Receivable to be anything other than an "account" or "general intangible" (each as defined in the UCC as in effect in the Relevant UCC State).

               (b) SECURITY INTERESTS. Except for the conveyances hereunder, the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien, on any Receivable, whether now existing or hereafter created, or any interest therein; the Transferor will immediately notify the Trustee of the existence of any Lien on any Receivable; and the Transferor shall defend the right, title and interest of the Trust in, to and under the Receiv ables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor; PROVIDED, HOWEVER, that nothing in this subsection 2.5(b) shall prevent or be deemed to prohibit the Transferor from suffering to exist upon any of the Receivables any Permitted Lien.

               (c) CHARGE ACCOUNT AGREEMENTS AND CREDIT AND COLLECTION POLICIES. The Transferor shall comply with and perform its obligations and shall take all actions reasonably within its control to cause the Originators to comply with and perform their obligations under the Charge Account Agreements relating to the Accounts and the Credit and Collection Policy except insofar as any failure to comply or perform would not materially and adversely affect the rights of the Trust or the Certificateholders hereunder or under the Certificates. The Transferor may change, and permit the Originators to change, the terms and provisions of the Charge Account Agreements or the Credit and Collection Policy in any respect (including, without limitation, the reduction of the required minimum monthly payment, the calculation of the amount, or the timing, of charge offs and the periodic finance charges and other fees to be assessed thereon) only if such change (individually or taken together with all prior changes to the terms and provisions of the Charge Account Agreements or the Credit and Collection Policy) (i) would not, in the reasonable belief of the Transferor, cause, immediately or with the passage of time, a Pay Out Event to occur and
(ii) (A) (if it owns a comparable segment of charge card accounts) is made applicable to the comparable segment of the revolving credit card accounts owned by the Transferor, if any, which have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change and
(B) (if it does not own such a comparable segment) will not be made with the intent to materially benefit the Transferor over the Investor Certificateholders or to materially adversely affect the Investor Certificateholders, except as otherwise restricted by an endorsement, sponsorship, or other agreement between the Transferor and an unrelated third party or by the terms of the Charge Account Agreements.

               (d) ACCOUNT ALLOCATIONS. In the event that the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 9.2 or an order by any Governmental Authority or any court of competent jurisdiction that the Transferor not transfer any additional Receivables to the Trust) then, in any such event, (A) the Transferor agrees to allocate and pay to the Trust, after the date of such inability, all Collections with respect to Principal Receivables, and all amounts which would have constituted Collections with respect to Principal Receivables but for the Transferor's inability to transfer such Receivables; (B) the Transferor agrees to have such amounts applied as Collections in accordance with Article IV; and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and (B) above, Principal Receivables (and all amounts which would have constituted Principal Receivables but for the Transferor's inability to transfer Receivables to the Trust) that are written off as uncollectible in accordance with the applicable Credit and Collection Policy shall continue to be allocated in accordance with Article IV, and all amounts that would have constituted Principal Receivables but for the Transferor's inability to trans fer Receivables to the Trust shall be deemed to be Principal Receivables for the purpose of calculating (i) the applicable Investor Percentage with respect to any Series and (ii) the Aggregate Investor Percentage thereunder. If the Transferor is unable pursuant to any Requirement of Law to allocate Collections as described above, the Transferor agrees that it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with Article IV. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables that have been conveyed to the Trust, or that would have been conveyed to the Trust but for the above described inability to transfer such Receivables, shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV.

               (e) DELIVERY OF COLLECTIONS. In the event that the Transferor receives Collections, the Transferor agrees to deposit such Collections into the Collection Account as soon as practicable after the receipt thereof, but in no event later than two Business Days after receipt thereof.

               (f) CONVEYANCE OF ACCOUNTS. The Transferor covenants and agrees that it will not permit the Originators to convey, assign, exchange or otherwise transfer any Account, unless it is a Removed Account, to any Person other than the Transferor prior to the termination of this Agreement pursuant to Article XII; PROVIDED, HOWEVER, that the Transferor shall not be prohibited hereby from permitting an Originator to convey, assign, exchange or otherwise transfer an Account of such Originator (the removal of which is permitted by Section 2.7) in connection with a transaction in which such Originator and its successor agree to comply with provisions substantially similar to those of either Section 2.7 or Section 7.2; PROVIDED, FURTHER, that nothing set forth in this Agreement shall prevent one Originator from merging with another Originator.

               (g) NOTICE OF LIENS. The Transferor shall notify the Trustee promptly after becoming aware of any Lien on any Receivable other than Permitted Liens.

               (h) NO OTHER BUSINESS. The Transferor agrees to engage in no business other than the business contemplated hereunder and under the Receivables Purchase Agreement.

               (i) ENFORCEMENT OF RECEIVABLES PURCHASE AGREEMENT. The Transferor agrees to take all action necessary and appropriate to enforce its rights and claims under the Receivables Purchase Agreement.

               (j) SEPARATE BUSINESS. Other than with respect to In-Store Payments, the Transferor will not permit its assets to be commingled with those of SRI or any Affiliate of SRI, the Transferor shall maintain separate corporate records and books of account from those of SRI and its Affiliates, and the Transferor shall conduct its business from an independent office. The Transferor will conduct its business solely in its own name and will cause SRI and its Affiliates to conduct their business solely in their own names so as not to mislead others as to the identity of the entity with which those others are concerned. The Transferor will provide for its own operating expenses and liabilities from its own funds, except that the organizational expenses of the Transferor may be paid by SRI. The Transferor will not hold itself out, or permit itself to be held out, as having agreed to pay, or as being liable for, the debts of SRI or any of its Affiliates. The Transferor shall cause SRI and its Affiliates not to hold themselves out, or permit themselves to be held out, as having agreed to pay, or as being liable for, the debts of the Transferor. The Transferor will maintain an arm's length relationship with SRI and its Affiliates with respect to any transactions between the Transferor, on the one hand, and SRI or its Affiliates, on the other.

               (k) ORIGINATORS. The Transferor shall not acquire Receivables from any Person other than an Originator which has become a party to the Receivables Purchase Agreement. The Transferor will not permit any additional originator to become a party to the Receivables Purchase Agreement as an "Originator" except following an acquisition of Accounts or other transaction which has satisfied the requirements of clause (b) of the definition of Automatic Additional Accounts.

               (l) RECEIVABLES PURCHASE AGREEMENT NOTICES. The Transferor (i) shall promptly give the Trustee copies of any notices, reports or certificates given or delivered to the Transferor under the Receivables Purchase Agreement,
(ii) shall not, without the consents, approvals and opinions, if any, required by Section 13.1, as if Section 13.1 related to the Receivables Purchase Agreement rather than this Agreement, enter into any amendment, supplement or other modification to, or waiver of any provision of, the Receivables Purchase Agreement and (iii) shall not permit the addition or removal of an Account or Receivable to or from the operation of the Receivables Purchase Agreement unless there is a corresponding right or obligation of the Transferor to add or remove such Account or Receivable to or from the Trust.

               (m) Notwithstanding any other provisions of this Agreement and only at such time as a Related Person shall be Trustee hereunder, in the event that (i) the sum of cash and Cash Equivalents in the Equalization Account divided by (ii) the sum of the Aggregate Principal Re ceivables and the amount described in clause (i) above is greater than (x) 15% on six consecutive Determination Dates or (y) 30% on any monthly Determination Date, each after giving effect to all payments made or to be made on the monthly Distribution Date next succeeding the applicable monthly Determination Date, then such Related Person shall be replaced as Trustee, pursuant to Sections 11.7(c) and 11.8, with a successor Trustee who is not a Related Person.

               Section 2.6 ADDITION OF ACCOUNTS. (a) All Accounts which meet the definition of Automatic Additional Accounts shall be included as Accounts from and after the date upon which such Automatic Additional Accounts are created and all Receivables in such Automatic Additional Accounts, whether such Receivables are then existing or thereafter created, shall be transferred automatically to the Trust upon purchase by the Transferor. For all purposes of this Agreement, all receivables of such Automatic Additional Accounts shall be treated as Receivables upon their creation and shall be subject to the eligibility criteria specified in the definitions of "Eligible Receivable" and "Eligible Account".

               (b) On any day on which the Receivables in Automatic Additional Accounts are to be transferred to the Trust, such Accounts shall be included as Eligible Accounts if, in addition to satisfying the requirements of clauses (a) through (e) of the definition thereof, the following conditions are met:

                             (i) the cumulative number of Accounts the
               Receivables of which have been added or are designated to be added to the Trust pursuant to subsection 2.6(a) since the later of the Initial Closing Date and the first day of the twelfth preceding Monthly Period which satisfy the conditions of clause
               (a) of the definition of "Automatic Additional Accounts" on such date shall not be in excess of 20% of the amount equal to (w) the number of the Active Accounts as of the later of the Initial Closing Date, the Latest Rating Agency Approval Date and the last day of the twelfth preceding Monthly Period PLUS (x) the number of Accounts the Receivables of which were designated to be added to the Trust pursuant to clause (b) of the definition of "Automatic Additional Accounts" on the first day of any such addition after the later of the Initial Closing Date, the Latest Rating Agency Approval Date and the last day of the twelfth preceding Monthly Period PLUS (y) the number of Supplemental Accounts, if any, the Receivables of which were designated to be added to the Trust after the later of the Initial Closing Date, the Latest Rating Agency Approval Date and the last day of the twelfth preceding Monthly Period MINUS (z) any Removed Accounts removed after the later of the Initial Closing Date, the Latest Rating Agency Approval Date and the last day of the twelfth preceding Monthly Period; and

                             (ii) the cumulative number of Accounts the
               Receivables of which have been added or are designated to be added to the Trust pursuant to subsection 2.6(a) since the later of the Initial Closing Date and the first day of the second preceding Monthly Period which satisfy the conditions of clause
               (a) of the definition of Automatic Additional Accounts on such date shall not be in excess of 15% of the amount equal to (w) the number of the Active Accounts as of the latest of the Initial Closing Date, the Latest Rating Agency Approval Date and the first day of the second preceding Monthly Period PLUS (x) the number of Accounts the Receivables of which were designated to be added to the Trust pursuant to clause (b) of the definition of "Automatic Additional Accounts" on the first day of any such addition and were added after the latest of the Initial Closing Date, the Latest Rating Agency Approval Date and the first day of the second preceding Monthly Period PLUS (y) the number of Supplemental Accounts, if any, designated during such three month period and thereafter added after the later of the Initial Closing Date and the first day of the second preceding Monthly Period MINUS (z) any Removed Account removed after the later of the Initial Closing Date and the first day of the second preceding Monthly Period.

If any Automatic Additional Accounts would have been included as an Account but for the provisions of Section 2.6(b)(i) or (ii), they shall be included as Accounts on the first date thereafter permitted by Section 2.6(b)(i) and (ii).

               (c) The Transferor may elect at any time to terminate or suspend the inclusion in Accounts of Automatic Additional Accounts by delivering to the Trustee, the Servicer and the Rating Agency 15 days prior written notice of such election. If the Transferor has elected to terminate or suspend the inclusion of Automatic Additional Accounts and (i) on any Record Date, the Transferor Interest for the related Monthly Period is less than the Minimum Transferor Interest, the Transferor shall designate additional credit card accounts or any successor credit card account designation accounts ("SUPPLEMENTAL ACCOUNTS") to be included as Accounts in a sufficient amount such that the Transferor Interest as a percentage of the Aggregate Principal Receivables for such Monthly Period after giving effect to such addition is at least equal to the Minimum Transferor Interest, (ii) on any Record Date, the Retained Interest for the related Monthly Period is less than the Minimum Retained Interest, the Transferor shall designate Supplemental Accounts to be included as Accounts in a sufficient amount such that the Retained Interest as a percentage of the Aggregate Principal Receivables for such Monthly Period after giving effect to such addition is at least equal to the Minimum Retained Interest, or (iii) on any Record Date, the aggregate amount of Principal Receivables is less than the Minimum Aggregate Principal Receivables, the Transferor shall designate Supplemental Accounts to be included as Accounts in a sufficient amount such that the Aggregate Principal Receivables will be equal to or greater than the Minimum Aggregate Principal Receivables. Receivables from such Supplemental Accounts shall be transferred to the Trust on or before the tenth Business Day following such Record Date. On any day on which the Receivables in Supplemental Accounts are to be transferred to the Trust, the Receivables in such Accounts shall be included as Eligible Receivables if they satisfy the requirements of the definition of "Eligible Receivables".

               (d) In addition to its obligation under subsection 2.6(c), if and for so long as the Transferor has elected to terminate or suspend the inclusion of Automatic Additional Accounts, the Transferor may, by giving twenty Business Days' notice to the Trustee and each Rating Agency, but shall not be obligated to, designate from time to time Supplemental Accounts of the Transferor to be included as Accounts.

               (e) The Transferor agrees that any such transfer of Receivables from Supplemental Accounts, under subsection 2.6(c) or (d), shall satisfy the following conditions (to the extent provided below):

                              (i) on or before the fifth Business Day prior to
               the Addition Date with respect to additions pursuant to subsection 2.6(c) and on or before the twentieth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.6(d) (as applicable, the "NOTICE DATE"), the Transferor shall give the Trustee, each Rating Agency and the Servicer written notice that such Supplemental Accounts will be included, which notice shall specify the approximate aggregate amount of the Receivables to be transferred;

                              (ii) on or before the applicable Addition Date,
               the Transferor shall have delivered to the Trustee a written assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Investor Certificateholders) in substantially the form of Exhibit B (the "ASSIGNMENT") and the Transferor shall have indicated in its computer files that the Receivables created in connection with the

               Supplemental Accounts have been transferred to the Trust and, within five Business Days thereafter, the Transferor shall have delivered to the Trustee or the bailee of the Trustee a computer file or microfiche list containing a true and complete list of all Supplemental Accounts, identified by account number and the Outstanding Balance of the Receivables in such Supplemental Accounts, as of the Addition Cut Off Date, which computer file or microfiche list shall be as of the date of such Assignment incorporated into and made a part of such Assignment and Schedule 1 to this Agreement;

                              (iii) the Transferor shall represent and warrant
               that (x) no selection procedure which is materially adverse to the interests of the Investor Certificateholders was utilized in selecting the Supplemental Accounts and (y) as of the applicable Addition Date, the Transferor is not insolvent;

                              (iv) the Transferor shall represent and warrant
               that, as of the Addition Date, the Assignment constitutes either
               (x) a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to (A) the Receiv ables then existing and thereafter created in the Supplemental Accounts, the Related Contracts and all proceeds (as defined in the UCC as in effect in the Relevant UCC State) of such Receivables and (B) Recoveries, and such Receivables and all proceeds thereof will be held by the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates, except for (i) Permitted Liens, (ii) the interest of the Transferor as Holder of the Exchangeable Transferor Certificate and any other Class or Series of Certificates and (iii) the Transferor's right to receive interest accruing on, and investment earnings in respect of, the Collection Account and any Interest Funding Account and any Principal Account, or any Series Account as provided in this Agreement and any related Supplement or (y) a grant of a security interest (as defined in the UCC as in effect in the Relevant UCC State) in such property to the Trust, which is enforceable with respect to then existing Receivables of the Supplemental Accounts, the proceeds (as defined in the UCC as in effect in the Relevant UCC State) thereof upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Supplemental Accounts conveyed on such Addition Date and the proceeds (as defined in the UCC as in effect in the Relevant UCC State) thereof upon such creation; and (z) if the Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of a financing statement as described in Section 2.1 with respect to such Supplemental Accounts and in the case of the Receivables thereafter created in such Supplemental Accounts and the proceeds (as defined in the UCC as in effect in the Relevant UCC State) thereof, upon such creation, the Trust shall have a first priority perfected security interest in such property, except for Permitted Liens;

                             (v) the Transferor shall deliver to the Trustee an
               Officer's Certificate substantially in the form of Schedule 2 to Exhibit B confirming the items set forth in paragraph (ii) above;

                             (vi) the Transferor shall deliver to the Trustee an
               Opinion of Counsel with respect to the Receivables in the Supplemental Accounts (with a copy to the Rating Agencies) substantially in the form of Exhibit F; and

                             (vii) the Transferor shall have received written
               notice from the Rating Agencies that the inclusion of such accounts as Supplemental Accounts pursuant to subsection 2.6(c) or (d), as the case may be, will not result in the reduction or with drawal of its then existing rating of any Series of Investor Certificates then issued and outstanding and shall have delivered such notice to the Trustee.

               (f) The Transferor shall also comply with the requirements of clauses (v) and (vi) of subsection 2.6(e) in connection with each addition of Automatic Additional Accounts pursuant to clause (b) of the definition thereof.

                        Section 2.7 REMOVAL OF ACCOUNTS.

               (a) On each Determination Date that the Transferor Interest for the related Monthly Period exceeds 5% of the Aggregate Principal Receivables in the Trust with respect to such Determination Date, the Trustee shall be deemed to have offered to the Transferor automatically and without any notice to or action by or on behalf of the Trustee, as of such Determination Date, the right to remove from the Trust all of the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all monies then due or to become due and all amounts thereafter received with respect thereto and all proceeds thereof in or with respect to those Accounts designated by the Transferor (the "REMOVED ACCOUNTS") in an aggregate amount not greater than (i) at any time the excess of the Transferor Interest over the Minimum Transferor Interest, (ii) at any time the excess of the Retained Interest over the Minimum Retained Interest and (iii) if any Amortization Period has commenced and is continuing with respect to any Series, the lesser of (x) the excess of the Transferor Interest over the Minimum Transferor Interest and (y) the excess of Aggregate Principal Receivables over the Minimum Aggregate Principal Receivables. To accept such offer, the Transferor is required to furnish to the Trustee and each Rating Agency written notice by the fifth Business Day after the Determination Date specifying the approximate aggregate amount of Principal Receivables covered by the offer that the Transferor intends to accept. There shall be no more than one such removal with respect to any Monthly Period.

               (b) In addition to the satisfaction of the conditions set forth in subsection 2.7(a), the Transferor shall be permitted to accept reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions:

                             (i) On each date specified by the Transferor for
               removal of the Removed Accounts (a "REMOVAL DATE"), the Transferor shall prepare and the Trustee shall execute and deliver to the Transferor a written reassignment in substantially the form of Exhibit H (the "REASSIGNMENT") and the Transferor shall deliver to the Trustee or the bailee of the Trustee a computer file or microfiche list containing a true and complete schedule identifying all Accounts the Receivables of which remain in the Trust specifying for each such Account, as of the Removal Notice Date, its account number and the Outstanding Balance of such Account. Such computer file or microfiche list shall be incorporated into and made part of this Agreement as of the date of such Reassignment.

                             (ii) The Transferor shall represent and warrant as
               of each Removal Notice Date that (a) the list of the Accounts not removed from the Trust, as of the Removal Notice Date, complies in all material respects with the requirements of paragraph (i) above and (b) no selection procedure used by the Transferor which is materially adverse to the interests of the Investor Certificateholders was utilized in selecting the Removed Accounts.

                             (iii) The Transferor shall represent and warrant
               that the removal of any Receivables in any Removed Accounts on any Removal Date shall not, in the reasonable belief of the Transferor, cause, immediately or with the passage of time, a Pay Out Event to occur.

                             (iv) The Transferor shall have delivered at least
               20 days' (or such lesser number as any Rating Agency may agree) prior written notice (which may be given prior to the Removal Date in expectation that the Trustee will make the offer described in subsection 2.7(a)) of such removal to each Rating Agency which has rated any outstanding Series and the Trustee shall have received written confirmation from each such Rating Agency that such Rating Agency will not reduce or withdraw its rating on any outstanding Series as a result of such removal.

                             (v) The Transferor shall have delivered to the
               Trustee an Officer's Certificate confirming the Transferor's compliance with the items set forth in paragraphs (i) through
               (iv) above. The Trustee may conclusively rely on such certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

               (c) Upon satisfaction of the conditions set forth in subsections 2.7(a) and (b), the Trustee shall execute and deliver the Reassignment to the Transferor, and the Receivables from the Removed Accounts shall no longer constitute a part of the Trust.

               (d) Notwithstanding any other provisions of this Section 2.7 (but subject to having no more than one removal in any Monthly Period and maintaining the Minimum

Transferor Interest), the Transferor will be permitted to designate Removed Accounts and to remove from the Trust all of the Trust's right, title and interest in, to and under the Receivables then existing in such Removed Accounts together with all monies then due or to become due and all amounts then received with respect thereto and all proceeds thereof or with respect to such Removed Accounts in connection with the sale by SRI or any Affiliate of SRI of all or substantially all of the capital stock or assets of any Originator or any former Originator if the conditions in clauses (i), (iii) and (iv) of subsection 2.7(b) have been satisfied and the Transferor shall have delivered to the Trustee an Officer's Certificate confirming compliance with such conditions; PROVIDED, HOWEVER, that the Transferor will have the option under such circumstances, if it provides the Trustee with an Opinion of Counsel to the effect that the Trust will continue to have a first priority perfected security interest in all Receivables remaining in the Trust subsequent to such Reassignment, to leave in the Trust all of the Trust's right, title and interest in, to and under the Receivables then existing, together with all monies due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Removed Accounts and cease, from and after the applicable Removal Date, to transfer, assign, set over or otherwise convey to the Trust the Receivables thereafter created and arising in connection with the Removed Accounts, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Removed Accounts, in which case the Reassignment shall be modified accordingly.

               Section 2.8 DISCOUNT OPTION. (a) The Transferor shall have the option to designate a fixed percentage (the "DISCOUNT PERCENTAGE"), not less than 2% and not greater than 4%, of the principal balance of all Receivables, other than such amounts that are included in clauses (i) through (vii) of the definition of Finance Charge Receivables, investment earnings on amounts on deposit in the Equalization Account and Receivables in Defaulted Accounts, arising on or after the date of such designation determination to be treated as Finance Charge Receivables. The election to exercise this option shall be irrevocable. The Transferor shall provide to the Servicer, the Trustee, any Enhancement Provider and the Rating Agency 30 days' prior written notice of such designation, and such designation shall become effective on the date designated therein (i) unless such designa tion in the reasonable belief of the Transferor would cause a Pay Out Event to occur, or an event which, with notice or the lapse of time or both, would constitute a Pay Out Event and (ii) only if the Rating Agency shall have delivered a letter to the Transferor and the Trustee confirming that its then current rating of the Investor Certificates of any Series then outstanding will not be reduced or withdrawn as a result of such designation.

               (b) After the date on which the Transferor's exercise of its discount option takes effect, and with respect to Receivables generated on and after such date, the Transferor, in accordance with Section 4.3, shall deposit into the Collection Account in immediately available funds an amount equal to the amount of the Discount Option Receivables Collections processed on such day. The deposit made by the Transferor into the Collection Account under the preceding sentence shall be considered a payment of such Discount Option Receivables and shall be applied as Finance Charge Receivables in accordance with Article IV.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                 OF RECEIVABLES

               Section 3.1 ACCEPTANCE OF APPOINTMENT AND OTHER MATTERS RELATING TO THE SERVICER.

               (a) SRI agrees to act as the Servicer under this Agreement. The Investor Certificateholders of each Series by their acceptance of the related Certificates consent to SRI acting as Servicer. Notwithstanding the foregoing or any other provisions of this Agreement or any Supplement, the Investor Certificateholders consent to an Affiliate of SRI acting as Servicer hereunder, in full substitution thereof; PROVIDED that such Affiliate shall expressly assume in writing (unless such assumption occurs by operation of law), by an agreement supplemental hereto, executed and delivered to the Trustee, the performance of every covenant and obligation of the Servicer, as applicable hereunder, and shall in all respects be designated the Servicer under this Agreement; PROVIDED, FURTHER, that SRI will remain jointly and severally liable with such Affiliate.

               (b) The Servicer shall service and administer the Receivables and shall collect payments due under the Receivables in accordance with its customary and usual servicing procedures and the Credit and Collection Policies and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 10.1, the Servicer is hereby authorized and empowered (i) to make withdrawals from the Collection Account as set forth in this Agreement, (ii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.1, to instruct the Trustee in writing to make withdrawals and payments, from any Interest Funding Account, the Equalization Account, any Principal Account and any Series Account, in accordance with such instructions as set forth in this Agreement, (iii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.1, to instruct the Trustee in writing to take any action permitted or required under any Enhancement at such time as set forth in this Agreement and any Supplement, (iv) to execute and deliver, on behalf of the Trust for the benefit of the Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Receivables, (v) to make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities or reporting requirements and (vi) to delegate certain of its service, collection, enforcement and administrative duties hereunder with respect to the Accounts and the Receivables to any Person who agrees to conduct such duties in accordance with the Credit and Collection Policies. The Trustee agrees that it shall promptly follow the instructions of the Servicer to withdraw funds from any Principal Account, any Interest Funding Account, the Equalization Account, or any Series Account and to take any action required under any Enhancement at such time as required under this Agreement. The Trustee shall execute at the Servicer's written request such documents prepared by the Transferor and acceptable to the Trustee as the Servicer certifies are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

               (c) In the event that the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 9.2 or the order of any court of competent jurisdiction that the Transferor not transfer any additional Principal Receivables to the Trust) then, in any such event, (A) the Servicer agrees to allocate, after such date, all Collections with respect to Principal Receivables, and all amounts which would have constituted Collections with respect to Principal Receivables but for the Transferor's inability to transfer such Receivables in accordance with subsection 2.5(d); (B) the Servicer agrees to apply such amounts as Collections in accordance with Article IV, and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and (B) above, Principal Receivables and all amounts which would have constituted Principal Receivables but for the Transferor's inability to transfer Receivables to the Trust that are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV and all amounts which would have constituted Principal Receivables but for the Transferor's inability to transfer Receivables to the Trust shall be deemed to be Principal Receivables for the purpose of calculating the applicable Investor Percentage thereunder. If the Servicer is unable pursuant to any Requirement of Law to allocate payments on the Accounts as described above, the Servicer agrees that it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with Article IV.

               (d) The Servicer shall not be obligated to use separate servicing procedures, offices or employees for servicing the Receivables from the procedures, offices and employees used by the Servicer in connection with servicing other credit card receivables.

               Section 3.2 SERVICING COMPENSATION. As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive a servicing fee in respect of each day prior to the termination of the Trust pursuant to Section 12.1 (the "SERVICING FEE"), payable in arrears on each date and in the manner specified in the applicable Supplement, equal to the product of (i) a fraction, the numerator of which is the actual number of days in the measuring period specified in the applicable Supplement and the denominator of which is the actual number of days in the year, (ii) the weighted average Series Servicing Fee Percentage (based upon the Series Servicing Fee Percentage for each Series and the Invested Amount of such Series) and (iii) the daily average aggregate Outstanding Balance of all Principal Receivables over the term of such measuring period.

The share of the Servicing Fee allocable to each Series with respect to any date of payment shall be equal to the product of (i) a fraction, the numerator of which is the actual number of days in the measuring period specified in the applicable Supplement and the denominator of which is the actual number of days in the year, (ii) the applicable Series Servicing Fee Percentage for such Series and (iii) the Invested Amount of such Series, as appropriate, as of the date of determination for such payment as specified in the applicable Supplement. The remainder of the Servicing Fee shall be paid by the Transferor, or retained by the Servicer as provided in Article IV, and in no event shall the Trust, the Trustee, any Enhancement Provider, or the Investor Certificateholders be liable for the share of the Servicing Fee to be paid by the Transferor.

               The Servicer shall be responsible for its own expenses, which shall include the amounts due to the Trustee pursuant to Section 11.5 and the reasonable fees and disbursements of independent public accountants and all other expenses incurred by the Servicer in connection with its activities hereunder; PROVIDED, that the Servicer shall not be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest, penalties or additions with respect thereto or arising from a failure to comply therewith). In the event that the Servicer fails to pay any amounts due to the Trustee pursuant to Section 11.5, the Trustee shall be entitled to deduct and receive such amounts from the Servicing Fee prior to the payment thereof to the Servicer. The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.

               Section 3.3 REPRESENTATIONS AND WARRANTIES OF THE SERVICER. SRI, as initial Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make, the following representations and warranties on which the Trustee has relied in accepting the Receiv ables in trust and in authenticating the Certificates issued on the Initial Closing Date:

               (a) ORGANIZATION AND GOOD STANDING. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and any Supplement.

               (b) DUE QUALIFICATION. The Servicer is duly qualified to do business and is in good standing (or is exempt from such requirements) as a foreign corporation in any state where such qualification is necessary in order to service the Receivables as required by this Agreement and any Supplement and has obtained all necessary licenses and approvals as required under Federal and state law in order to service the Receivables as required by this Agreement, and if the Servicer shall be required by any Requirement of Law to so qualify or register or obtain such license or approval, then it shall do so except where the failure to obtain such license or approval does not materially affect the Servicer's ability to perform its obligations hereunder or the enforceability of any Receivable.

               (c) DUE AUTHORIZATION. The execution, delivery, and performance of this Agreement and any Supplement have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer and this Agreement and any Supplement will remain, from the time of its execution, an official record of the Servicer.

               (d) BINDING OBLIGATION. This Agreement and any Supplement constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as enforceability be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

               (e) NO VIOLATION. The execution and delivery of this Agreement and any Supplement by the Servicer, and the performance of the transactions contemplated by this Agreement and any Supplement and the fulfillment of the terms hereof applicable to the Servicer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Servicer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound.

               (f) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the knowledge of the Servicer, threatened against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement or any Supplement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any Supplement.

               (g) COMPLIANCE WITH REQUIREMENTS OF LAW. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and the related Account, will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable and the related Account and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account the failure to comply with which would have a material adverse effect on the Certificateholders or any Enhancement Provider.

               (h) PROTECTION OF CERTIFICATEHOLDERS' RIGHTS. The Servicer shall take no action which, nor omit to take any action the omission of which, would impair the rights of Certificateholders in any Receivable or the related Account or the rights of any Enhancement Provider, nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the Credit and Collection Policies.

POOLING2.FNL

               (i) ALL CONSENTS. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Servicer in connection with the execution and delivery of this Agreement by the Servicer and the performance of the transactions contemplated by this Agreement by the Servicer, have been duly obtained, effected or given and are in full force and effect; PROVIDED, HOWEVER, that the Servicer makes no representation or warranty regarding State securities or "Blue Sky" laws in connection with the distribution of the Certificates.

               (j) RESCISSION OR CANCELLATION. The Servicer shall not permit any rescission or cancellation of any Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority or in accordance with the Credit and Collection Policy or the normal operating procedures of the Servicer.

               (k) RECEIVABLES NOT TO BE EVIDENCED BY PROMISSORY NOTES. Except in connection with its enforcement or collection of an Account (in which case any such promissory note would be made in the name of the Trust on behalf of the Certificateholders), the Servicer will take no action to cause any Receivable to be evidenced by an instrument (as defined in the UCC as in effect in the Relevant UCC State).

               (l) PRINCIPAL PLACE OF BUSINESS. The Servicer shall at all times maintain its principal place of business within the United States.

               Section 3.4 REPORTS AND RECORDS FOR THE TRUSTEE.

               (a) DAILY RECORDS. Upon reasonable prior notice by the Trustee, the Servicer shall make available at an office of the Servicer (or other location designated by the Servicer if such records are not accessible by the Servicer at an office of the Servicer) selected by the Servicer for inspection by the Trustee or its agent (reasonably acceptable to the Servicer) on a Business Day during the Servicer's normal business hours a record setting forth
(i) the Collections on each Receivable and (ii) the amount of Receivables for the Business Day preceding the date of the inspection. The Servicer shall, at all times, maintain its computer files with respect to the Receivables in such a manner so that the Receivables may be specifically identified and, upon reasonable prior request of the Trustee, shall make available to the Trustee, at an office of the Servicer (or other location designated by the Servicer if such computer files are not located at an office of the Servicer) selected by the Servicer, on any Business Day of the Servicer during the Servicer's normal business hours any computer programs necessary to make such identification.

               (b) DAILY REPORT.

               (i) On each Business Day the Servicer shall prepare a completed Daily Report.

                             (ii) The Servicer shall deliver to the Trustee,
               Texas Commerce Bank, National Association and the Paying Agent the Daily Report by 2:30 p.m. (New York City time) on each Business Day with respect to activity in the Receivables for the prior Business Day (or, in the case of a Daily Report delivered on the second Business Day following a Saturday, Sunday or other non-Business Day, the aggregate activity for the preceding Business Day and such preceding non-Business Days).

                             (iii) Upon discovery of any error or receipt of
               notice of any error in any Daily Report, the Servicer, the Transferor and the Trustee shall arrange to confer and shall agree upon any adjustments necessary to correct any such errors. If any such error is material, the Servicer or the Trustee, as the case may be, shall retain all Collections (or such lesser amount as the Trustee and the Servicer shall agree to be necessary to cover any such error) in the Collection Account until such material error is corrected. Unless the Trustee has received written notice of any error or discrepancy, the Trustee may rely on each Daily Report delivered to it for all purposes hereunder.

               (c) SETTLEMENT STATEMENT. On the second Business Day prior to the fifteenth calendar day of each month, the Servicer shall, prior to 3:00 p.m. (New York City time) on such day, deliver to the Trustee, Texas Commerce Bank, National Association and the Paying Agent the Settlement Statement for the related Monthly Period substantially in the form of Exhibit D hereto, including the following information (which, in the case of clauses (iii), (iv) and (v) below, will be stated on the basis of an original principal amount of $1,000 per Certificate): (i) the aggregate amount of Collections received in the Collection Account for the Monthly Period preceding such Determination Date and the aggregate amount of Finance Charge Collections and the aggregate amount of Principal Collections processed during such Monthly Period; (ii) the aggregate amount of the applicable Investor Percentage of Collections of Principal Receivables on the last day of the preceding Monthly Period of each Series of Certificates and the aggregate amount of the applicable Investor Percentage of Collections on the last day of the preceding Monthly Period of each Series of Certificates with respect to Finance Charge Collections and Receivables in Defaulted Accounts; (iii) for each Series and for each Class within any such Series, the total amount to be distributed to Investor Certificateholders on the next succeeding Distribution Date; (iv) for each Series and for each Class within any such Series, the amount of such distribution allocable to principal;
(v) for each Series and for each Class within any such Series, the amount of such distribution allocable to interest; (vi) for each Series and each Class within a Series, the Investor Default Amount for the immediately preceding Monthly Period; (vii) for each Series and each Class within a Series, the amount of the Investor Charge-Offs and the amount of the reimbursements of Investor Charge-Offs for such Distribution Date; (viii) for each Series, the monthly investor servicing fee for such Distribution Date; (ix) for each Series, the existing deficit controlled amortization amount, if applicable; (x) the aggregate amount of Receivables in the Trust at the close of business on the last day of the Monthly Period preceding such Distribution Date; (xi) for each Series, the Invested Amount at the close of business on the last day of the Monthly Period immediately preceding such Distribution Date; (xii) the available amount of any Enhancement for each Class of each Series, if any; (xiii) for each Series and each Class within a Series, the Pool Factor as of the end of the related Monthly Period; (xiv) whether a Pay Out Event or a Prospective Pay Out Event with respect to any Series shall have occurred during or with respect to the related Monthly Period; (xv) the aggregate amount of Discount Option Receivables in the Trust at the close of business on the last day of the Monthly Period preceding such Distribution Date; (xvi) the aggregate amount of Discount Option Receivables Collections processed during such Monthly Period; and (xvii) such other calculations as may be required by any Supplement. The Trustee shall be under no duty to recalculate, verify or recompute the information supplied to it under this Section 3.4 or such other matters as are set forth in any Settlement Statement.

               Section 3.5 QUARTERLY SERVICER'S CERTIFICATE. The Servicer will deliver, as provided in Section 13.5, to the Trustee, any Enhancement Provider and the Rating Agencies on or before forty-five days following the end of each of the February, May, August and November Monthly Periods, beginning with the November 1993 Monthly Period, an Officer's Certificate substantially in the form of Exhibit E stating that (a) a review of the activities of the Servicer during the three-month period (which shall be the period from the first day of the second preceding Monthly Period to and including the last day of such Monthly Period) and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to such officer's knowledge, based on such review, the Servicer has fully performed all its obligations under this Agreement throughout such period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

               Section 3.6 ANNUAL INDEPENDENT ACCOUNTANTS' SERVICING REPORT.

               (a) On or before the 15th day of December of each year, beginning with December 15, 1993, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish a report with respect to the twelve-month period ending on last day of the August Monthly Period for such year (or, in the case of the initial such period, the August 1993 Monthly Period) to the Trustee, any Enhancement Provider and each Rating Agency, to the effect that such firm has applied certain procedures, agreed upon with the Servicer and the Trustee and substantially as set forth in Exhibit J hereto, which would re-perform certain accounting performed by the Servicer to certain documents and records relating to the servicing of Accounts under this Agreement. In addition, each report shall set forth the agreed upon procedures performed and the results of such procedures. On or before the 150th day following the end of each Transferor Fiscal Year, beginning with the Trans feror Fiscal Year ending February 5, 1993, the Servicer shall also cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish to the Trustee, any Enhancement Provider and each Rating Agency audited financial statements with respect to SRI, the Transferor and the Trust along with a copy of the annual management letter prepared by such auditors pertaining to SRI and its subsidiaries. A copy of each such report and set of financial statements will be sent to each Investor Certificateholder by the Trustee.

               (b) On or before the 15th day of December of each year, beginning with December 15, 1993, the Servicer shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer or the Transferor) to furnish a report to the Trustee, any Enhancement Provider and the Rating Agency to the effect that they have compared the mathematical calculations set forth in each of the monthly certificates forwarded by the Servicer pursuant to subsection 3.4(c) during the period covered by such report (which shall be the twelve fiscal months ending with the August Monthly Period of such year, or for the initial period, the August 1993 Monthly Period) with the computer reports which were the source of such amounts and that on the basis of such comparison, such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such report. A copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee.

               Section 3.7 TAX TREATMENT. The Transferor has structured this Agreement and the Investor Certificates with the intention that the Investor Certificates will qualify under applicable federal, state, local and foreign tax law as indebtedness. Except to the extent expressly specified to the contrary in any Supplement, the Transferor, the Servicer, the Holder of the Exchangeable Transferor Certificate, each Investor Certificateholder, and each Certificate Owner agree to treat and to take no action inconsistent with the treatment of the Investor Certificates (or beneficial interests therein) as indebtedness for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income. Each Investor Certificateholder, Holder of a Variable Funding Certificate and the Holder of the Exchangeable Transferor Certificate, by acceptance of its Certificate and each Certificate Owner, by acquisition of a beneficial interest in a Certificate, agrees to be bound by the provisions of this Section 3.7. Each Certificateholder agrees that it will cause any Certificate Owner acquiring an interest in a Certificate through it to comply with this Agreement as to treatment as indebtedness under applicable tax law, as described in this Section 3.7. Furthermore, subject to
Section 11.11, the Trustee shall treat the Trust as a security device only, and shall not file tax returns or obtain an employer identification number on behalf of the Trust.

               Section 3.8 ADJUSTMENTS. (a) If the Servicer adjusts downward the amount of any Receivable because of a rebate, refund, unauthorized charge or billing error to an Obligor, because such Receivable was created in respect of merchandise which was refused or returned by an Obligor, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or without charging off such amount as uncollectible, then, in any such case, the Transferor Interest will be reduced and the aggregate amount of the Principal Receivables used to calculate the Floating Allocation Percentages applicable to any Series will be reduced by the principal amount of any such Receivable. Similarly, the aggregate amount of the Principal Receivables used to calculate the Floating Allocation Percentages applicable to any Series will be reduced by the amount of any Principal Receivable which was discovered as having been created through a fraudulent or counterfeit charge or with respect to which the covenant contained in subsection 2.5(b) was breached. Any adjustment required pursuant to either of the two preceding sentences shall be made on or prior to the end of the Monthly Period in which such adjustment obligation arises. In the event that, following any such exclusion, the Transferor Interest would be less than the Minimum Transferor Interest, within two Business Days of the date on which such adjustment obligation arises, the Transferor shall pay to the Servicer, for deposit into the Equalization Account, in immediately available funds an amount equal to the amount by which the Transferor Interest would be reduced below the Minimum Transferor Interest. Any amount deposited into the Equalization Account in connection with the adjustment of a Receivable (an "ADJUSTMENT PAYMENT") shall be applied in accordance with Article IV and the terms of each Supplement.

               (b) If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid. Notwithstanding the first two sentences of this paragraph, no adjustments shall be made pursuant to this paragraph that will change any amount of Collections previously reported pursuant to subsection 3.4
(b).

               Section 3.9 NOTICES TO SRI. In the event that SRI or any Affiliate thereof is no longer acting as Servicer, any Successor Servicer appointed pursuant to Section 10.2 shall deliver or make available to SRI each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 3.4, 3.5 and 3.6.

POOLING2.FNL

                                   ARTICLE IV

                   RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION
                         AND APPLICATION OF COLLECTIONS

               Section 4.1 RIGHTS OF CERTIFICATEHOLDERS. Each Series of Investor Certificates shall represent Undivided Interests in the Trust, including the benefits of any Enhancement issued with respect to such Series and the right to receive the Collections and other amounts at the times and in the amounts specified in this Article IV to be deposited in the Investor Accounts or to be paid to the Investor Certificateholders of such Series; PROVIDED, HOWEVER, that the aggregate interest represented by such Certificates at any time in the Principal Receivables shall not exceed an amount equal to the Invested Amount of such Certificates. The Exchangeable Transferor Certificate shall represent the remaining undivided interest in the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in this
Article IV to be paid to the Holder of the Exchangeable Transferor Certificate; PROVIDED, HOWEVER, that the aggregate interest represented by such Certificate at any time in the Principal Receivables shall not exceed the Transferor Interest at such time and such Certificate shall not represent any interest in the Investor Accounts, except as provided in this Agreement, or the benefits of any Enhancement issued with respect to any Series.

               Section 4.2 ESTABLISHMENT OF ACCOUNTS. (a) THE COLLECTION ACCOUNT. The Servicer, for the benefit of the Certificateholders, shall establish in the name of the Trustee, on behalf of the Trust, a non-interest bearing segregated account (the "COLLECTION ACCOUNT") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Certificateholders, and shall cause such Collection Account to be established and maintained, (i) in a segregated trust account with the corporate trust department of a depositary institution or trust company (which may include the Trustee) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia and whose deposits are insured to the limits provided by law by the FDIC having corporate trust powers and acting as trustee for funds deposited therein (PROVIDED, HOWEVER, that such account need not be maintained as a segregated trust account with the corporate trust department of such institution if at all times the certificates of deposit, short-term deposits or commercial paper or the long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Standard & Poor's of at least A-1+ (and, if rated by Duff & Phelps Credit Rating Co., D-1+) in the case of the certificates of deposit, short-term deposits or commercial paper, or a rating from Standard & Poor's of AAA (and, if rated by Duff & Phelps Credit Rating Co., AAA) in the case of the long-term unsecured debt obligations) or (ii) with a depositary institution, which may include the Trustee, which is acceptable to the Rating Agency (in the case of (i) and (ii), a "QUALIFIED INSTITUTION"). The Servicer shall give written notice to the Trustee of the location and account number of the Collection Account and shall notify the Trustee in writing prior to any subsequent change thereof. Pursuant to authority granted to it pursuant to subsection 3.1(b), the

Servicer shall have the revocable power to withdraw funds from the Collection Account for the purposes of carrying out its duties hereunder.

               (b) THE INTEREST FUNDING AND PRINCIPAL ACCOUNTS. The Servicer, for the benefit of the Investor Certificateholders, shall establish and maintain with a Qualified Institution in the name of the Trust two segregated trust accounts for each Series (an "INTEREST FUNDING ACCOUNT" and a "PRINCIPAL ACCOUNT," respectively), each bearing a designation clearly indicating that the funds therein are held for the benefit of the Investor Certificateholders of such Series. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in any Interest Funding Account and any Principal Account and in all proceeds thereof. Except as provided in subsection 4.2(e), each Interest Funding Account and each Principal Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders. Pursuant to authority granted to it hereunder, the Servicer shall have the revocable power to instruct the Trustee to withdraw funds from the Interest Funding Account and any Principal Account for any purpose of carrying out the Servicer's or the Trustee's duties hereunder. The Trustee at all times shall maintain accurate records reflecting each transaction in each Principal Account and each Interest Funding Account and that funds held therein shall at all times be held in trust for the benefit of the Investor Certificateholders of such Series.

               (c) DISTRIBUTION ACCOUNTS. The Servicer, for the benefit of the Investor Certificateholders of each Series, shall cause to be established and maintained in the name of the Trust, with an office or branch of a Qualified Institution a non-interest-bearing segregated demand deposit account for each Series (a "DISTRIBUTION ACCOUNT") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Investor Certificateholders of such Series. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in each Distribution Account and in all proceeds thereof. Each Distribution Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders of the related Series.

               (d) THE EQUALIZATION ACCOUNT. The Servicer, for the benefit of the Certificateholders, shall cause to be established in the name of the Trustee, on behalf of the Certificateholders, with a Qualified Institution, a segregated trust account (the "EQUALIZATION ACCOUNT") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. The Servicer shall give written notice to the Trustee of the location and account number of the Equalization Account and shall notify the Trustee in writing prior to any subsequent change thereof. Except as provided in subsection 4.3(f), the Equalization Account shall, except as otherwise provided herein, be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. Pursuant to the authority granted to the Servicer herein, the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments from the Equalization Account for the purpose of carrying out the Servicer's or Trustee's duties hereunder.

               (e) ADMINISTRATION OF THE PRINCIPAL ACCOUNTS AND THE INTEREST FUNDING ACCOUNTS. Funds on deposit in each Principal Account and each Interest Funding Account shall at all times be invested by the Servicer (or, at the direction of the Transferor, by the Trustee) on behalf of the Transferor in Cash Equivalents. Any such investment shall mature and such funds shall be available for withdrawal on or prior to the Transfer Date following the Monthly Period in which such funds were processed for collection. The Trustee shall maintain for the benefit of the Investor Certificateholders possession of the negotiable instruments or securities evidencing the Cash Equivalents described in clause (a) of the definition thereof from the time of purchase thereof until the time of sale or maturity. At the end of each month, all interest and earnings (net of losses and investment expenses) on funds on deposit in each Principal Account and each Interest Funding Account (unless otherwise specified in the applicable Supplement) shall be deposited by the Trustee in a separate deposit account with a Qualified Institution in the name of the Servicer, or a Person designated in writing by the Servicer, which shall not constitute a part of the Trust, or shall otherwise be turned over by the Trustee to the Servicer not less frequently than monthly. Subject to the restrictions set forth above, the Servicer, or a Person designated in writing by the Servicer, of which the Trustee shall have received written notification, shall have the authority to instruct the Trustee with respect to the investment of funds on deposit in any Principal Account and any Interest Funding Account. Any investment instructions to the Trustee shall be in writing and shall include a certification that the proposed investment is a Cash Equivalent that matures at or prior to the time required by this Agreement. For purposes of determining the availability of funds or the balances in any Interest Funding Account and any Principal Account for any reason under this Agreement, all investment earnings on such funds shall be deemed not to be available or on deposit.

               Section 4.3 COLLECTIONS AND ALLOCATIONS.

               (a) COLLECTIONS. Obligors shall make payments on the Receivables
(i) to the Servicer who shall deposit all such payments in the Collection Account no later than the first Business Day following the date of receipt or
(ii) as In-Store Payments, which shall be deposited in the Collection Account no later than the second Business Day following the date of receipt.

               The Servicer shall allocate such amounts to each Series of Investor Certificates and to the Holder of the Exchangeable Transferor Certificate in accordance with this Article IV and shall withdraw the required amounts from the Collection Account or pay such amounts to the Holder of the Exchangeable Transferor Certificate in accordance with this Article IV. The Servicer shall make such deposits or payments on the date indicated therein by wire transfer or as otherwise provided in the Supplement for any Series of Certificates with respect to such Series.

               Notwithstanding anything in this Agreement to the contrary, but subject the terms of any Supplement, for so long as, and only so long as, SRI or an Affiliate of SRI shall remain the Servicer hereunder, and (a) (i) SRI or an Affiliate of SRI provides to the Trustee a letter of credit or other form of Enhancement rated in the highest rating category by the Rating Agency covering the risk of collection of the Servicer, and (ii) the Transferor shall not have received a notice from any Rating Agency that such a letter of credit or other form of Enhancement would result in the lowering of such Rating Agency's then existing rating of the Investor Certificates, or (b) SRI shall have and maintain a short-term credit rating of at least A-1 by Standard & Poor's, the Servicer need not deposit Collections from the Collection Account into the Principal Account or the Interest Funding Account or any Series Account, or make payments to the Holder of the Exchangeable Transferor Certificate, prior to the close of business on the day any Collections are deposited in the Collection Account as otherwise provided in this Article IV, but may instead make such deposits, payments and withdrawals on each Transfer Date in an amount equal to the net amount of such deposits, payments and withdrawals which would have been made but for the provisions of this paragraph. The Servicer shall deposit all Defaulted Receivable Receipts into the Collection Account no later than the first Business Day following the date of receipt (unless such Defaulted Receivable Receipts are In-Store Payments, which shall be deposited no later than the second Business Day following the date of receipt). Upon its determination that any Defaulted Receivable Receipts are in the Collection Account, the Servicer shall be entitled to withdraw the portion of such Defaulted Receivable Receipts not constituting Recoveries from the Collection Account and to transfer such funds to the Transferor (or to any Person who acquired the Defaulted Receivables from the Transferor).

               (b) ALLOCATIONS FOR THE EXCHANGEABLE TRANSFEROR CERTIFICATE. Throughout the existence of the Trust, unless otherwise stated in any Supplement, on each Business Day the Servicer shall allocate to the Holder of the Exchangeable Transferor Certificate an amount equal to the product of (A) the Transferor Percentage as of the end of the preceding Business Day and (B) the aggregate amount of Principal Collections and Finance Charge Collections available in the Collection Account. The Servicer shall pay such amount to the Holder of the Exchangeable Transferor Certificate on each Business Day; PROVIDED, HOWEVER, that amounts payable to the Holder of the Exchangeable Transferor Certificate pursuant to this clause (b) shall instead be deposited in the Equalization Account to the extent necessary to prevent the Transferor Interest from being less than the Minimum Transferor Interest.

               (c) ALLOCATION OF FINANCE CHARGE COLLECTIONS; ALLOCATIONS TO EQUALIZATION ACCOUNT.

                             (i) Any amounts received as Defaulted Receivable
               Repurchase Amounts shall be deemed Principal Collections which are available in the Collections Account on the applicable Distribution Date.

                             (ii) For purposes of Section 4.3(d), the amount of
               Finance Charge Collections that are available in the Collection Account on any Business Day shall equal the total Collections which are available in the Collection Account on such Business Day (other than Collections representing Defaulted Receivable Repurchase Amounts) MULTIPLIED by a fraction, the numerator of which is equal to the Collections received by the Servicer with respect to Finance Charge Receivables on the immediately preceding Business Day (other than Collections representing Defaulted Receivable Repurchase Amounts), and the denominator of which is all Collections received by the Servicer on the immediately preceding Business Day. All other

               Collections which are available in the Collection Account on such Business Day shall be deemed Principal Collections.

                              (iii) For the purpose of this Section 4.3, on any
               day which is not a Business Day, the Servicer shall be permitted to allocate to the Equalization Account a senior undivided interest in Collections previously received by the Servicer which have not yet become available funds (such Collections being "COLLECTIONS IN PROCESS"). The Servicer shall be permitted to allocate Collections in Process to the Equalization Account in an amount (which may be a variable amount) sufficient to ensure that
               (x) the sum of the Principal Receivables held by the Trust and the amount (including any interest in Collections in Process) in the Equalization Account is equal to or greater than (y) the sum of the Aggregate Invested Amount and the Minimum Transferor Interest. As soon as Collections become available in the Collection Account thereafter, they shall be deposited into the Equalization Account in an amount sufficient to reduce the undivided interest of the Equalization Account in Collections in Process to zero.

               (d) ALLOCATION FOR SERIES. On each Business Day, (i) the amount of Finance Charge Collections available in the Collection Account allocable to each Series shall be determined by multiplying the aggregate amount of such Finance Charge Collections by the Floating Allocation Percentage for such Series, (ii) the amount of Principal Collections available in the Collection Account allocable to each Series shall be determined by multiplying the aggregate amount of such Principal Collections by (x) during the Revolving Period for a Series, the Floating Allocation Percentage for such Series and (y) during any Amortization Period for a Series, the Fixed Allocation Percentage for such Series, and (iii) the Receivables in Defaulted Accounts allocable to each Series shall be determined by multiplying the aggregate amount of such Receivables in Defaulted Accounts by the Floating Allocation Percentage for such Series. The Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, withdraw the required amounts from the Collection Account and deposit such amounts into the applicable Principal Account, the applicable Interest Funding Account, the Equalization Account, or any Series Account or pay such amounts to the Holder of the Exchangeable Transferor Certificate in accordance with the provisions of this
Article IV.

               (e) UNALLOCATED PRINCIPAL COLLECTIONS: EQUALIZATION ACCOUNT. On each Business Day, Shared Principal Collections shall be allocated to each outstanding Series PRO RATA based on the Principal Shortfall, if any, for each such Series, and then, at the option of the Trans feror, any remainder may be applied as principal with respect to the Variable Funding Certificates. The Servicer shall pay any remaining Shared Principal Collections on such Business Day to the Transferor; PROVIDED, that if the Transferor Interest as determined on such Business Day does not exceed the Minimum Transferor Interest, then such remaining Shared Principal Collections shall be deposited in the Equalization Account to the extent necessary to increase the Transferor Interest above the Minimum Transferor Interest; PROVIDED, FURTHER, that if an Amortization Period has commenced and is continuing with respect to more than one outstanding Series, such remaining

Shared Principal Collections shall be allocated to such Series pro rata based on the Investor Percentage for Principal Receivables applicable for such Series.

               (f) AMOUNTS IN EQUALIZATION ACCOUNT. Amounts on deposit in the Equalization Account on any Business Day will be invested by the Servicer (or, at the direction of the Transferor, by the Trustee) on behalf of the Transferor in Cash Equivalents which shall mature and be available on or before the next Business Day on which amounts may be released from the Equalization Account. Earnings from such investments received shall be deposited in the Collection Account and treated as Finance Charge Collections. Any investment instructions to the Trustee shall be in writing and shall include a certification that the proposed investment is a Cash Equivalent that matures at or prior to the date required by this Agreement. If on any Business Day other than a Business Day on which a Prospective Pay Out Event has occurred and is continuing, the Transferor Interest is greater than the Minimum Transferor Interest, amounts on deposit in the Equalization Account may, at the option of the Transferor, be released to the Holder of the Exchangeable Transferor Certificate. On the first Business Day of the Amortization Period for any Series, funds on deposit in the Equalization Account will be deposited in the Principal Account for such Series to the extent of the lesser of (x) the Invested Amount of such Series and (y) the product of
(i) the product of (A) 100% minus the Transferor Percentage minus the Fixed Allocation Percentage represented by any Class of Transferor Retained Certificates and (B) the amount on deposit in the Equalization Account at the beginning of such Amortization Period and (ii) a fraction the numerator of which is equal to the Invested Amount of such Series less the Invested Amount of any Class of Transferor Retained Certificates of such Series and the denominator of which is equal to the sum of the Invested Amounts of all Series in Amortization Periods on such day (less any amounts on deposit in Principal Accounts for such Series and less the Invested Amount of any Class of Transferor Retained Certificates of such Series). Any funds retained in the Equalization Account during the Amortization Period for any Series pursuant to the preceding sentence will be allocated to Investor Certificates of such Series other than any Transferor Retained Class to the extent that Default Amounts allocated to the Transferor Interest or adjustments as described in subsection 3.8 would cause the Transferor Interest to be less than the Minimum Transferor Interest and, with respect to any credit adjustment, the Transferor has not made an Adjustment Payment to the Equalization Account, in an amount equal to the product of (i) such reduction below the Transferor Interest and (ii) a fraction the numerator of which is equal to the sum of the Invested Amount of such Series and the denominator of which is equal to the sum of the Invested Amounts of all Series in Amortization Periods on such day (less any amounts on deposit in Principal Accounts for such Series). On and after the day on which principal payments are being allocated for payment to any Transferor Retained Class of a Series any amounts remaining on deposit in the Equalization Account will be deposited in the Principal Account for such Series in an amount not to exceed the Invested Amount of such Transferor Retained Class of such Series.

                         [THE REMAINDER OF ARTICLE IV IS
                     RESERVED AND SHALL BE SPECIFIED IN ANY
                     SUPPLEMENT WITH RESPECT TO ANY SERIES]

                                      -60-

                                    ARTICLE V

                [ARTICLE V IS RESERVED AND SHALL BE SPECIFIED IN
                   ANY SUPPLEMENT WITH RESPECT TO ANY SERIES]

                                   ARTICLE VI

                                THE CERTIFICATES

               Section 6.1 THE CERTIFICATES. Subject to Sections 6.10 and 6.13, the Investor ________________ Certificates of each Series and any Class thereof may be issued in bearer form (the "BEARER CERTIFICATES") with attached interest coupons and a special coupon (collectively, the "COUPONS") or in fully registered form (the "REGISTERED CERTIFICATES"), and shall be substantially in the form of the exhibits with respect thereto attached to the related Supplement. The Exchangeable Transferor Certificate shall be substantially in the form of Exhibit A. The Investor Certificates and the Exchangeable Transferor Certificate shall, upon issue pursuant hereto or to Section 6.9 or Section 6.10, be executed and delivered by the Transferor to the Trustee for authentication and redelivery as provided in Sections 2.1 and 6.2. Any Investor Certificate shall be issuable in a minimum denomination of $1,000 Undivided Interest and integral multiples thereof, unless otherwise specified in any Supplement, and shall be issued upon original issuance in an original aggregate principal amount equal to the Initial Invested Amount. The Exchangeable Transferor Certificate shall be issued as a single certificate. Each Certificate shall be executed by manual or facsimile signature on behalf of the Transferor by its President or any Vice President. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Transferor or the Trustee shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certif icate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been validly issued and duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication except Bearer Certificates which shall be dated the applicable issuance date as provided in the related Supplement.

               Section 6.2 AUTHENTICATION OF CERTIFICATES. Contemporaneously with the initial assignment and transfer of the Receivables, whether now existing or hereafter created (other than Receivables in Additional Accounts) and the other components to the Trust, the Trustee shall authenticate and deliver the initial Series of Investor Certificates, upon the written order of the Transferor. Upon the issuance of such Investor Certificates, such Investor Certificates shall be validly issued, fully paid and non-assessable. The Trustee shall authenticate and deliver the Exchangeable Transferor Certificate to the Transferor simultaneously with its delivery of the initial Series of Investor Certificates. Upon an Exchange as provided in Section 6.9 and the satisfaction of certain other conditions specified therein, the Trustee shall authenticate and deliver the Investor Certificates of additional Series (with the designation provided in the related Supplement), upon the written order of the Transferor, to the persons designated in such Supplement. Upon the written order of the Transferor, the Certificates of any Series shall be duly authenticated by or on behalf of the Trustee, in authorized denominations equal to (in the aggregate) the Initial Invested Amount of such Series of Investor Certificates. If specified in the related Supplement for any Series, the Trustee shall authenticate and deliver outside the United States the Global Certificate that is issued upon original issuance thereof, upon the written order of the Transferor, to the Depositary. If specified in the related Supplement for any Series, the Trustee shall authenticate Book-Entry Certificates that are issued upon original issuance thereof, upon the written order of the Transferor, to a Clearing Agency or its nominee as provided in
Section 6.10.

               Section 6.3 REGISTRATION OF TRANSFER AND EXCHANGE OF
CERTIFICATES.

               (a) The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (the "TRANSFER AGENT AND REGISTRAR") in accordance with the provisions of Section 11.16, a register (the "CERTIFICATE REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of the Investor Certificates of each Series (unless otherwise provided in the related Supplement) and of transfers and exchanges of the Investor Certificates as herein provided. Bankers Trust Company is hereby initially appointed Transfer Agent and Registrar for the purposes of registering the Investor Certificates and transfers and exchanges of the Investor Certificates as herein provided. If any form of Investor Certificate is issued as a Global Certificate, Bankers Trust Company may, or if and so long as any Series of Investor Certificates are listed on a stock exchange and such exchange shall so require, Bankers Trust Company shall appoint a co-transfer agent and co-registrar, which will also be a co-paying agent, in such city as the Transferor may specify. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context otherwise requires. Bankers Trust Company shall be permitted to resign as Transfer Agent and Registrar upon 30 days' written notice to the Servicer. In the event that Bankers Trust Company shall no longer be the Transfer Agent and Registrar, the Transferor shall appoint a successor Transfer Agent and Registrar.

               Upon surrender for registration of transfer of any Certificate at any office or agency of the Transfer Agent and Registrar, the Transferor shall execute, subject to the provisions of subsection 6.3(c), and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of like aggregate Undivided Interests; PROVIDED, that the provisions of this paragraph shall not apply to Bearer Certificates.

               At the option of an Investor Certificateholder, Investor Certificates may be exchanged for other Investor Certificates of the same Series in authorized denominations of like aggregate Undivided Interests, upon surrender of the Investor Certificates to be exchanged at any such office or agency. At the option of any Holder of Registered Certificates, Registered Certificates may be exchanged for other Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, upon surrender of the Registered Certificates to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose. At the option of a Bearer Certificateholder, subject to applicable laws and regulations (including without limitation, the Bearer Rules), Bearer Certificates may be exchanged for other Bearer Certificates or Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, in the manner specified in the Supplement for such Series, upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Certificate surrendered pursuant to this Section 6.3 shall have attached thereto (or be accompanied by) all unmatured Coupons, provided that any Bearer Certificate so surrendered after the close of business on the Record Date preceding the relevant Distribution Date after the related Series Termination Date need not have attached the Coupons relating to such Distribution Date.

               Whenever any Investor Certificates of any Series are so surrendered for exchange, the Transferor shall execute, and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different than the Trustee, in which case the Transfer Agent and Registrar shall) deliver, the Investor Certificates of such Series which the Certificateholder making the ex change is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Certificateholder thereof or his attorney-in-fact duly authorized in writing.

               The preceding provisions of this Section 6.3 notwithstanding, the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer or exchange of any Investor Certificate of any Series for a period of 15 days preceding the due date for any payment with respect to the Investor Certificates of such Series.

               Unless otherwise provided in the related Supplement, no service charge shall be made for any registration of transfer or exchange of Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               All Investor Certificates (together with any Coupons attached to Bearer Certificates) surrendered for registration of transfer or exchange shall be canceled by the Transfer Agent and Registrar and disposed of in a manner satisfactory to the Trustee. The Trustee shall cancel and destroy the Global Certificates upon its exchange in full for Definitive Certificates and shall deliver a certificate of destruction to the Transferor. Such certificate shall also state that a certificate or certificates of each Foreign Clearing Agency to the effect referred to in Section 6.13 was received with respect to each portion of the Global Certificate exchanged for Definitive Certificates.

               The Transferor shall execute and deliver to the Trustee or the Transfer Agent and Registrar, as applicable, Bearer Certificates and Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement and the Certificates.

               (b) Except as provided in Section 6.9 or 7.2 or in any Supplement, in no event shall the Exchangeable Transferor Certificate or any interest therein be transferred, sold, exchanged, pledged, participated or otherwise assigned hereunder (each of the above, a "TRANSFER"), in whole or in part.

               (c) Unless otherwise provided in the related Supplement, registration of transfer of Registered Certificates containing a legend relating to the restrictions on transfer of such Registered Certificates (which legend shall be set forth in the Supplement relating to such Investor Certificates) shall be effected only if the conditions set forth in such related Supplement are satisfied.

               Whenever a Registered Certificate containing the legend set forth in the related Supplement is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Servicer regarding such transfer. The Transfer Agent and Registrar and the Trustee shall be entitled to receive written instructions signed by a Servicing Officer prior to registering any such transfer or authenticating new Registered Certificates, as the case may be. The Servicer hereby agrees to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on any such written instructions furnished pursuant to this subsection 6.3(c).

               (d) The Transfer Agent and Registrar will maintain at its expense in the Borough of Manhattan, The City of New York, an office or offices or an agency or agencies where Investor Certificates of such Series may be surrendered for registration of transfer or exchange.

               Section 6.4 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If
(a) any mutilated Certificate (together, in the case of Bearer Certificates, with all unmatured Coupons, if any, appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to hold each of them and the Trust harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Transferor shall execute and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different from the Trustee, in which case the Transfer Agent and Registrar shall) deliver (in compliance with applicable law), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate Undivided Interest. In connection with the issuance of any new Certificate under this Section 6.4, the Trustee or the Transfer Agent and Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 6.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

               Section 6.5 PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the Person in whose name any Certificate is regis tered as the owner of such Certificate for the purpose of receiving distributions pursuant to Article V (as described in any Supplement) and Article XII and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary; PROVIDED, HOWEVER, that in determining whether the holders of Investor Certificates evidencing the requisite Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Investor Certificates owned by the Transferor, the Servicer or any Affiliate thereof shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Investor Certificates which a Responsible Officer in the Corporate Trust Office of the Trustee knows to be so owned shall be so disregarded. Investor Certificates so owned that have been pledged in good faith shall not be disregarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Investor Certificates and that the pledgee is not the Transferor, the Servicer or an Affiliate thereof.

               In the case of a Bearer Certificate, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the holder of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions pursuant to
Article V (as described in any Supplement) and Article XII and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding, if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Investor Certificates and that the pledgee is not the Transferor, the Servicer or an Affiliate thereof.

               Section 6.6 APPOINTMENT OF PAYING AGENT. (a) The Paying Agent shall make distributions to Investor Certificateholders from the appropriate account or accounts maintained for the benefit of Certificateholders as specified in this Agreement or the related Supplement for any Series pursuant to Articles IV and V hereof. Any Paying Agent shall have the revocable power to withdraw funds from such appropriate account or accounts for the purpose of making distributions referred to above. The Trustee (or the Servicer if the Trustee is the Paying Agent) may revoke such power and remove the Paying Agent, if the Trustee (or the Servicer if the Trustee is the Paying Agent) determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect or for other good cause. The Paying Agent, unless the Supplement with respect to any Series states otherwise, shall initially be the Trustee. The Trustee shall be permitted to resign as Paying Agent upon 30 days' written notice to the Servicer. In the event that the Trustee, shall no longer be the Paying Agent, the Transferor shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

               If specified in the related Supplement for any Series, so long as the Investor Certificates of such Series are outstanding and the Paying Agent is not located in New York City, the Transferor shall maintain a co-paying agent in New York City (for Registered Certificates only) or any other city designated in such Supplement.

               (b) The Trustee shall cause each Paying Agent (other than itself) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto and waive all rights of set off the Paying Agent may have against any sums held by it until such sums shall be paid to such Certificateholders and shall agree, and if the Trustee is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Internal Revenue Code regarding the withholding by the Trustee of payments in respect of federal income taxes due from Certificate owners.

               Section 6.7 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES. The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Servicer or the Paying Agent, within five Business Days after receipt by the Trustee of a request therefor from the Servicer or the Paying Agent, respectively, in writing, a list in such form as the Servicer or the Paying Agent may reasonably require, of the names and addresses of the Investor Certificateholders as of the most recent Record Date for payment of distributions to Investor Certificateholders. Unless otherwise provided in the related Supplement, holders of Investor Certificates evidencing Undivided Interests aggregating not less than lot of the Invested Amount of the Investor Certificates of any Series (the "APPLICANTS") may apply in writing to the Trustee, and if such application states that the Applicants desire to communicate with other Investor Certificateholders of any Series with respect to their rights under this Agreement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee and shall give the Servicer notice that such request has been made, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request. Every Certificateholder, by receiving and holding a Certificate, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was obtained.

               Section 6.8 AUTHENTICATING AGENT. (a) The Trustee may appoint one or more au thenticating agents with respect to the Certificates which shall be authorized to act on behalf of the

Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Transferor. The Trustee hereby initially appoints Bankers Trust Company as its Authenticating Agent.

               (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

               (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Transferor. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Transferor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Transferor, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Transferor.

               (d) The Servicer agrees to pay each authenticating agent from time to time reasonable compensation for its services under this Section 6.8.

               (e) The provisions of Sections 11.1, 11.2 and 11.3 shall be applicable to any authenticating agent.

               (f) Pursuant to an appointment made under this Section 6.8, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

               This is one of the certificates described in the Pooling and Servicing Agreement.

                               -----------------------------------------------
                                   as Authenticating Agent or the Trustee,

                           By: -----------------------------------------------
                                             Authorized Signatory

               Section 6.9 TENDER OF EXCHANGEABLE TRANSFEROR CERTIFICATE. (a) Upon any Exchange, the Transferor shall deliver to the Trustee for authentication under Section 6.2, one or more new Series of Investor Certificates. Any such Series of Investor Certificates shall be sub stantially in the form specified in the related Supplement and shall bear, upon its face, the designation for such Series to which it belongs, as selected by the Transferor. Except as specified in any Supplement for a related Series, all Investor Certificates of any Series shall rank PARI PASSU and be equally and ratably entitled as provided herein to the benefits hereof (except that the Enhancement provided for any Series shall not be available for any other Series) without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement and the related Supplement.

               (b) The Holder of the Exchangeable Transferor Certificate may (i) tender the Exchangeable Transferor Certificate to the Trustee in exchange for
(A) one or more newly issued Series of Investor Certificates or, with respect to any prefunded Series, interests therein and (B) a reissued Exchangeable Transferor Certificate, (ii) request the Trustee to issue to it one or more Classes of any newly issued Series of Investor Certificates which upon payment by the purchaser thereof of the initial Invested Amount of such Certificates to a Defeasance Account, will represent an interest in the Trust equal to such Initial Invested Amount (an "UNFUNDED CERTIFICATE") or (iii) take a combination of the actions specified in clauses (i) and (ii) provided that the sum of the amount of Transferor Interest which is tendered under clause (i) and the amount to be paid to the Defeasance Account under clause (ii) equals the Initial Invested Amount of the Investor Certificates delivered to the Holder of the Exchangeable Transferor Certificate (any such event under clauses (i), (ii) or
(iii), a "TRANSFEROR EXCHANGE"). In addition, to the extent permitted for any Series of Investor Certificates as specified in the related Supplement, the Investor Certificateholders of such Series may tender their Investor Certificates and the Holder of the Exchangeable Transferor Certificate may tender the Exchangeable Transferor Certificate to the Trustee pursuant to the terms and conditions set forth in such Supplement in exchange for (i) one or more newly issued Series of Investor Certificates and (ii) a reissued Exchangeable Transferor Certificate (an "INVESTOR EXCHANGE"). Notwithstanding anything to the contrary herein, the Transferor shall not be permitted to deposit money into any Defeasance Account. The Transferor Exchange and Investor Exchange are referred to collectively herein as an "Exchange." The Holder of the Exchangeable Transferor Certificate may perform an Exchange by notifying the Trustee, in writing, at least five Business Days in advance (an "EXCHANGE NOTICE") of the date upon which the Exchange is to occur (an "EXCHANGE DATE"). Any Exchange Notice shall state the designation of any Series to be issued on the Exchange Date and, with respect to each such Class or Series: (a) its Initial Invested Amount (or the method for calculating such Initial Invested Amount), which at any time may not be greater than the current principal amount of the Exchangeable Transferor Certificate at such time (or in the case of an Investor Exchange, the sum of the Invested Amount of any Class or Series of Investor Certificates to be exchanged plus the current principal amount of the Exchangeable Transferor Certificate) taking into account any Receivables transferred to the Trust simultaneous with such Exchange, (b) its Certificate Rate (or the method for allocating interest payments or other cash flows to such Series), if any, and (c) the Enhancement Provider, if any, with respect to such Series. On the Exchange Date, the Trustee shall authenticate and deliver any such Class or Classes of Series of Investor Certificates only upon delivery to it of the following: (a) a Supplement satisfying the criteria set forth in subsection 6.9(c) and in form reasonably satisfactory to the Trustee executed by the Transferor and the Servicer and specifying the Principal Terms of such Series, (b) the applicable Enhancement, if any, (c) the agreement, if any, pursuant to which the Enhancement Provider agrees to provide the Enhancement, if any, (d) an Opinion of Counsel to the effect that (i) any Class of the newly issued Series of Investor Certificates sold to third parties will be characterized as either indebtedness or partnership interests for Federal and applicable state income tax purposes, (ii) that the issuance of the newly issued Series of Investor Certificates will not adversely affect the Federal and applicable state income tax characterization of any outstanding Series of Investor Certificates and
(iii) the issuance of the newly issued Series will not result in the Trust being subject to tax at the entity level for federal or applicable state tax purposes,
(e) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series as to which it is a Rating Agency, (f) an Officer's Certificate of the Transferor, that on the Exchange Date (i) the Transferor, after giving effect to the Exchange, would not be required to add Supplemental Accounts pursuant to subsection 2.6(c), (ii) after giving effect to such Exchange, the Transferor Interest would be at least equal to the Minimum Transferor Interest, (iii) the Retained Interest would be at least equal to the Minimum Retained Interest, and (iv) taking into account the certificates of the newly issued series, more than 20% (by Certificate Principal Amount and by value) of the outstanding Certificates issued by the Trust with respect to which no Opinion of Counsel was issued that such class will be treated as debt for federal income tax purposes (including the Transferor Certificate and all Transferor Retained Classes) may not, by their terms, be Transferred, (g) the existing Exchangeable Transferor Certificate or applicable Investor Certificates, as the case may be and (h) such other documents, certificates and Opinions of Counsel as may be required by the applicable Supplement. Upon satisfaction of such conditions, the Trustee shall cancel the existing Exchangeable Transferor Certificate or applicable Investor Certificates, as the case may be, and issue, as provided above, such Series of Investor Certificates and a new Exchangeable Transferor Certificate, dated the Exchange Date. There is no limit to the number of Exchanges that may be performed under this Agreement.

               (c) In conjunction with an Exchange, the parties hereto shall execute a Supplement, which shall specify the relevant terms with respect to any newly issued Series of Investor Certificates, which may include without limitation: (i) its name or designation, (ii) the Initial Invested Amount or the method of calculating the Initial Invested Amount, (iii) the Certificate Rate (or formula for the determination thereof), (iv) the Closing Date, (v) the rating agency or agencies rating such Series, (vi) the name of the Clearing Agency, if any, (vii) the rights of the Holder of the Exchangeable Transferor Certificate that have been transferred to the Holders of such Series pursuant to such Exchange (including any rights to allocations of Collections of Finance Charge Receivables and Principal Receivables), (viii) the interest payment date or dates and the date or dates from which interest shall accrue, (ix) the method of allocating Collections with respect to Principal Receivables for such Series and, if applicable, with respect to any Paired Series and the method by which the principal amount of Investor Certificates of such Series shall amortize or accrete and the method for allocating Collections with respect to Finance Charge Receivables and Receivables in Defaulted Accounts, (x) the names of any accounts to be used by such Series and the terms governing the operation of any such account, (xi) the Series Servicing Fee Percentage, (xii) the Minimum Transferor Interest, (xiii) the Series Termination Date, (xiv) the terms of any Enhancement with respect to such Series, (xv) the Enhancement Provider, if applicable, (xvi) the base rate applicable to such Series, (xvii) the terms on which the Certificates of such Series may be repurchased or remarketed to other investors, (xviii) any deposit into any account provided for such Series, (xix) the number of Classes of such Series, and if more than one Class, the rights and priorities of each such Class, (xx) whether any fees will be included in the funds available to be paid for such Series, (xxi) the subordination of such Series to any other Series, (xxii) the Pool Factor, (xxiii) the Minimum Aggregate Principal Receivables, (xxiv) whether such Series will be a part of a group or subject to being paired with any other Series, (xxv) whether such Series will be prefunded, and (xxvi) any other relevant terms of such Series (including whether or not such Series will be pledged as collateral for an issuance of any other securities, including commercial paper) (all such terms, the "PRINCIPAL TERMS" of such Series). The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series. If on the date of the issuance of such Series there is issued and outstanding one or more Series of Investor Certificates and no Series of Investor Certificates is currently rated by a Rating Agency, then as a condition to such Exchange a nationally recognized investment banking firm or commercial bank shall also deliver to the Trustee an officer's certificate stating, in substance, that the Exchange will not have an adverse effect on the timing or distribution of payments to such other Series of Investor Certificates then issued and outstanding.

               Section 6.10 BOOK-ENTRY CERTIFICATES. Unless otherwise provided in any related Supplement, the Investor Certificates, upon original issuance, shall be issued in the form of typewritten Certificates representing the Book-Entry Certificates, to be delivered to the depositary specified in such Supplement (the "DEPOSITARY") which shall be the Clearing Agency or Foreign Clearing Agency, by or on behalf of such Series. The Investor Certificates of each Series shall, unless otherwise provided in the related Supplement, initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency or Foreign Clearing Agency. No Certificate Owner will receive a Definitive Certificate representing such Certificate Owner's interest in the related Series of Investor Certificates, except as provided in Section
6.12. Unless and until definitive, fully registered Investor Certificates of any Series ("DEFINITIVE CERTIFICATES") have been issued to Certificate Owners pursuant to Section 6.12:

                             (i) the provisions of this Section 6.10 shall be
               in full force and effect with respect to each such Series;

                             (ii) the Transferor, the Servicer, the Paying
               Agent, the Transfer Agent and Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Investor Certificates of each such Series) as the authorized representatives of the Certificate Owners;

                             (iii) to the extent that the provisions of this
               Section 6.10 conflict with any other provisions of this Agreement, the provisions of this Section 6.10 shall control with respect to each such Series; and

                             (iv) the rights of Certificate Owners of Investor
               Certificates of each such Series shall be exercised only through the Clearing Agency or Foreign Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency or Foreign Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depositary Agreement applicable to a Series, unless and until Definitive Certificates of such Series are issued pursuant to Section 6.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Investor Certificates to such Clearing Agency Participants.

               Section 6.11 NOTICES TO CLEARING AGENCY. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 6.12, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Investor Certificates to the Clearing Agency or Foreign Clearing Agency.

               Section 6.12 DEFINITIVE CERTIFICATES. If (i) (A) the Transferor advises the Trustee in writing that the Clearing Agency or Foreign Clearing Agency is no longer willing or able to discharge properly its responsibilities under the applicable Depositary Agreement, and (B) the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or Foreign Clearing Agency with respect to any Series of Certificates or (iii) after the occurrence of a Servicer Default, Certificate Owners of a Series representing beneficial interests aggregating not less than 50% of the Invested Amount of such Series advise the Trustee and the applicable Clearing Agency or Foreign Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency or Foreign Clearing Agency is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners of such Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Series requesting the same. Upon surrender to the Trustee of the Investor Certificates of such Series by the applicable Clearing Agency or Foreign Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency or Foreign Clearing Agency for registration, the Trustee shall issue the Definitive Certificates of such Series. Neither the Transferor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates of such Series, all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency or Foreign Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates of such Series as Certifi cateholders of such Series hereunder.

               Section 6.13 GLOBAL CERTIFICATE; EURO-CERTIFICATE EXCHANGE DATE. If specified in the related Supplement for any Series, the Investor Certificates may be initially issued in the form of a single temporary Global Certificate (the "GLOBAL CERTIFICATE") in bearer form, without interest coupons, in the denomination of the Initial Invested Amount of such Series and substantially in the form attached to the related Supplement. Unless otherwise specified in the related Supplement, the provisions of this Section 6.13 shall apply to such Global Certificate. The Global Certificate will be authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged in the manner described in the related Supplement for Registered or Bearer Certificates in definitive form.

               Section 6.14 MEETINGS OF CERTIFICATEHOLDERS.

               To the extent provided by the Supplement for any Series issued in whole or in part in Bearer Certificates, the Servicer or the Trustee may at any time call a meeting of the Certificateholders of such Series, to be held at such time and at such place as the Servicer or the Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of, any covenant or condition set forth in this Agreement with respect to such Series or in the Certificates of such Series, subject to
Section 13.1 of this Agreement.

                                   ARTICLE VII

                    OTHER MATTERS RELATING TO THE TRANSFEROR

               Section 7.1 LIABILITY OF THE TRANSFEROR. The Transferor shall be liable in accordance herewith solely to the extent of the obligations specifically undertaken by the Transferor.

               Section 7.2 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE TRANSFEROR.

               (a) The Transferor shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                             (i) the corporation formed by such consolidation
               or into which the Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of the Transferor substantially as an entirety shall be, if the Transferor is not the surviving entity, organized and existing under the laws of the United States of America or any State or the District of Columbia and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of the Transferor, as applicable hereunder and shall benefit from all the rights granted to the Transferor, as applicable hereunder. To the extent that any right, covenant or obligation of the Transferor, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity. In furtherance hereof, in applying this Section 7.2 to a successor entity, Section 9.2 hereof shall be applied by reference to events of involuntary liquidation, receivership or conservatorship applicable to such successor entity as shall be set forth in the officer's certificate described in subsection 7.2(a)(ii);

                             (ii) the Transferor shall have delivered to the
               Trustee an Officer's Certificate signed by a Vice President (or any more senior officer) of the Transferor stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 7.2 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding and that the entity surviving such consolidation, conveyance or transfer is organized and existing under the laws of the United States of America or any State or the District of Columbia and, subject to customary limitations and qualifications, such entity will not be substantively consolidated with any Originator or the Servicer;

                             (iii) the Transferor shall have delivered notice to
               the Rating Agencies of such consolidation, merger, conveyance or transfer and the Rating Agency shall have provided written confirmation that such consolidation, merger, conveyance or transfer will not result in the Rating Agency reducing or withdrawing its rating on any then outstanding Series as to which it is a Rating Agency;

                             (iv) the successor entity shall be a special
               purpose bankruptcy remote entity; and

                             (v) if the Transferor is not the surviving entity,
               the Transferor shall file new UCC-1 financing statements with respect to the interest of the Trust in the Receivables.

               (b) The obligations of the Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of the Transferor hereunder except for mergers, consolidations, assumptions or transfers in accordance with the provisions of the foregoing para graph.

               Section 7.3 LIMITATION ON LIABILITY. The directors, officers, employees or agents of the Transferor shall not be under any liability to the Trust, the Trustee, the Certificateholders, any Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; PROVIDED, HOWEVER, that this provision shall not protect the officers, directors, employees, or agents of the Transferor against any liability which would otherwise be imposed upon them by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Sections 7.1 and 7.4 with respect to the Trust and the Trustee and its officers, directors, employees and agents, the Transferor shall not be under any liability to the Trust, the Trustee, its officers, directors, employees and agents, the Certificateholders, any Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in its capacity as Transferor pursuant to this Agreement or any Supplement whether arising from express or implied duties under this Agreement or any Supplement or otherwise; PROVIDED, HOWEVER, that this provision shall not protect the Transferor against any liability which would otherwise be imposed upon it by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Transferor and any director, officer, employee or agent may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder.

               Section 7.4 LIABILITIES. The Transferor agrees to be liable to and to indemnify and hold harmless the Trust and the Trustee from and against any loss, liability, reasonable expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions arising out of or based upon the arrangement created by this Agreement as though this

Agreement created a partnership under the Delaware Uniform Partnership Law in which the Transferor is a general partner and pursuant to which Agreement it agreed to provide the foregoing indemnity; PROVIDED, HOWEVER, that the Transferor shall not be liable to or indemnify or hold harmless the Trustee or any of its officers, directors, employees or agents as to any loss, liability, expense, damage or injury suffered or sustained by reason of fraud, negligence or willful misconduct on the part of the Trustee or any of its officers, directors, employees or agents; and PROVIDED FURTHER, HOWEVER, that, in no event will the Transferor be liable, directly or indirectly, for or in respect of any indebtedness or obligation evidenced or created by any Certificate, recourse as to which shall be limited solely to the assets of the Trust allocated for the payment thereof as provided in this Agreement and any applicable Supplement.

               Section 7.5 TRANSFEROR'S RECORDS. The Transferor shall clearly and unambiguously mark its accounting records evidencing the Receivables being purchased pursuant to the Receivables Purchase Agreement with a legend stating that such Receivables have been conveyed to the Trust pursuant to this Agreement.

                                  ARTICLE VIII

                             OTHER MATTERS RELATING
                                 TO THE SERVICER

               Section 8.1 LIABILITY OF THE SERVICER. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer in such capacity herein.

               Section 8.2 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE SERVICER. Subject to subsection 3.1(a), the Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                             (i) the corporation formed by such consolidation or
               into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia and, if the Servicer is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee in form satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer hereunder (to the extent that any right, covenant or obligation of the Servicer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity);

                             (ii) the Servicer shall have delivered to the
               Trustee an Officer's Certificate that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 8.2 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding with respect to the Servicer and that the entity surviving such consolidation, conveyance or transfer is organized and existing under the laws of the United States of America or any State or the District of Columbia; and

                             (iii) the Servicer shall have delivered notice to
               the Rating Agency of such consolidation, merger, conveyance or transfer and the Rating Agency shall have provided written confirmation that such consolidation, merger, conveyance or transfer will not result in the Rating Agency reducing or withdrawing its rating on any then outstanding Series as to which it is a Rating Agency.

               Section 8.3 LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS. The directors, officers, employees or agents of the Servicer shall not be under any liability to the Trust, the Trustee, the Certificateholders, any Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; PROVIDED, HOWEVER, that this provision shall not protect the directors, officers, employees and agents of the Servicer against any liability which would otherwise be imposed upon them by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Sections 8.1 and 8.4 with respect to the Trustee, its officers, directors, employees and agents, the Servicer shall not be under any liability to the Trust, the Trustee, its officers, directors, employees and agents, the Certificateholders, any Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement or any Supplement; PROVIDED, HOWEVER, that this provision shall not protect the Servicer against any liability which would otherwise be imposed upon it by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties hereunder or under any Supplement. The Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.

               Section 8.4 SERVICER INDEMNIFICATION OF THE TRANSFEROR, THE TRUST AND THE TRUSTEE. Subject to the limitations on liability set forth in Section 8.3, the Servicer shall indemnify and hold harmless the Transferor and the Trust (each, an "INDEMNIFIED PARTY") from and against any loss, liability, reasonable expense, damage or injury, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to activities of the Trust or the Trustee for which the Servicer is responsible pursuant to this Agreement; PROVIDED, HOWEVER, that the Servicer shall not indemnify or hold harmless an Indemnified Party if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, negligence, or willful misconduct by such Indemnified Party (or any of such Indemnified Party's officers, directors, employees or agents) or the Investor Certificateholders; PROVIDED, FURTHER, that the Servicer shall not indemnify or hold harmless the Trust, the Investor Certificateholders or the Certificate Owners for any losses, liabilities, expenses, damages or injuries suffered or sustained by any of them with respect to any action taken by the Trustee at the request of the Investor Certificateholders; PROVIDED FURTHER, that the Servicer shall not indemnify or hold harmless the Trust, the Investor Certificateholders or the Certificate Owners as to any losses, liabilities, expenses, damages or injuries suffered or sustained by any of them in their capacities as investors, including without limitation losses incurred as a result of Defaulted Accounts or Receivables which are written off as uncollectible; PROVIDED FURTHER, that the Servicer shall not indemnify or hold harmless the Transferor, the Trust, the Investor Certificateholders or the Certificate Owners for any losses, liabilities, expenses, damages or injuries suffered or sustained by the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation, any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest, penalties or additions with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Investor Certificateholders or the Certificate Owners in connection herewith to any taxing authority; and, PROVIDED, FURTHER, that in no event will the Servicer be liable, directly or indirectly, for or in respect of any indebtedness or obligation evidenced or created by any Certificate, recourse as to which shall be limited solely to the assets of the Trust allocated for the payment thereof as provided in this Agreement and any applicable Supplement. Any such indemnification shall not be payable from the assets of the Trust, but the Servicer shall be subrogated to the rights of the Trust with respect to the foregoing matters if and to the extent that the Servicer shall have indemnified the Trust with respect thereto. The Servicer shall indemnify and hold harmless the Trustee and its officers, directors, employees or agents from and against any loss, liability, reasonable expense, damage or injury suffered or sustained by reason of the acceptance of this Trust by the Trustee, the issuance by the Trust of the Certificates or any of the other matters contemplated herein or in any Supplement; provided, however, that the Servicer shall not indemnify the Trustee or its officers, directors, employees or agents for any loss, liability, expense, damage or injury caused by the fraud, negligence or willful misconduct of any of them. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof and shall survive the resignation or removal of the Servicer, the resignation or removal of the Trustee and/or the termination of the Trust and shall survive the termination of this Agreement.

               Section 8.5 THE SERVICER NOT TO RESIGN. Subject to subsection 3.1(a), the Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.2 hereof. If the Trustee is unable within 120 days of the date of delivery to it of such Opinion of Counsel to appoint a Successor Servicer, the Trustee shall serve as Successor Servicer hereunder (but shall have continued authority to appoint another Person as Successor Servicer).

               Section 8.6 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE RECEIVABLES. The Servicer shall provide to the Trustee and its agents (who shall be reasonably acceptable to the Servicer) access to the documentation regarding the Accounts and the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of the Investor Certificateholders, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Servicer's normal security and confidentiality procedures and

(iv) at offices designated by the Servicer. Nothing in this Section 8.6 shall derogate from the obligation of the Transferor, the Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this
Section 8.6 as a result of such obligations shall not constitute a breach of this Section 8.6.

               Section 8.7 DELEGATION OF DUTIES. In the ordinary course of business, the Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Credit and Collection Policies. Any such delegations shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.5 hereof and the Servicer will remain jointly and severally liable with such Person for any amounts which would otherwise be payable pursuant to this Article VIII as if the Servicer had performed such duty; PROVIDED, HOWEVER, that in the case of any significant delegation to a Person other than an Affiliate of SRI (i) written notice shall be given to the Trustee and to each Rating Agency of such delegation and (ii) neither Rating Agency shall have notified the Transferor or the Trustee in writing that such delegation will result in the lowering or withdrawal of its then existing rating of any Series or Class of Investor Certificates.

               Section 8.8 MAINTENANCE OF PROPERTY; INSURANCE. The Servicer will
(i) keep all property and assets useful and necessary in its business as Servicer in good working order and condition (normal wear and tear excepted),
(ii) maintain, with financially sound and reputable insurance companies, insurance on all its property and assets necessary in its business as Servicer in at least such amounts and against at least such risks (and with such risk retention) in the Servicer's reasonable judgment as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business, (iii) furnish to the Trustee, upon written request, full information as to the insurance carried, (iv) within five days of receipt of notice from any insurer, furnish the Trustee with a copy of any notice of cancellation or material change in coverage from that existing on the Closing Date and (v) forthwith, furnish the Trustee with notice of any cancellation or nonrenewal of coverage by the Servicer. The Servicer will (A) maintain disaster recovery systems and other information management systems that, in the Servicer's reasonable judgment, are sufficient to enable it to perform its obligations as Servicer without material interruption or loss of the Receivables or the collections, in the event of damage to, or loss or destruction of, its primary computer and information management systems and (B) furnish to the Trustee (x) full information as to such disaster recovery systems and (y) back-up computer operating systems and applications software used for the collection of Receivables (the "RECEIVABLES SOFTWARE"); PROVIDED, that the Servicer shall only be obligated to use its reasonable efforts to obtain sublicenses or consents from third party licensors of such Receivables Software to the license set forth in Section 2.1 and "Receivables Software" shall not include operating systems or software licensed from such third parties unless and until such sublicense or consent has been obtained. During the continuance of a Payout Event, Prospective Payout Event, Servicer Default or event which, upon the giving of notice or passage of time, would be a Servicer Default the Trustee may (at the request of the holders of a majority of the Invested Amount, or the related Commitments, of any Class) request, and the Servicer shall provide to the Trustee, copies of back-up data regarding the Receivables, such data to be provided with such frequency as designated by the Trustee. The Servicer shall use its reasonable efforts to obtain amendments to the agreement between the Servicer and Ferren & Long Company to provide, and will provide in any new software back-up agreement, that Ferren & Long Company or such other back-up provider shall provide copies of back-up data to the Trustee at such times as specified in the preceding sentence. The Transferor and the Servicer hereby represent and warrant that, upon delivery by the Servicer of the Receivables Software, the Licensed Names and the back-up data specified in the proviso to the second preceding sentence of this Section 8.8, and assuming that the third party sublicenses and consents referenced in this Section 8.8 and the amendment or new software back-up agreement referenced in the preceding sen tence of this Section 8.8, the Trustee shall have adequate proprietary rights, Receivables Software and backup data to permit orderly collection of the Receivables without the participation of the Servicer.

                                   ARTICLE IX

                                 PAY OUT EVENTS

               Section 9.1 PAY OUT EVENTS. If any one of the following events (each, a "TRUST PAY OUT EVENT") shall occur:

               (a) the Transferor, any Originator or SRI shall consent to the appointment of a bankruptcy trustee or receiver or liquidator in any bankruptcy proceeding or any other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or receiver or liquidator in any bankruptcy proceeding or any other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor, any Originator or SRI; or the Transferor, any Originator or SRI shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute including the U.S. bankruptcy code, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or the Transferor shall become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement; or

               (b) the Trust shall become subject to regulation by the Securities and Exchange Commission as an "investment company" within the meaning of the Investment Company Act; or

               (c) SRI shall fail to own or control, directly or indirectly, 100% of the issued and outstanding stock of the Transferor; then a Pay Out Event with respect to all Series of Certificates shall occur without any notice or other action on the part of the Trustee or the Investor Certificateholders immediately upon the occurrence of such event.

               Section 9.2 ADDITIONAL RIGHTS UPON THE OCCURRENCE OF CERTAIN EVENTS.

               (a) If (x) the Transferor shall consent to the appointment of a bankruptcy trustee or receiver or liquidator for the winding-up or liquidation of its affairs, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or receiver or liquidator for the winding-up or liquidation of its affairs shall have been entered against the Transferor (an "INSOLVENCY EVENT"), on the day of such Insolvency Event (the "APPOINTMENT DAY") or (y) the Retained Percentage shall at any time be equal to or less than 1% (a "TRIGGER EVENT"), the following actions shall be taken and processes begun:

               (i) If an Insolvency Event shall have occurred, the Transferor shall immediately cease to transfer Principal Receivables to the Trust and shall promptly give written notice to the Trustee of such Insolvency Event. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, receivables accrued in respect of periodic finance charges, late fees and similar fees and charges, whenever created, accrued in respect of Receivables which have been transferred to the Trust, shall continue to be a part of the Trust, and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV.

               (ii) If an Insolvency Event or a Trigger Event shall have occurred, this Agreement and the Trust shall be deemed to have terminated, subject to the liquidation, winding-up and dissolution procedures described below. Within 15 days of the date of written notice to the Trustee, the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event or a Trigger Event has occurred, that the Trust has terminated, and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables pursuant to this Agreement in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids (a "DISPOSITION"), and (ii) send written notice to the Investor Certificateholders describing the provisions of this Section 9.2 and requesting each Investor Certificateholder to advise the Trustee in writing that it elects one of the following options: (A) the Investor Certificateholder wishes the Trustee to instruct the Servicer not to effectuate a Disposition, (B) the Investor Certificateholder refuses to advise the Trustee as to the specific action the Trustee shall instruct the Servicer to take or (C) the Investor Certificateholder wishes the Servicer to effect a disposition of the Receivables. If after 60 days from the day notice pursuant to clause (i) above is first published (the "PUBLICATION DATE"), the Trustee shall not have received the written instruction described in clause (A) above from Holders of Investor Certificates representing Undivided Interests aggregating in excess of 50% of the related Invested Amount of each Series (or, in the case of a Series having more than one Class, each Class of such Series) (for each Series, a "HOLDERS' MAJORITY"), the Trustee shall instruct the Servicer to effectuate a Disposition, and the Servicer shall proceed to consummate a Disposition. If, however, with respect to the portion of the Receivables allocable to any out standing Series, a Holders' Majority instruct the Trustee not to effectuate a Disposition of the portion of the Receivables allocable to such Series, the Trust shall be reconstituted and continue with respect to such Series pursuant to the terms of this Agreement and the applicable Supplement (as amended in connection with such reconstitution). The portion of the Receivables allocable to any Series shall be equal to the sum of (1) the product of (A) the Transferor Percentage, (B) the aggregate out standing Principal Receivables and (C) a fraction the numerator of which is the related Investor Percentage of Collections of Finance Charge Receivables and the denominator of which is the sum of all Investor Percentages with respect to Collections of Finance Charge Receivables for all Series outstanding and (2) the Invested Amount of such Series. The Transferor or any of its Affiliates shall be permitted to bid for the Receivables. In addition, the Transferor or any of its Affiliates shall have the right to match any bid by a third person and be granted the right to purchase the Receivables at such matched bid price. The Trustee may obtain a prior determination from any such bankruptcy trustee, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.1 and 9.2 shall not be deemed to be mutually exclusive.

               (b) The proceeds from the sale, disposition or liquidation of the Receivables pursuant to subsection (a) above shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with the provisions of Article IV; PROVIDED, HOWEVER, that the proceeds from the sale of Receivables with respect to any Series shall be applied solely to make payments to such Series; PROVIDED FURTHER, that the Trustee shall determine conclusively in its sole discretion the amount of such proceeds which are allocable to Finance Charge Collections and the amount of such proceeds which are allocable to Collections of Principal Receivables.

               (c) The Trustee may appoint an agent or agents to assist with its responsibilities pursuant to this Article IX with respect to competitive bids.

                                    ARTICLE X

                                SERVICER DEFAULTS

               Section 10.1 SERVICER DEFAULTS. If any one of the following events (a "SERVICER DEFAULT") shall occur and be continuing:

               (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee pursuant to Article IV or to instruct the Trustee to make any required drawing, withdrawal, or payment under any Enhancement on or before the date occurring two Business Days after the date such payment, transfer, deposit, withdrawal or drawing or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement (PROVIDED, that with respect to payments to the Investor Certificateholders of Invested Amounts, such two Business Day grace period shall not apply);

               (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer set forth in this Agreement, which has a material adverse effect on the Investor Certificateholders of any Series and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Invested Amount of any Series materially adversely affected thereby and continues to materially adversely affect such Investor Certificateholders for such period; or the Servicer shall delegate its duties under this Agreement, except as permitted by
Section 8.7;

               (c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Investor Certificateholders of any Series and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Invested Amount of any Series materially adversely affected thereby and continues to materially adversely affect such Investor Certificateholders for such period; or

               (d) the Servicer shall consent to the appointment of a bankruptcy trustee or receiver or liquidator in any bankruptcy proceeding or any other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervi sory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or receiver or liquidator in any bankruptcy proceeding or any other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; then, so long as such Servicer Default shall not have been remedied, either the Trustee, or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Invested Amount, by notice then given in writing to the Servicer (and to the Trustee if given by the Investor Certificateholders) (a "TERMINATION NOTICE"), may terminate all of the rights and obligations of the Servicer as Servicer under this Agreement. The Servicer agrees that promptly after it receives such Termination Notice, the Servicer will at its own expense deliver to the Trustee or to the bailee of the Trustee a computer file or microfiche list containing a true and complete list of all Accounts, identified by account number and setting forth the Outstanding Balance of each Receivable as of the date of receipt of such Termination Notice. After receipt by the Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.2, all authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer; and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights and obligations. The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, the Equalization Account, the Interest Funding Account or the Principal Account, and any Series Account, or which shall thereafter be received with respect to the Receivables. The Servicer shall promptly transfer its electronic records or electronic copies thereof relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 10.1 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interests. The Servicer shall, on the date of any servicing transfer, transfer all of its rights and obligations under the Enhancement with respect to any Series to the Successor Servicer. In connection with any service transfer, all reasonable costs and expenses (including attorneys, fees) incurred in connection with transferring the records, correspondence and other documents with respect to the Receivables and the other Trust Property to the Successor Servicer and Amending this Agreement to reflect such succession as Successor Servicer pursuant to this Section 10.1 and Section

10.2 shall be paid by the Servicer (unless the Trustee is acting as the Servicer on a temporary basis, in which case the original Servicer shall be responsible therefor) upon presentation of reasonable documentation of such costs and expenses.

               Notwithstanding the foregoing, a delay in or failure of performance referred to in subsection 10.1(a) for a period of two Business Days or under subsection l0.l(b) or (c) for a period of 60 days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power outages, computer failure or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Trustee, any Enhancement Provider, the Transferor and the Holders of Investor Certificates with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts so to perform its obligations.

               Section 10.2 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR. (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.1, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or as otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Trustee, until a date mutually agreed upon by the Servicer and Trustee. The Trustee shall notify each Rating Agency of such removal of the Servicer. The Trustee shall, as promptly as possible after the giving of a Termination Notice, appoint a successor servicer (the "SUCCESSOR SERVICER"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. If such Successor Servicer is unable to accept such appointment, the Trustee may obtain bids from any potential successor servicer. If the Trustee is unable to obtain any bids from any potential successor servicer and the Servicer delivers an Officer's Certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as Successor Servicer, then the Trustee shall notify each Enhancement Provider of the proposed sale of the Receivables and shall provide each such Enhancement Provider an opportunity to bid on the Receivables and shall offer the Transferor the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Trustee, but in no event less than an amount equal to the Aggregate Invested Amount on the date of such purchase PLUS all interest accrued but unpaid on all of the outstanding Investor Certificates at the applicable Certificate Rate through the date of such purchase; PROVIDED, HOWEVER, that no such purchase by the Transferor shall occur unless the Transferor shall deliver an opinion of Counsel reasonably acceptable to the Trustee that such purchase would not constitute a fraudulent conveyance of the Transferor. The proceeds of such sale shall be deposited in the Distribution Account or any Series Account, as provided in the related Supplement, for distribution to the Investor Certificateholders of each outstanding Series pursuant to Section 12.3 of this Agreement. In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when the Servicer ceases to act as

Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer (but shall have continued authority to appoint another Person as Successor Servicer). The Trustee may delegate any of its servicing obligations to an affiliate or agent of the Trustee in accordance with Article III hereof. Notwithstanding the above, the Trustee shall, if it is legally unable to act, petition a court of competent jurisdiction to appoint any established financial institution having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital requirements, having a net worth of not less than $50,000,000 and whose regular business includes the servicing of credit card receivables as the Successor Servicer hereunder.

               (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of each Enhancement.

               (c) In connection with such appointment and assumption, the Trustee shall be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer out of Collections, as it and such Successor Servicer shall agree; PROVIDED, HOWEVER, that no such compensation shall be in excess of the Servicing Fee permitted to the Servicer pursuant to Section 3.2. The Transferor agrees that if the Servicer is terminated hereunder, it will agree to deposit a portion of the Collections in respect of Finance Charge Receivables that it is entitled to receive pursuant to
Article IV to pay its ratable share of the compensation of the Successor
Servicer.

               (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.1 and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Transferor in such electronic form as the Transferor may reasonably request and shall transfer all other records, correspondence and documents to the Transferor in the manner and at such times as the Transferor shall reasonably request. To the extent that compliance with this Section 10.2 shall require the Successor Servicer to disclose to the Transferor information of any kind which the Successor Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

               Section 10.3 NOTIFICATION TO CERTIFICATEHOLDERS. Within two Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give prompt written notice thereof to the Trustee and any Enhancement Provider and, upon receipt of such written notice, and the Trustee shall give notice to the Investor Certificateholders at their respective addresses appearing in the Certificate Register. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to Investor Certificateholders at their respective addresses appearing in the Certificate Register.

               Section 10.4 WAIVER OF PAST DEFAULTS. The Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Invested Amount of each Series materially adversely affected by any default by the Servicer or Transferor may, on behalf of all Certificateholders of such Series, waive any default by the Servicer or Transferor in the perfor mance of its obligations hereunder and its consequences, except a default in the failure to make any required deposits or payments of interest or principal relating to such Series pursuant to Article IV, which default does not result from the failure of the Paying Agent to perform its obligations to make any required deposits or payments of interest and principal in accordance with Article IV. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                   ARTICLE XI

                                   THE TRUSTEE

               Section 11.1 DUTIES OF TRUSTEE. (a) The Trustee, prior to the occurrence of any Servicer Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or duties shall be read into this Agreement against the Trustee. If a Responsible Officer has received written notice that a Servicer Default has occurred (and such Servicer Default has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs; PROVIDED, HOWEVER, that if the Trustee shall assume the duties of the Servicer pursuant to
Section 8.5 or 10.2, the Trustee in performing such duties shall use the degree of skill and attention customarily exercised by a servicer with respect to comparable receivables that it services for itself or others.

               (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform to the requirements of this Agreement. The Trustee shall retain all such items for at least one year after receipt and shall make such items available for inspection by any Investor Certificateholder at the Corporate Trust Office, such inspection to be made during regular business hours and upon reasonable prior notice to the Trustee.

               (c) Subject to subsection 11.1(a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; PROVIDED, HOWEVER, that:

               (i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Series, or exercising any trust or power conferred upon the Trustee with respect to such Series, under this Agreement; and

                             (iii) the Trustee shall not be charged with
               knowledge of any failure by the Servicer referred to in clauses
               (a) and (b) of Section 10.1 or of any breach by the Servicer contemplated by clause (c) of Section 10.1 or any Pay Out Event unless a Responsible Officer of the Trustee obtains actual knowledge of such failure, breach or Pay Out Event or the Trustee receives written notice of such failure, breach or Pay Out Event from the Servicer or any Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Invested Amount of any Series adversely affected thereby.

               (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

               (e) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.

               (f) Except as provided in this Agreement, the Trustee shall have no power to vary the corpus of the Trust.

               (g) If a Responsible Officer of the Trustee has received written notice that the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly upon its obtaining knowledge thereof by a Responsible Officer of the Trustee to perform such obligation, duty or agreement in the manner so required.

               (h) If the Transferor has agreed to transfer any of its credit card receivables (other than the Receivables) to another Person, upon the written request of the Transferor, the Trustee on behalf of the Trust will enter into such intercreditor agreements with the transferee of such receivables as are customary and necessary to identify separately the rights, if any, of the Trust and such other Person in the Transferor's credit card receivables; PROVIDED, HOWEVER, that the Trust shall not be required to enter into any intercreditor agreement which could adversely affect the interests of the Certificateholders or the Trustee and, upon the request of the Trustee, the Transferor will deliver an Opinion of Counsel on any matters relating to such intercreditor agree ment, reasonably requested by the Trustee.

               Section 11.2 CERTAIN MATTERS AFFECTING THE TRUSTEE. Except as otherwise provided in Section 11.1:

               (a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accordance with, any assignment of Receivables in Supplemental Accounts, the initial report, the Daily Report, the Settlement Statement, the annual Servicer's certifi cate, the monthly payment instructions and notification to the Trustee, the monthly Certificateholder's statement, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

               (b) the Trustee may consult with counsel, and the advice or any opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

               (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Enhancement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or any Enhancement Provider, pursuant to the provisions of this Agreement, unless such Certificateholders or Enhancement Provider shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of any Servicer Default (which has not been cured or waived) of which a Responsible Officer of the Trustee has knowledge, to exercise such of the rights and powers vested in it by this Agreement and any Enhancement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

               (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any assignment of Receivables in Supplemental Accounts, the initial report, the Daily Report, the Settlement Statement, the annual Servicer's certificate, the monthly payment instructions and notification to the Trustee, the monthly Certificateholders statement, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series which could be adversely affected if the Trustee does not perform such acts;

               (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder;

               (g) except as may be required by subsection 11.1(a), the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by the Transferor with its representations and warranties or for any other purpose;

               (h) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate; and

               (i) the right of the Trustee to perform any discretionary act enumerated in this Agreement or any Supplement shall not be construed as a duty, and the Trustee shall not be answerable for performance of any such act.

               Section 11.3 TRUSTEE NOT LIABLE FOR RECITALS IN CERTIFICATES. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by the Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Transferor in respect of the Receivables or deposited in or withdrawn from the Collection Account, the Equalization Account, the Principal Account or the Interest Funding Account, or any Series Account or other accounts now or hereafter established to effectuate the transactions contemplated herein and in accordance with the terms hereof. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or Lien granted to it hereunder (unless the Trustee shall have become the Successor Servicer) or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Supplement.

               Section 11.4 TRUSTEE MAY OWN CERTIFICATES. The Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates and may deal with the Transferor, the Servicer or any Enhancement Provider with the same rights as it would have if it were not the Trustee. The Trustee in its capacity as Trustee shall exercise its duties and responsibilities hereunder independent of and without reference to its investment, if any, in Investor Certificates.

               Section 11.5 THE SERVICER TO PAY TRUSTEE'S FEES AND EXPENSES. The Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by the Trustee in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, subject to Section 8.4, the Servicer will pay or reimburse the Trustee (without reimbursement from any Investor Account, any Series Account or otherwise) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable fees and expenses of its agents and counsel) except any such expense, disbursement or advance as may arise from its own negligence or bad faith and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to Section 10.2, the provisions of this Section 11.5 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer (which shall be covered out of the Servicing Fee).

               The obligations of the Servicer under this Section 11.5 shall survive the termination of the Trust and the resignation or removal of the Trustee.

               Section 11.6 ELIGIBILITY REQUIREMENTS FOR TRUSTEE. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a long-term unsecured debt rating of at least BBB by Standard & Poor's having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.6, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.6, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.7.

               Section 11.7 RESIGNATION OR REMOVAL OF TRUSTEE. (a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

               (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.6 hereof and shall fail to resign after written request therefor by the Transferor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Transferor may, but shall not be required to, remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

               (c) If at any time the Trust shall be in non-compliance with
Section 2.5(m), the Trustee shall be removed and the Servicer shall (with the approval of Holders of Investor Certificates aggregating more than 50% of the Aggregate Invested Amount) promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

               (d) If (i) the Trustee shall fail to perform any of its obligations hereunder, (ii) a Certificateholder shall deliver written notice of such failure to the Trustee, and (iii) the Trustee shall not have corrected such failure for 60 days thereafter, then the Holders of Investor Certificates representing more than 50% of the Invested Amount (including related commitments of holders of Variable Funding Certificates) shall have the right to remove the Trustee and (with the consent of the Transferor, which shall not be unreasonably withheld) promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

               (e) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.7 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.8 hereof and any liability of the Trustee arising hereunder shall survive such appointment of a successor trustee.

               Section 11.8 SUCCESSOR TRUSTEE. (a) Any successor trustee appointed as provided in Section 11.7 hereof shall execute, acknowledge and deliver to the Transferor and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents and statements held by it hereunder, and the Transferor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and cer tainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

               (b) No successor trustee shall accept appointment as provided in this Section 11.8 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.6 hereof.

               (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.8, such successor trustee shall mail notice of such succession hereunder to all Certificateholders at their addresses as shown in the Certificate Register.

               Section 11.9 MERGER OR CONSOLIDATION OF TRUSTEE. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 11.6 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

               Section 11.10 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
11.6 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.8 hereof.

               (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                             (i) all rights, powers, duties and obligations
               conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                             (ii) no trustee hereunder shall be personally
               liable by reason of any act or omission of any other trustee hereunder; and

                             (iii) the Trustee may at any time accept the
               resignation of or remove any separate trustee or co-trustee.

               (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

               (d) Any separate trustee or co-trustee may at any time constitute the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

               Section 11.11 TAX RETURNS. Consistent with Section 3.7, the Trustee shall not file any Federal tax returns on behalf of the Trust; PROVIDED, HOWEVER, that if a class of Certificates is issued that will be characterized as interests in a partnership for federal income tax purposes, partnership information returns shall be prepared and signed by the Transferor, as general partner, and the Transferor shall be the "tax matter partner" as defined in subsection 6231(a)(7) of the Internal Revenue Code of 1986, as amended, and any sucessor statute. In the event the Trust shall be required to file tax returns, the Servicer shall at its expense prepare or cause to be prepared any tax returns required to be filed by the Trust and, to the extent possible, shall remit such returns to the Trustee for signature at least five days before such returns are due to be filed. The Trustee is hereby authorized to sign any such return on behalf of the Trust. The Servicer shall prepare or shall cause to be prepared all tax information required by law to be distributed to Certificateholders and shall deliver such information to the Trustee at least five days prior to the date it is required by law to be distributed to Certificateholders. The Trustee, upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust and shall, upon request, execute such returns. In no event shall the Trustee be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty or addition with respect thereto or arising from a failure to comply therewith).

               Section 11.12 TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF CERTIFICATES. All rights of action and claims under this Agreement or any Series of Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of any Series of Certificateholders in respect of which such judgment has been obtained.

               Section 11.13 SUITS FOR ENFORCEMENT. If a Servicer Default of which a Responsible Officer of the Trustee has knowledge shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of
Section 10.1, proceed to protect and enforce its rights and the rights of any Series of Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or any Series of Certificateholders.

               Section 11.14 RIGHTS OF CERTIFICATEHOLDERS TO DIRECT TRUSTEE. Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Invested Amount (or, with respect to any remedy, trust or power that does not relate to all Series, 50% of the aggregate Invested Amount of the Investor Certificates of all Series to which such remedy, trust or power relates) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; PROVIDED, HOWEVER, that Holders of Investor Certificates aggregating more than 50% of the aggregate Invested Amount of any Class may direct the Trustee to exercise its rights under Section 8.6; PROVIDED, further, that, subject to Section 11.1, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and PROVIDED FURTHER that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of such Holders of Investor Certificates.

               Section 11.15 REPRESENTATIONS AND WARRANTIES OF TRUSTEE. The Trustee represents and warrants that:

                             (i) the Trustee is a corporation organized,
               existing and authorized to engage in the business of banking under the laws of the State of its incorporation;

                             (ii) the Trustee has full power, authority and
               right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

                             (iii) this Agreement has been duly executed and
               delivered by the Trustee.

               Section 11.16 MAINTENANCE OF OFFICE OR AGENCY. The Trustee will maintain at its expense an office or offices or agency or agencies, where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially appoints its Corporate Trust Office as its office for such purposes. The Trustee will give prompt written notice to the Servicer and to Certificateholders (or in the case of Holders of Bearer Certificates, in the manner provided for in the related Supplement) of any change in the location of the Certificate Register or any such office or agency.

                                   ARTICLE XII

                                   TERMINATION

                       Section 12.1 TERMINATION OF TRUST.

               (a) The respective obligations and responsibilities of the Transferor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Certificateholders as hereafter set forth) shall terminate, except with respect to the duties described in
Section 8.4 and 11.5 and subsection 12.3(b), on the Trust Termination Date; PROVIDED, HOWEVER, that the Trust shall not terminate on the date specified in clause (i) of the definition of "Trust Termination Date" if each of the Servicer and the Holder of the Exchangeable Transferor Certificate notify the Trustee in writing, not later than five Business Days preceding such date, that they desire that the Trust not terminate on such date, which notice (such notice, a "TRUST EXTENSION") shall specify the date on which the Trust shall terminate (such date, the "EXTENDED TRUST TERMINATION DATE"); PROVIDED, HOWEVER, that the Extended Trust Termination Date shall be not later than the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date of this Agreement. The Servicer and the Holder of the Exchangeable Transferor Certificate may, on any date following the Trust Extension, so long as no Series of Certificates is outstanding, deliver a notice in writing to the Trustee changing the Extended Trust Termination Date.

               (b) In the event that (i) the Trust has not terminated by the Distribution Date occurring in the second month preceding the Trust Termination Date, and (ii) the Invested Amount of any Series (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal on any Series of Certificates to be made on the related Distribution Date during such month pursuant to Article IV) would be greater than zero, the Servicer shall sell within 30 days after such Transfer Date all the Receivables if it can do so in a commercially reasonable manner. The Servicer shall notify each Enhancement Provider of the proposed sale of the Receivables and shall provide each Enhancement Provider an opportunity to bid on the Receivables. The Transferor shall have the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Trustee in its sole discretion. The proceeds of any such sale shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with Article IV; PROVIDED, HOWEVER, that the Trustee shall determine conclusively in its sole discretion the amount of such proceeds which are allocable to Finance Charge Collections and the amount of such proceeds which are allocable to Collections of Principal Receivables. During such thirty-day period, the Servicer shall continue to collect payments on the Receivables and allocate and deposit such payments in accordance with the provi sions of Article IV.

               (c) All principal or interest with respect to any Series of Investor Certificates shall be due and payable no later than the Series Termination Date with respect to such Series. Unless otherwise provided in a Supplement, in the event that the Invested Amount of any

Series of Certificates is greater than zero on its Series Termination Date (the "AFFECTED SERIES"), after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal to be made on such Series on such date, and the Trustee will sell or cause to be sold, and the Trustee will pay the proceeds to all Certificateholders of such Series pro rata in final payment of all principal of and accrued interest on such Series of Certificates or, if any Class of such Series is subordinated, in order of their respective seniorities, an amount of Principal Receivables and the related Finance Charge Receivables (or interests therein) up to 110% of the Invested Amount of such Series at the close of business on such date (but the amount of such Principal Receivables not to be more than an amount of Receivables equal to the sum of (1) the product of (A) the Transferor Percentage, (B) the aggregate outstanding Principal Receivables and (C) a fraction the numerator of which is the Invested Amount of such Series on such date and the denominator of which is the sum of the Invested Amounts of all Series on such Date and (2) the Invested Amount of such Series). Receivables on which the Obligor has not made the full minimum payment for the prior months shall be deemed to be in default for purposes of this Section 12.1(c) to the extent that the cash allocated to any Class of Transferor Retained Certificates of such Series pursuant to a sale under Section 12.1(c) is less than the amount that would have been allocated to the Exchangeable Transferor Certificate and the Transferor Retained Certificates had the proceeds from such sale been allocated pursuant to Section 4.3. The Servicer shall notify each Enhancement Provider of the proposed sale of such Receivables and shall provide each Enhancement Provider an opportunity to bid on such Receivables. The Transferor shall be permitted to purchase such Receivables in such case and shall have a right of first refusal with respect thereto to the extent of a bona fide offer by an unrelated third party or to the extent the Receivables represent Defaulted Receivables. Any pro ceeds of such sale in excess of such principal and interest paid shall be paid to the Holder of the Exchangeable Transferor Certificate. Upon such Series Termination Date with respect to the applicable Series of Certificates, final payment of all amounts allocable to any Investor Certificates of such Series shall be made in the manner provided in Section 12.3.

               Section 12.2 OPTIONAL TERMINATION. (a) If so provided in any Supplement, the Transferor may, but shall not be obligated to, cause a final distribution to be made in respect of the related Series of Certificates on a Distribution Date specified in such Supplement by depositing into the Distribution Account or the applicable Series Account, not later than the Transfer Date preceding such Distribution Date, for application in accordance with Section 12.3, the amount specified in such Supplement.

               (b) The amount deposited pursuant to subsection 12.2(a) shall be paid to the Investor Certificateholders of the related Series pursuant to
Section 12.3 on the related Distribution Date following the date of such deposit. All Certificates of a Series with respect to which a final distribution has been made pursuant to subsection 12.2(a) shall be delivered by the Holder to, and be canceled by, the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferor. The Invested Amount of each Series with respect to which a final distribution has been made pursuant to subsection 12.2(a) shall, for the purposes of the definition of "Transferor Interest," be deemed to be equal to zero on the Distribution Date following the making of the deposit, and the Transferor Interest shall thereupon be deemed to have been increased by the Invested Amount of such Series.

               Section 12.3 FINAL PAYMENT WITH RESPECT TO ANY SERIES. (a) Written notice of any termination, specifying the Distribution Date upon which the Investor Certificateholders of any Series may surrender their Certificates for payment of the final distribution with respect to such Series and cancellation, shall be given (subject to at least four Business Days, prior notice from the Servicer to the Trustee) by the Trustee to Investor Certificateholders of such Series mailed not later than the fifth day of the month of such final distribution (or in the manner provided by the Supplement relating to such Series) specifying (i) the Distribution Date (which shall be the Distribution Date in the month (x) in which the deposit is made pursuant to subsection 2.4(d), 9.2(a), 10.2(a), or 12.2(a) of this Agreement or such other section as may be specified in the related Supplement, or (y) in which the related Series Termination Date occurs) upon which final payment of such Investor Certificates will be made upon presentation and surrender of such Investor Certificates at the office or offices therein designated (which, in the case of Bearer Certificates, shall be outside the United States), (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Investor Certificates at the office or offices therein specified. The Servicer's notice to the Trustee in accordance with the preceding sentence shall be accompanied by an Officer's Certificate setting forth the information specified in Article V of this Agreement covering the period during the then current calendar year through the date of such notice and setting forth the date of such final distribution. The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to such Investor Certificateholders.

               (b) Notwithstanding the termination of the Trust pursuant to subsection 12.1(a) or the occurrence of the Series Termination Date with respect to any Series, all funds then on deposit in the Equalization Account, the Interest Funding Account, the Principal Account, the Distribution Account or any Series Account applicable to the related Series shall continue to be held in trust for the benefit of the Certificateholders of the related Series and the Paying Agent or the Trustee shall pay such funds to the Certificateholders of the related Series upon surrender of their Certificates (which surrenders and payments, in the case of Bearer Certificates, shall be made only outside the United States). In the event that all of the Investor Certificateholders of any Series shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice (or, in the case of Bearer Certificates, publication notice) to the remaining Investor Certificateholders of such Series upon receipt of the appropriate records from the Transfer Agent and Registrar to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one and one half years after the second notice with respect to a Series, all the Investor Certificates of such Series shall not have been surrendered for cancellation, the Trustee may take appropriate steps or may appoint an agent to take appropriate steps, to contact the remaining Investor Certificateholders of such Series concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds in the Distribution Account or any Series Account held for the benefit of such Investor

Certificateholders. The Trustee and the Paying Agent shall pay to the Transferor upon request any monies held by them for the payment of principal or interest which remains unclaimed for two years. After payment to the Transferor, Investor Certificateholders entitled to the money must look to the Transferor for payment as general creditors unless an applicable abandoned property law designates another Person.

               (c) All Certificates surrendered for payment of the final distribution with respect to such Certificates and cancellation shall be canceled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferor.

               Section 12.4 TERMINATION RIGHTS OF HOLDER OF EXCHANGEABLE TRANSFEROR CERTIFICATE. Upon the termination of the Trust pursuant to Section 12.1, and after payment of all amounts due hereunder on or prior to such termination and the surrender of the Exchangeable Trans feror Certificate, the Trustee shall execute a written reconveyance substantially in the form of Exhibit H pursuant to which it shall reconvey to the Holder of the Exchangeable Transferor Certificate (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all moneys due or to become due with respect thereto (including all accrued interest theretofore posted as Finance Charge Receivables) allocable to the Trust pursuant to any Supplement, except for amounts held by the Trustee pursuant to subsection 12.3(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case prepared by the Transferor and without recourse, representation or warranty as shall be reasonably requested by the Holder of the Exchangeable Transferor Certificate to vest in such Holder all right, title and interest which the Trust had in the Receivables and other Trust Property.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

               Section 13.1 AMENDMENT. (a) This Agreement (including any Supplement) may be amended from time to time by the Servicer, the Transferor and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity, to revise any exhibits or Schedules (other than Schedule 1), to correct or supplement any provisions herein or thereon which may be inconsistent with any other provisions herein or thereon or (ii) to add any other provisions with respect to matters or questions raised under this Agreement which shall not be inconsistent with the provisions of this Agreement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any of the Investor Certificateholders. Additionally, this Agreement may be amended from time to time by the Servicer, the Transferor and the Trustee, without the consent of any of the Certificateholders, to add to or change any of the provisions of this Agreement to provide that Bearer Certificates may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of (or premium, if any) or any interest on Bearer Certificates to comply with the Bearer Rules, to permit Bearer Certificates to be issued in exchange for Registered Certificates (if then permitted by the Bearer Rules), to permit Bearer Certificates to be issued in exchange for Bearer Certificates of other authorized denominations or to permit the issuance of Certificates in uncertificated form.

               This Agreement (including any Supplement) and any schedule or exhibit thereto may also be amended from time to time by the Servicer, the Transferor and the Trustee, without the consent of any of the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates; PROVIDED, HOWEVER, that (i) the Servicer shall have provided an Officer's Certificate to the Trustee to the effect that such amendment will not materially and adversely affect the interests of the Certificateholders, (ii) such amendment shall not, as evidenced by an Opinion of Counsel, cause the Trust to be characterized for Federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the Federal income taxation of any outstanding Series of Investor Certificates or any Certificate Owner and (iii) the Servicer shall have provided at least ten Business Days prior written notice to each Rating Agency of such amendment and shall have received written confirmation from each Rating Agency to the effect that the original rating of any Series or any class of any Series will not be reduced or withdrawn as a result of such amendment; PROVIDED, FURTHER, that such amendment shall not reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificate of such Series without the consent of the related Investor Certificateholder, change the definition of or the manner of calculating the interest of any Investor Certificateholder of such Series without the consent of the related Investor Certificateholder or reduce the percentage pursuant to clause (b) required to consent to any such amendment, in each case without the consent of all such Investor Certificateholders; PROVIDED, FURTHER, that the transfer of the Accounts to SRI Credit Card Bank and/or the appointment of SRI Credit Card Bank as Servicer hereunder in connection with such transfer and any other transactions related, supplemental or incidental thereto shall be deemed not to materially and adversely affect the interests of the Certificateholders.

               (b) This Agreement and any Supplement may also be amended from time to time by the Servicer, the Transferor and the Trustee with the consent of the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Invested Amount of each and every Series adversely affected, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Investor Certificateholders of any Series then issued and outstanding; PROVIDED, HOWEVER, that no such amendment under this subsection shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificate of such Series without the consent of the related Investor Certificateholders; (ii) change the definition of or the manner of calculating the interest of any Investor Certificateholder of such Series without the consent of the related Investor Certificateholder or (iii) reduce the aforesaid percentage required to consent to any such amendment, in each case without the consent of all such Investor Certificateholders.

               (c) Notwithstanding anything in this Section 13.1 to the contrary, the Supplement with respect to any Series may be amended on the items and in accordance with the procedures provided in such Supplement.

               (d) Promptly after the execution of any such amendment (other than an amendment pursuant to paragraph (a)), the Trustee shall furnish notification of the substance of such amendment to each Investor Certificateholder of each Series adversely affected and ten Business Days prior to the proposed effective date for such amendment the Servicer shall furnish notification of the substance of such amendment to each Rating Agency providing a rating for such Series.

               (e) It shall not be necessary to obtain the consent of Investor Certificateholders under this Section 13.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

               (f) Any Supplement executed and delivered pursuant to Section 6.9 and any amendments regarding the addition to or removal of Receivables from the Trust as provided in Sections 2.6 or 2.7, executed in accordance with the provisions hereof, shall not be considered amendments to this Agreement for the purpose of subsections 13.1(a) and (b).

               (g) In connection with any amendment, the Trustee may request an opinion of Counsel from the Transferor or Servicer to the effect that the amendment complies with all requirements of this Agreement. The Trustee may, but shall not be obligated to, enter into any amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise.

               Section 13.2 PROTECTION OF RIGHT, TITLE AND INTEREST TO TRUST.

               (a) The Servicer shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Certificateholders and the Trustee's right, title and interest to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Certificateholders or the Trustee, as the case may be, hereunder to all property comprising the Trust. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferor shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection 13.2(a).

               (b) Within 30 days after the Transferor makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above materially misleading within the meaning of Section 9-402(7) of the UCC as in effect in the Relevant UCC State, the Transferor shall give the Trustee written notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof.

               (c) Each of the Transferor and the Servicer will give the Trustee prompt written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof. Each of the Transferor and the Servicer will at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

               (d) The Servicer will deliver to the Trustee: (i) upon each date that any Supplemental Accounts are to be included in the Accounts pursuant to subsection 2.6(c), an Opinion of Counsel substantially in the form of Exhibit F; and (ii) on or before March 31 of each year, beginning with March 31, 1994, an Opinion of Counsel substantially in the form of Exhibit G.

               Section 13.3 LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS. (a) The death or incapacity of any Investor Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

               (b) No Investor Certificateholder shall have any right to vote (except as provided in Section 13.1 hereof) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as members of an association; nor shall any Investor Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

               (c) No Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Certificateholder previously shall have given written notice to the Trustee, and unless the Holders of Certificates evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any Series which may be adversely affected but for the institution of such suit, action or proceeding, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Certificateholders shall have the right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Certificateholders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 13.3, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

               Section 13.4 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

               Section 13.5 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, sent by facsimile to, sent by courier at or mailed by registered mail, return receipt requested, to (a) in the case of the Transferor to 10201 Main Street, Houston, Texas 77025, Attention: President, with a copy to the Servicer as provided below, (b) in the case of the Servicer, to 1020 Willow Creek, Jack sonville, Texas 75766, Attention: Chief Financial Officer and General Counsel, (c) in the case of the Trustee, to the Corporate Trust Office,
(d) in the case of the Enhancement Provider for a particular Series, the address, if any, specified in the Supplement relating to such Series and (e) in the case of the Rating Agency for a particular Series, the address, if any, specified in the Supplement relating to such Series; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Unless otherwise provided with respect to any Series in the related Supplement any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register, or with respect to any notice required or permitted to be made to the Holders of Bearer Certificates, by publication in the manner provided in the related Supplement. If and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such Exchange shall so require, any Notice to Investor Certificateholders shall be published in an authorized newspaper of general circulation in Luxembourg within the time period prescribed in this Agreement. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

               Section 13.6 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or rights of the Certificateholders thereof.

               Section 13.7 ASSIGNMENT. Notwithstanding anything to the contrary contained herein, except as provided in Section 8.2, this Agreement may not be assigned by the Servicer without the prior consent of Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66 2/3% of the Invested Amount of each Series on a Series by Series basis.

               Section 13.8 CERTIFICATES NON-ASSESSABLE AND FULLY PAID. Except to the extent otherwise expressly provided in Section 7.4 with respect to the Transferor, it is the intention of the parties to this Agreement that the Investor Certificateholders shall not be personally liable for obligations of the Trust, that the Undivided Interests represented by the Certificates shall be non-assessable for any losses or expenses of the Trust or for any reason whatsoever, and that Certificates upon authentication thereof by the Trustee pursuant to Sections 2.1 and 6.2 are and shall be deemed fully paid.

               Section 13.9 FURTHER ASSURANCES. The Transferor and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables and the other Trust Property for filing under the provisions of the UCC of any applicable jurisdiction.

               Section 13.10 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Trustee, any Enhancement Provider or the Investor Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

               Section 13.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

               Section 13.12 THIRD-PARTY BENEFICIARIES. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and, to the extent provided in the related Supplement, to the Enhancement Provider named therein, and their respective successors and permitted assigns. Except as otherwise provided in this Article XIII, no other Person will have any right or obligation hereunder.

               Section 13.13 ACTIONS BY CERTIFICATEHOLDERS. (a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Investor Certificateholders, such action, notice or instruction may be taken or given by any Investor Certificateholder, unless such provision requires a specific percentage of Investor Certificateholders.

               (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind such Certificateholder and every subsequent holder of such Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

               (c) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or any Supplement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when required, to the Transferor or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement or any Supplement and conclusive in favor of the Trustee, the Transferor and the Servicer, if made in the manner provided in this Section.

               (d) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

               Section 13.14 RULE 144A INFORMATION. For so long as any of the Investor Certificates of any Series or any Class are "restricted securities" within the meaning of Rule 144A(a)(3) under the Securities Act, each of the Transferor, the Servicer, the Trustee and the Enhancement Provider for such Series agree to cooperate with each other to provide to any Investor Certificateholders of such Series or Class and to any prospective purchaser of Certificates designated by such an Investor Certificateholder upon the request of such Investor Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

               Section 13.15 MERGER AND INTEGRATION. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral (including the Pooling and Servicing Agreement dated as of July 30, 1993, the First Amendment thereto dated as of October 7, 1994 and the Second Amendment thereto dated as of January 31, 1995), are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

               Section 13.16 HEADINGS. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

               IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

               SRI RECEIVABLES PURCHASE CO., INC.
                               Transferor

                               By: JERRY C. IVIE

                               Name: Jerry C. Ivie
                               Title: Senior Vice President,
                                      Secretary and Treasurer

                               SPECIALTY RETAILERS, INC.
                               Servicer

                               By: JERRY C. IVIE

                               Name: Jerry C. Ivie
                               Title: Senior Vice President,
                                      Secretary and Treasurer

                               BANKERS TRUST (DELAWARE)
                               Trustee

                               By: M. LISA WILKINS

                               Name: M. Lisa Wilkins
                               Title: Assistant Secretary

                                                                      EXHIBIT A
                   FORM OF EXCHANGEABLE TRANSFEROR CERTIFICATE
No. 1                                                                 One Unit
                          SRI RECEIVABLES MASTER TRUST
                            ASSET BACKED CERTIFICATE

THIS CERTIFICATE WAS ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY BE SOLD ONLY PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE ACT OR AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE ACT. IN ADDITION, THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. A COPY OF THE POOLING AND SERVICING AGREEMENT WILL BE FURNISHED TO THE HOLDER OF THIS CERTIFICATE BY THE TRUSTEE UPON WRITTEN REQUEST.

                         THIS CERTIFICATE REPRESENTS AN
             UNDIVIDED INTEREST IN THE SRI RECEIVABLES MASTER TRUST

Evidencing an undivided interest in a trust, the corpus of which consists of receivables generated from time to time in the ordinary course of business from a portfolio of consumer revolving credit card accounts generated or to be generated by certain subsidiaries of Specialty Retailers, Inc. ("SRI" or the "SERVICER") and other assets and interests constituting the Trust under the Pooling and Servicing Agreement described below.

                 (Not an interest in or a recourse obligation of
        SRI Receivables Purchase Co., Inc., Specialty Retailers, Inc. or
                        any Affiliate of either of them.)

               This certifies that SRI RECEIVABLES PURCHASE CO., INC. (the "HOLDER" or the "TRANSFEROR," as the context requires) is the registered owner of a fractional undivided interest in the SRI Receivables Master Trust (the "TRUST") issued pursuant to the Amended and Restated Pooling and Servicing Agreement dated August 11, 1995, among the Transferor, SRI, as Servicer, and Bankers Trust (Delaware) as Trustee (the "POOLING AND SERVICING AGREEMENT"; such term to include any amendment or Supplement thereto). The corpus of the Trust consists of all of the Transferor's right, title and interest in, to and under
(i) a portfolio of receivables (the "RECEIVABLES") now existing or hereafter created that are in substantially all of the consumer revolving credit card accounts existing from time to time (the "ACCOUNTS") as of the Cut-off Date, including Receivables arising in connection with the accounts that meet the definition of Automatic Additional Accounts and Supplemental Accounts, all moneys due or to become due with respect thereto (including all Finance Charge Receivables), all proceeds of such Receivables, (ii) the Receivables Purchase

                                       A-1

Agreement, and (iii) Recoveries, all monies due or to become due with respect thereto and all amounts received with respect to the Receivables in existence in the Accounts on the Cut-off Date or generated thereafter, all monies on deposit in the Collection Account, the Interest Funding Account, the Principal Account, the Distribution Account, and the Equalization Account (excluding any investment earnings on such deposited amounts except for such amounts as are on deposit in the Equalization Account), and all other assets and interests constituting the Trust and all proceeds of the foregoing.

               To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Holder by virtue of the acceptance hereof assents and by which the Holder is bound.

               This Certificate has not been registered or qualified under the Securities Act of 1933, as amended, or any state securities law. No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 6.3, 6.9 or 7.2 of the Pooling and Servicing Agreement.

               The Receivables arise generally from amounts charged by Obligors for goods and services plus the related periodic finance charges, and amounts charged to the Accounts in respect of late fees, returned check fees and similar fees and charges.

               This Certificate is the Exchangeable Transferor Certificate (the "CERTIFICATE"), which represents an undivided interest in the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in the Pooling and Servicing Agreement to be paid to the Holder of the Certificate. The aggregate interest represented by this Certificate at any time in the Principal Receivables in the Trust shall not exceed the Transferor Interest at such time. In addition to this Certificate, Series of Investor Certificates will be issued to investors pursuant to the Pooling and Servicing Agreement, each of which will represent an Undivided Interest in the Trust. This Certificate shall not represent any interest in the Investor Accounts or any Enhancement, except to the extent provided in the Pooling and Servicing Agreement. The Transferor Interest on any date of determination will be an amount equal to the aggregate amount of Principal Receivables at the end of the day immediately prior to such date of determination PLUS amounts on deposit in the Equalization Account (but not including any investment earnings thereon) MINUS the Aggregate Invested Amount at the end of such day.

               The Servicer shall deposit all Collections in the Collection Account as promptly as possible after the Date of Processing of such Collections. Unless otherwise stated in any Supplement, throughout the existence of the Trust, the Servicer shall allocate to the Holder of the Certificate an amount equal to the product of (A) the Transferor Percentage and (B) the aggregate amount of such Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, in respect of each Monthly Period. Notwithstanding the first sentence of

                                       A-2

this paragraph, the Servicer need not deposit this amount or any other amounts so allocated to the Certificate pursuant to the Pooling and Servicing Agreement into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to the Holder of the Certificate.

               SRI or any permitted successor or assignee, as Servicer, is entitled to receive as servicing compensation a monthly servicing fee. The portion of the servicing fee which will be allocable to the Holder of the Certificate pursuant to the Pooling and Servicing Agreement will be payable by the Holder of the Certificate and neither the Trust nor the Trustee or the Investor Certifi cateholders will have any obligation to pay such portion of the servicing fee.

               This Certificate does not represent a recourse obligation of, or any interest in, the Transferor or the Servicer. This Certificate is limited in right of payment to certain Collections respecting the Receivables, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

               Upon the termination of the Trust pursuant to Section 12.1 of the Pooling and Servicing Agreement, the Trustee shall assign and convey to the Holder of the Certificate (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, and all proceeds relating thereto. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Holder of the Certificate to vest in such Holder all right, title and interest which the Trustee had in the Receivables.

               Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

                                       A-3

IN WITNESS WHEREOF, the Transferor has caused this Certificate to be duly executed.

                               SRI RECEIVABLES PURCHASE CO., INC.

                               By: ____________________________________

                               Name:
                               Title:

                               Attested to:

                               By: ____________________________________

                               Date:

                                       A-4

                          CERTIFICATE OF AUTHENTICATION

               This is the Exchangeable Transferor Certificate referred to in the within- mentioned Pooling and Servicing Agreement.

               BANKERS TRUST COMPANY, as Authenticating Agent for the Trustee

                               By: ____________________________________
                                           Authorized Signatory

                                       A-5

                                                                     EXHIBIT B

         FORM OF ASSIGNMENT OF RECEIVABLES IN SUPPLEMENTAL ACCOUNTS (As
                required by Subsection 2.6(e)(ii) of the Pooling
                            and Servicing Agreement)

               ASSIGNMENT No. OF RECEIVABLES IN SUPPLEMENTAL AC COUNTS, dated as of ________ __, ___ by and between SRI RECEIVABLES PURCHASE CO. INC., a corporation organized under the laws of the State of Delaware (the "TRANSFEROR"), to BANKERS TRUST (DELAWARE), a banking corporation organized and existing under the laws of the State of New York as Trustee (in such capacity, the "TRUSTEE") pursuant to the Pooling and Servicing Agreement referred to below.

                              W I T N E S S E T H:

               WHEREAS, the Transferor and the Trustee are parties to the Amended and Restated Pooling and Servicing Agreement, dated as of August 11, 1995 (the "POOLING AND SERVICING AGREEMENT"; such term to include any amendment or Supplement thereto) among the Transferor, Specialty Retailers, Inc. as Servicer and the Trustee;

               WHEREAS, pursuant to the Pooling and Servicing Agreement, the Transferor wishes to designate Supplemental Accounts of the Transferor to be included as Accounts and to convey the Receivables of such Supplemental Accounts, whether now existing or hereafter created, to the Trust as part of the corpus of the Trust (as each such term is defined in the Pooling and Servicing Agreement); and

               WHEREAS, the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof;

               NOW, THEREFORE, the Transferor and the Trustee hereby agree as follows:

               1. DEFINED TERMS. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

               "ADDITION DATE" shall mean, with respect to the Supplemental Accounts designated hereby, __________, ______.

               "NOTICE DATE" shall mean, with respect to the Supplemental Accounts designated hereby, _________, _________ (which shall be a date on or prior to the fifth Business Day prior to the Addition Date with respect to additions pursuant to sub-section 2.6(c) of the Pooling and Servicing Agreement and the twentieth

                                       B-1

Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.6(d) of the Pooling and Servicing Agreement).

               2. DESIGNATION OF ADDITIONAL ACCOUNTS. The Transferor shall deliver to the Trustee not later than five Business Days after the Addition Date, a computer file or microfiche list containing a true and complete list of each consumer revolving credit card account which as of the Addition Date shall be deemed to be a Supplemental Account, such accounts being identified by account number and by the amount of Receivables in each such account as of the close of business on the Addition Date. Such file or list shall be marked as
Schedule 1 to this Assignment and, as of the Addition Date, shall be incorporated into and made a part of this Assignment.

               3. CONVEYANCE OF RECEIVABLES. The Transferor does hereby transfer, assign, set-over and otherwise convey to the Trust for the benefit of the Certificateholders, without recourse on and after the Addition Date, all right, title and interest of the Transferor in and to the Receivables now existing and hereafter created in the Supplemental Accounts designated hereby, all monies due or to become due with respect thereto (including all Finance Charge Receivables) and all proceeds of such Receivables.

                             (a) In connection with such transfer, the
               Transferor agrees to record and file, at its own expense, a financing statement with respect to the Receivables now existing and hereafter created in the Supplemental Accounts designated hereby (which may be a single financing statement with respect to all such Receivables) for the transfer of accounts as defined in
               Section 9-106 of the UCC as in effect in the Relevant UCC State meeting the requirements of applicable state law in such manner and such jurisdictions as are necessary to perfect the as signment of such Receivables to the Trust, and to deliver a file-stamped copy of such financing statement or other evidence of such filing (which may, for purposes of this Section 3, consist of telephone confirmation of such filing) to the Trustee on or prior to the date of this Assignment.

                             (b) In connection with such transfer, the
               Transferor further agrees, at its own expense, on or prior to the date of this Assignment to indicate in its computer files that Receivables created in connection with the Supplemental Accounts designated hereby have been transferred to the Trust pursuant to this Assignment for the benefit of the Certificateholders.

               4. ACCEPTANCE BY TRUSTEE. The Trustee hereby acknowledges its acceptance on behalf of the Trust for the benefit of the Certificateholders of all right, title and interest previously held by the Transferor in and to the receivables now existing and hereafter created, and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Certificateholders.

                                       B-2

               5. REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR. The Transferor hereby represents and warrants to the just as of the Addition Date:

                             (a) LEGAL VALID AND BINDING OBLIGATION. This
               Assignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                             (b) SELECTION PROCEDURES. No selection procedures
               believed by the Transferor to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Supplemental Accounts designated hereby from the available Eligible Accounts held by the Trust Portfolio.

                             (c) INSOLVENCY. The Transferor is not insolvent and
               after giving effect to the conveyance set forth in Section 3 of this Assignment, will not be insolvent.

                             (d) SECURITY INTEREST. This Assignment constitutes
               either (i) a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to Receivables now existing and hereafter created in the Supplemental Accounts designated hereby, and all proceeds (as defined in the UCC as in effect in the Relevant UCC State) of such Receivables, and such Receivables and any proceeds thereof will be held by the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates except for (x) Permitted Liens, (y) the interest of the Holder of the Exchangeable Transferor Certificate and (z) the Transferor's right to receive interest accruing on, and investment earnings in respect of, the Interest Funding Account, the Principal Account and any Series Account as provided in the Pooling and Servicing Agreement or any Series Supplement; or (ii) it constitutes a grant of a security interest (as defined in the UCC as in effect in the Relevant UCC State) in such property to the Trust, which is enforceable with respect to the existing Receivables of the Supplemental Accounts designated hereby, the proceeds (as defined in the UCC as in effect in the Relevant UCC State) thereof upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Supplemental Accounts designated hereby, the proceeds (as defined in the UCC as in effect in the Relevant UCC State) thereof, upon such creation; and (iii) if this Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of a financing statement described in
               Section 3 of this Assignment with respect to the Supplemental Accounts designated hereby and in the case of the Receivables of such Supplemental

                                       B-3

               Accounts thereafter created and the proceeds (as defined in the UCC as in effect in the Relevant UCC State) thereof, upon such creation, the Trust shall have a first priority perfected security interest in such property, except for Permitted Liens.

               6. CONDITIONS PRECEDENT. The acceptance by the Trustee set forth in Section 4 and the amendment of the Pooling and Servicing Agreement set forth in Section 7 are subject to the satisfaction, on or prior to the Addition Date, of the following conditions precedent:

                             (a) OFFICER'S CERTIFICATE. The Transferor shall
               have delivered to the Trustee a certificate of a Vice President or more senior officer substantially in the form of Schedule 2 hereto, certifying that (i) all requirements set forth in Section
               2.6 of the Pooling and Servicing Agreement for designating Supplemental Accounts and conveying the Receivables of such Accounts, whether now existing or hereafter created, have been satisfied and (ii) each of the representations and warranties made by the Transferor in Section 5 is true and correct as of the Addition Date.

                             (b) OPINION OF COUNSEL. The Transferor shall have
               delivered to the Trustee an Opinion of Counsel with respect to the Supplemental Accounts designated hereby substantially in the form of Exhibit F to the Pooling and Servicing Agreement.

                             (c) ADDITIONAL INFORMATION. The Transferor shall
               have delivered to the Trustee such information as was reasonably requested by the Trustee to satisfy itself as to the accuracy of the representation and warranty regarding the insolvency of the Transferor set forth in subsection 5(c) to this Assignment.

               7. AMENDMENT OF THE POOLING AND SERVICING AGREEMENT. The Pooling and Servicing Agreement is hereby amended to provide that all references therein to the "Pooling and Servicing Agreement," to "this Agreement" and "herein" shall be deemed from and after the Addition Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Assignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Pooling and Servicing Agreement.

               8. COUNTERPARTS. This Assignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

               9. GOVERNING LAW. THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF

                                       B-4

NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAW PROVISIONS.

               IN WITNESS WHEREOF, the undersigned have caused this Assignment of Receivables in Supplemental Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                               SRI RECEIVABLES PURCHASE CO., INC.

                               By: ____________________________________

                               Name:
                               Title

                               BANKERS TRUST (DELAWARE), Trustee

                               By: ____________________________________

                               Name:
                               Title:

                                       B-5

                                   Schedule 1
                                to Assignment of
                                 Receivables in
                              SUPPLEMENTAL ACCOUNTS

                              SUPPLEMENTAL ACCOUNTS

                                       B-6

                                   Schedule 2
                                to Assignment of
                                 Receivables in
                              SUPPLEMENTAL ACCOUNTS

                       SRI Receivables Purchase Co., Inc.
                          SRI Receivables Master Trust
                              Officer's Certificate

               ___________, a duly authorized officer of SRI Receivables Purchase Co., Inc., a corporation organized and existing under the laws of the State of Delaware (the "TRANSFEROR"), hereby certifies and acknowledges on behalf of the Transferor that to the best of his knowledge the following statements are true on _____, ______, (the "ADDITION DATE"), and further acknowledges on behalf of the Transferor that this Officer's Certificate will be relied upon by Bankers Trust (Delaware), as Trustee (the "TRUSTEE") of the SRI Receivables Master Trust in connection with the Trustee entering into Assignment No. ___ of Receivables in Supplemental Accounts, dated as of the Addition Date (the "ASSIGNMENT"), by and between the Transferor and the Trustee, in connection with the Amended and Restated Pooling and Servicing Agreement, dated as of August 11, 1995 , (the "POOLING AND SERVICING AGREEMENT"; such term to include any amendment or supplement thereto), among the Transferor, Specialty Retailers, Inc., as Servicer, and the Trustee. The undersigned hereby certifies and acknowledges on behalf of the Transferor that:

               (a) On or prior to the Addition Date, the Transferor has delivered to the Trustee the Assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Investor Certificateholders) and the Transferor has indicated in its computer files that the Receivables created in connection with the Supplemental Accounts have been transferred to the Trust and within five Business Days after the Addition Date the Transferor shall deliver to the Trustee or the bailee of the Trustee a computer file or microfiche list containing a true and complete list of all Supplemental Accounts identified by account number and the aggregate amount of the Receivables in such Supplemental Accounts as of the Addition Date, which computer file or microfiche list shall be, as of the date of such Assignment, incorporated into and made a part of such Assignment and the Pooling and Servicing Agreement.

               (b) LEGAL VALID AND BINDING OBLIGATION. The Assignment constitutes a legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors, rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

               (c) SELECTION PROCEDURES. No selection procedures believed by the Transferor to be materially adverse to the interests of the Investor Certificateholders were utilized

                                       B-7

in selecting the Supplemental Accounts designated hereby from the available Eligible Accounts in the Federated Portfolio.

               (d) INSOLVENCY. The Transferor is not insolvent and, after giving effect to the conveyance set forth in Section 3 of the Assignment, will not be insolvent.

               (e) SECURITY INTEREST. The Assignment constitutes either (i) a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to Receivables now existing and hereafter created in the Supplemental Accounts designated pursuant to the Assignment, and all proceeds (as defined in the UCC as in effect in the Relevant UCC State) of such Receivables, and such Receivables and any proceeds thereof will be held by the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates except for (x) Permitted Liens, (y) the interest of the Transferor as holder of the Exchangeable Transferor Certificate and (z) the Transferor's right to receive interest accruing on, and investment earnings in respect of, the Interest Funding Account, the Principal Account or any Series Account as provided in the Pooling and Servicing Agreement and any Supplement; or (ii) a grant of a security interest (as defined in the UCC as in effect in the Relevant UCC State) in such property to the Trust, which is enforceable with respect to the existing Receivables of the Supplemental Accounts designated pursuant to the Assignment, the proceeds (as defined in the UCC as in effect in the State of Relevant UCC State) thereof upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Supplemental Accounts designated pursuant to the Assignment, and the proceeds (as defined in the UCC as in effect in the Relevant UCC State) thereof, upon such creation; and (iii) if the Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of a financing statement described in Section 3 of the Assignment with respect to the Additional Accounts designated pursuant to the Assignment and in the case of the Receivables of such Additional Accounts thereafter created and the proceeds (as defined in the UCC as in effect in the Relevant UCC State) thereof, upon such creation, the Trust shall have a first priority perfected security interest in such property, except for Permitted Liens.

               (f) REQUIREMENTS OF THE POOLING AND SERVICING AGREEMENT. All requirements set forth in Section 2.6 of the Pooling and Servicing Agreement for designating Additional Accounts and conveying the Principal Receivables of such Accounts, whether now exist ing or hereafter created, have been satisfied.

               Initially capitalized terms used herein and not otherwise defined are used as defined in the Pooling and Servicing Agreement.

                                       B-8

               IN WITNESS WHEREOF, I have hereunto set my hand this day of
_________ ____.

                               SRI RECEIVABLES PURCHASE CO., INC.

                               By: ____________________________________

                               Name:
                               Title:

                                       B-9
                                                                      EXHIBIT C
                              FORM OF DAILY REPORT

                                 [SEE ATTACHED]

                                       C-1

                                                                      EXHIBIT D
                          FORM OF SETTLEMENT STATEMENT

                                 [SEE ATTACHED]

                                       D-1

                                                                      EXHIBIT E
                    FORM OF QUARTERLY SERVICER'S CERTIFICATE
                       SRI RECEIVABLES PURCHASE CO., INC.

                  --------------------------------------------

                          SRI RECEIVABLES MASTER TRUST

                  --------------------------------------------

               The undersigned, a duly authorized representative of Specialty Retailers, Inc. ("SRI"), as Servicer pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of August 11, 1995 (the "POOLING AND SERVICING AGREEMENT"; such term to include any amendment or supplement thereto), by and among SRI Receivables Purchase Co., Inc. (the "TRANSFEROR"), SRI, as Servicer and Bankers Trust (Delaware), as trustee (the "TRUSTEE") does hereby certify that:

                             1. SRI is Servicer under the Pooling and Servicing
               Agreement.

                             2. The undersigned is duly authorized pursuant to
               the Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

                             3. This Certificate is delivered pursuant to
               Section 3.5 of the Pooling and Servicing Agreement.

                             4. A review of the activities of the Servicer
               during (the period from the Closing Date until) (the approximately twelve month period ended), 19___ was conducted under our supervision.

                             5. Based on such review, the Servicer has, to the
               best of our knowledge, fully performed all its obligations under the Pooling and Servicing Agreement throughout such period and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 6 below.

                             6. The following is a description of each default
               in the performance of the Servicer's obligations under the provisions of the Pooling and Servicing Agreement, including any Supplement, known to us to have been made during such period which sets forth in detail (i) the nature of each such default,
               (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default:

                         [If applicable, insert "None."]

                                       E-1

               IN WITNESS WHEREOF, the undersigned has duly executed this certificate this _____ day of __________, ______.

                               SPECIALTY RETAILERS, INC.,
                               as Servicer

                               ________________________________________

                               Name:
                               Title:

                                       E-2
                                                                     EXHIBIT F

           FORM OF OPINION OF COUNSEL REGARDING SUPPLEMENTAL ACCOUNTS

                MATTERS TO BE COVERED IN OPINION OF COUNSEL TO BE
             DELIVERED PURSUANT TO SECTION 2.6(E)(VI) OF THE AMENDED
               AND RESTATED POOLING AND SERVICING AGREEMENT, DATED
                                 AUGUST 11, 1995

               The opinions set forth below may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the opinion of the Transferor's counsel with respect to similar matters delivered on the Closing Date. Such counsel may rely as to factual matters on certificates of officers of the Transferor and the Servicer.

               (i) The Assignment has been duly authorized, executed and delivered by the Transferor and constitutes the valid and legally binding agreement of the Transferor, enforceable against the Transferor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and except as such enforceability may be limited by general equity principles (whether considered in a suit in law or equity).

               (ii) The provisions of the Pooling and Servicing Agreement are effective to create, in favor of the Trustee for the benefit of the Holders of the Certificates, a valid security interest in the Receivables and the proceeds thereof. Such security interest constitutes a first priority perfected security interest in such Receivables and the proceeds thereof. Except for Permitted Liens, no other security interest of any creditor of the Transferor is equal or prior to the security interest of the Trustee in such Receivables.

               (iii) No filing or other action, other than the filing of a Uniform Commercial Code financing statement in the recording offices in the Relevant UCC State is necessary to perfect or maintain the security interest in the Receivables and the proceeds thereof, except that (a) appropriate Uniform Commercial Code continuation statements must be filed within the period of six months prior to the expiration of five years from the date of the original filing, (b) if the Transferor changes its name, identity or corporate structure, appropriate Uniform Commercial Code financing statements must be filed prior to the expiration of four months after the Transferor changes its name, identity or corporate structure and (c) if the Transferor changes its chief executive office or principal place of business to a jurisdiction other than the State of Delaware, such security interest must be perfected in such jurisdiction within four months of the date on which the change occurs (or earlier, if perfection under the laws of such jurisdiction would have otherwise ceased as set forth in clause (a) above).

                                       F-1

                                                                      EXHIBIT G
                        FORM OF ANNUAL OPINION OF COUNSEL

               The opinion set forth below, which is to be delivered pursuant to subsection 13.2(d)(ii) of the Amended and Restated Pooling and Servicing Agreement, dated August 11, 1995 may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the opinion of counsel delivered on the Initial Closing Date with respect to similar matters.

               No filing or other action, other than such filing or action described in such opinion, is necessary from the date of such opinion through of the following year to continue the perfected status of the interest of the Trust in the collateral described in the financing statements referred to in such opinion.

                                       G-1
                                                                      EXHIBIT H
                       FORM OF REASSIGNMENT OF RECEIVABLES

REASSIGNMENT NO. _____ OF RECEIVABLES, dated as of August 11, 1995, by and between SRI RECEIVABLES PURCHASE CO., INC., a corporation organized and existing under the laws of the State of Delaware (the "TRANSFEROR"), and BANKERS TRUST (DELAWARE), a banking corporation organized under the laws of the State of New York (the "TRUSTEE") pursuant to the Pooling and Servicing Agreement referred to below.

                              W I T N E S S E T H:

               WHEREAS, the Transferor and the Trustee are parties to the Amended and Restated Pooling and Servicing Agreement, dated as of August 11, 1995 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "POOLING AND SERVICING AGREEMENT") by and among the Transferor, Specialty Retailers, Inc. as Servicer, and the Trustee;

               WHEREAS, pursuant to SECTION 2.7 of the Pooling and Servicing Agreement, the Transferor wishes to remove all Receivables from certain designated Accounts (collectively, the "REMOVED ACCOUNTS") and to cause the Trustee to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to the Transferor (as each such term is defined in the Pooling and Servicing Agreement); and

               WHEREAS, the Trustee is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof.

               NOW THEREFORE, the Transferor and the Trustee hereby agree as follows:

               1. DEFINED TERMS. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

                             "REMOVAL DATE" shall mean, with respect to the
               Removed Accounts designated hereby, ___________, _____.

                             "REMOVAL NOTICE DATE" shall mean, with respect to
               the Removed Accounts designated hereby, _________, ______ (which shall be a date on or prior to the fifth Business Day prior to the Removal Date).

               2. DESIGNATION OF REMOVED ACCOUNTS. The Transferor shall deliver to the Trustee or the bailee of the Trustee, not later than five Business Days after the Removal Date, a computer file or microfiche list containing a true and complete list of each revolving consumer

                                       H-1

credit card account which as of the Removal Date shall be deemed to be a Removed Account, such accounts being identified by account number and by the aggregate amount of Receivables in such accounts as of the close of business on the Removal Date. Such list shall be marked as Schedule 1 to this Reassignment and shall be incorporated into and made a part of this Reassignment as of the Removal Date.

               3. CONVEYANCE OF RECEIVABLES.

                             (a) The Trustee does hereby reconvey to the
               Transferor, without recourse, representation or warranty, on and after the Removal Date, all right, title and interest of the Trust in and to the Receivables now existing and hereafter created in the Removed Accounts designated hereby, all monies due or to become due with respect thereto (including all Finance Charge Receivables) and all proceeds (as defined in Section 9-306 of the UCC as in effect in the Relevant UCC State) of such Receivables.

                             (b) In connection with such transfer, the Trustee
               agrees to execute and deliver to the Transferor on or prior to the date of this Reassignment, a termination statement with respect to the Receivables now existing and hereafter created in the Removed Accounts designated hereby evidencing the release by the Trust of its Lien on the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to remove such Lien.

               4. REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR. The Transferor hereby represents and warrants to the Trust as of the Removal Date:

                             (a) LEGAL, VALID AND BINDING OBLIGATION. This
               Reassignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors, rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                             (b) SELECTION PROCEDURES. No selection procedures
               believed by the Transferor to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Removed Accounts designated hereby.

               5. CONDITIONS PRECEDENT. The amendment of the Pooling and Servicing Agreement set forth in Section 6 hereof is subject to the satisfaction, on or prior to the Removal Date, of the following condition precedent:

                                       H-2

               The Transferor shall have delivered to the Trustee an Officer's Certificate certifying that (i) as of the Removal Date, all requirements set forth in Section 2.7 of the Pooling and Servicing Agreement for designating Removed Accounts and reconveying the Receivables of such Removed Accounts, whether now existing or hereafter created, have been satisfied, and (ii) each of the representations and warranties made by the Transferor in Section 4 hereof is true and correct as of the Removal Date. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

               6. AMENDMENT OF THE POOLING AND SERVICING AGREEMENT. The Pooling and Servicing Agreement is hereby amended to provide that all references therein to the "Pooling and Servicing Agreement", to "this Agreement" and "herein" shall be deemed from and after the Removal Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Reassignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Pooling and Ser vicing Agreement.

               7. COUNTERPARTS. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

               8. Governing Law. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

               IN WITNESS WHEREOF, the undersigned have caused this Reassignment of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                               SRI RECEIVABLES PURCHASE CO., INC.

                               By: _____________________________________

                               Name:
                               Title:

                                       H-3

                               BANKERS TRUST (DELAWARE), Trustee

                               By: ____________________________________

                               Name:
                               Title:

                                       H-4

                                   Schedule 1
                                 to Reassignment
                                 OF RECEIVABLES

                                REMOVED ACCOUNTS
                                                                      EXHIBIT I
                       FORM OF RECONVEYANCE OF RECEIVABLES

     RECONVEYANCE OF RECEIVABLES, dated as of August 11, 1995 by and between SRI RECEIVABLES PURCHASE CO., INC., a corporation organized and existing under the laws of the State of Delaware (the "TRANSFEROR"), and BANKERS TRUST (DELAWARE), a banking corporation organized and existing under the laws of the State of New York (the "TRUSTEE") pursuant to the Pooling and Servicing Agreement referred to below.

                              W I T N E S S E T H:

               WHEREAS, the Transferor and the Trustee are parties to the Amended and Restated Pooling and Servicing Agreement dated as of August 11, 1995 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "POOLING AND SERVICING AGREEMENT"), by and among the Transferor, Specialty Retailers, Inc. as Servicer, and the Trustee;

               WHEREAS, pursuant to the Pooling and Servicing Agreement, the Transferor wishes to cause the Trustee to reconvey all of the Receivables and proceeds thereof, whether now existing or hereafter created, from the Trust to the Transferor pursuant to the terms of Section 12.4 of the Pooling and Servicing Agreement upon termination of the Trust pursuant to subsection 12.1(a) of the Pooling and Servicing Agreement (as each such term is defined in the Pooling and Servicing Agreement);

               WHEREAS, the Trustee is willing to reconvey the Receivables subject to the terms and conditions hereof;

               NOW THEREFORE, the Transferor and the Trustee hereby agree as follows:

               1. DEFINED TERMS. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

               "RECONVEYANCE DATE" shall mean ________ __, 19__.

               2. RETURN OF LISTS OF ACCOUNTS. The Trustee shall deliver to the Transferor or the bailee of the Transferor, not later than three Business Days after the Reconveyance Date, each and every computer file or microfiche list of Accounts delivered to the Trustee pursuant to the terms of the Pooling and Servicing Agreement.

                                       I-1

               3. CONVEYANCE OF RECEIVABLES.

                             (a) The Trustee does hereby reconvey to the
               Transferor, without recourse, representation or warranty, on and after the Reconveyance Date, all right, title and interest of the Trust in and to each and every Receivable now existing and hereafter created in the Accounts, all monies due or to become due with respect thereto (including all Finance Charge Receivables), all proceeds (as defined in Section 9-306 of the UCC as in effect in the Relevant UCC State) of such Receivables, except for amounts, if any, held by the Trustee pursuant to subsection 12.3(b) of the Pooling and Servicing Agreement.

                             (b) In connection with such transfer, the Trustee
               agrees to execute and deliver to the Transferor on or prior to the date of this Reconveyance, such UCC termination statements as the Transferor may reasonably request, evidencing the release by the Trust of its lien on the Receivables.

               4. COUNTERPARTS. This Reconveyance may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

               5. GOVERNING LAW. THIS RECONVEYANCE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

               IN WITNESS WHEREOF, the undersigned have caused this Reconveyance of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                               SRI RECEIVABLES PURCHASE CO., INC.


                               By _____________________________________

                               Name:
                               Title:

                               BANKERS TRUST (DELAWARE), Trustee

                               By _____________________________________

                               Name:
                               Title:

                                       I-2

                                                                     SCHEDULE I
                                LIST OF ACCOUNTS

                              (Deemed Incorporated)

                                       I-3

                                                                      EXHIBIT J
                         FORM OF AGREED-UPON PROCEDURES

The Servicer and Trustee will engage a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or any of its subsidiaries) to perform certain agreed upon procedures substantially similar to the following:

1) The accountants will obtain the schedules showing the daily roll forward of accounts receivable activity (hereinafter referred to as the daily roll forward schedule) for 5% of the days within the period and compare amounts in excess of $5,000 set forth on the daily roll forward schedule representing charge sales, returns, cash collections, finance charges, credit adjustments and daily ending accounts receivable balances with the corresponding amounts set forth in the accounts receivable subsidiary ledgers and verify the mathematical accuracy of the daily roll forward.

2) For the 5% of the days within the period, the accountants will compare the store and mail payments appearing on the daily roll forwards to a credit entry on the relevant bank statement.

3) The accountants will obtain a listing of new account applications for the period and select 50 approved accounts from the listing and compare the account scoring with the minimum account scoring required for approval as provided by the Servicer.

4) The accountants will obtain a listing of applications denied for 10 days during the period and select five accounts from the listing for each day and compare the account scoring set forth on the listing to the minimum account scoring required for approval as provided by the Servicer.

5) The accountants will report the accounts receivable agings for five cycle closings during the period and determine the aggregate customer balances in the "greater than 240 days" and "current delinquent" categories as reflected on the accounts receivable aging.

6) The accountants will select 20 individual customer statements from the period and (i) recalculate finance charges appearing on the customer statement based upon the appropriate APR and (ii) recompute the minimum payment amount based upon information contained in the standard account application.

7) For 5% of the days within the period, the accountants will compare beginning principal receivables, ending principal receivables, principal collections credit adjustments and finance charge collections, appearing on the Daily Report with the corresponding amounts appearing in the daily roll forward schedule.

                                       J-1

8) For 5% of the days within the period, the accountants will recompute the daily allocation of principal and finance charge collections to each series based upon information appearing on the Daily Reports.

9) For 5% of the days within the period, the public accountants will agree the cash transfers indicated on the Daily Reports to entries on the relevant bank statements.

10) For each settlement statement, the accountants will compare the information appearing therein to the information appearing in the corresponding Daily Reports.

11) The public accountants will inquire as to changes in the Transferor's finance charge and minimum payment requirements.

                                       J-1
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